UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CARNIVAL CORPORATION

CARNIVAL PLC

(Name of Registrants as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF 2021 ANNUAL MEETINGS

OF SHAREHOLDERS AND

PROXY STATEMENT

Tuesday, April 20, 2021

at 8:30 a.m., local time

Carnival Place

3655 NW 87th Avenue

Miami, Florida 33178

United States

LETTER TO SHAREHOLDERS FROM THE CHAIR	1

VOTING INFORMATION	2

NOTICE OF 2021 ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS	3

NOTICE OF 2021 ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS	6

PROXY STATEMENT	13

GOVERNANCE	14
PROPOSALS 1-12 Election or Re-Election of Directors	14
Board and Committee Governance	23
Director Compensation	29
Related Person Transactions	32

SHARE OWNERSHIP	35
Share Ownership of Certain Beneficial Owners and Management	35

COMPENSATION	39
PROPOSAL 13 Advisory (Non-Binding) Vote to Approve Executive Compensation	39
PROPOSAL 14 Advisory (Non-Binding) Vote to Approve the Carnival plc Directors’ Remuneration Report	40
Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report – Part I	40
Report of the Compensation Committees	63
Compensation Committee Interlocks and Insider Participation	63
Compensation Tables	63
Potential Payments Upon Termination or Change of Control	70
U.S. CEO Pay Ratio	74

AUDIT MATTERS	75
Report of the Audit Committees	75
Independent Registered Public Accounting Firm	76
PROPOSALS 15 & 16 Re-Appointment and Remuneration of Independent Auditors of Carnival plc and Ratification of Independent Registered Public Accounting Firm of Carnival Corporation	77

OTHER PROPOSALS	78
PROPOSAL 17 Receipt of Accounts and Reports of Carnival plc	78
PROPOSALS 18 & 19 Approval of the Grant of Authority to Allot New Carnival plc Shares and the Disapplication of Pre-Emption Rights Applicable to the Allotment of New Carnival plc Shares	78
PROPOSAL 20 General Authority to Buy Back Carnival plc Ordinary Shares	80
PROPOSAL 21 Approval of the Amendment of the Carnival Corporation 2020 Stock Plan	81

QUESTIONS AND ANSWERS	96
Questions Applicable to All Shareholders	96
Questions Specific to Shareholders of Carnival Corporation	101
Questions Specific to Shareholders of Carnival plc	104

ANNEX A Carnival plc Directors’ Report	A-1
ANNEX B Carnival plc Directors’ Remuneration Report – Part II	B-1
ANNEX C Carnival plc Corporate Governance Report	C-1
ANNEX D Amendment of the Carnival Corporation 2020 Stock Plan	D-1

Carnival Corporation & plc 2021 Proxy Statement	i

LETTER TO SHAREHOLDERS FROM THE CHAIR

Dear Fellow Shareholders:

You are cordially invited to attend our joint Annual Meetings of Shareholders at Carnival Place, 3655 NW 87th Avenue, Miami, Florida 33178, United States on Tuesday, April 20, 2021. The meetings will commence at 8:30 a.m., and although there are technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa.

Details regarding the matters to be voted on are contained in the attached Notices of Annual Meetings of Shareholders and Proxy Statement. Because of the dual listed company arrangement, all voting will take place on a poll (or ballot).

As the current situation with COVID-19 evolves, we continue to closely monitor the public health advisors and governmental regulations and guidelines on holding large public events and gatherings, as well as travel bans. Based on this advice at the time of writing, the Boards have decided to make some changes to the format of the Annual Meetings of Shareholders this year. Please read the section “Safety and Security Measures” included in the Notices of Annual Meetings below for further details on how we plan to conduct the meetings to prioritize the safety and security of our employees, shareholders and other stakeholders.

While we welcome the opportunity to engage with our shareholders in person at the Annual Shareholders Meetings, we strongly encourage shareholders to follow public health advice before deciding whether to attend the meeting or not.

Your vote is important. We encourage you to vote as soon as possible to ensure your vote is recorded promptly, even if you plan to attend the Annual Meetings of Shareholders.

The Boards will continue to monitor the situation closely and may need to make further adjustments to how the Annual Shareholders Meetings are conducted. Shareholders planning to attend the meeting should therefore check the “Investor Relations” section of our website at www.carnivalcorp.com or www.carnivalplc.com for any updates. The Boards of Directors recommend that you vote in favor of Proposals 1 through 21 and consider their approval to be in the best interests of Carnival Corporation and Carnival plc and their shareholders.

Thank you for your ongoing interest in, and continued support of, Carnival Corporation & plc.

March 11, 2021	Sincerely,

Micky Arison
Chair of the Boards of Directors

Carnival Corporation & plc 2021 Proxy Statement	1

VOTING INFORMATION

Your vote is important. We encourage you to vote as soon as possible, even if you plan to attend the Annual Meetings of Shareholders.

Who is Eligible to Vote?

Carnival Corporation Shareholders	Carnival plc Shareholders
You are eligible to vote if you were a shareholder as of the close of business (EDT) on February 19, 2021.	You are eligible to vote if you are a shareholder as of 6:30 p.m. (BST) on April 16, 2021.

How to Vote?

To make sure your vote is counted, please cast your vote as soon as possible by one of the following methods:

Carnival Corporation Shareholders*		Carnival plc Shareholders
•	Using the Internet at www.proxyvote.com	•	Using the Internet at www.sharevote.co.uk
•	Calling toll-free 1-800-690-6903	•	Using CREST electronic proxy appointment service (if you hold your shares through CREST)
•	Mailing your signed form	•	Mailing your signed proxy form

*	If you are a record holder or your bank or broker utilizes Broadridge. Otherwise, your bank or broker will provide you with instructions on how to vote.

All eligible shareholders may vote in person at the 2021 Annual Meetings of Shareholders. Please refer to details about how to vote in person in the “Question and Answers” section.

Important Note: If you plan to attend the 2021 Annual Meetings of Shareholders please see the Notice of Annual Meetings for important details on admission requirements.

Directions

For directions to the 2021 Annual Meetings of Shareholders, you may contact Investor Relations at Carnival Corporation & plc, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428, United States or via email at ir@carnival.com.

Enroll for Electronic Delivery

We encourage shareholders to sign up to receive future proxy materials electronically. If you have not already enrolled, please consider doing so as it is simple, saves time and money, and is environmentally friendly.

Carnival Corporation Shareholders	Carnival plc Shareholders
www.investordelivery.com	www.shareview.co.uk

2	Carnival Corporation & plc 2021 Proxy Statement

Carnival Place

3655 N.W. 87th Avenue

Miami, Florida 33178-2428

United States

NOTICE OF 2021 ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS

When	Where

Tuesday, April 20, 2021 8:30 a.m., local time	Carnival Place 3655 NW 87th Avenue Miami, Florida 33178 United States

We are pleased to invite you to attend Carnival Corporation’s 2021 Annual Meeting of Carnival Corporation Shareholders.

Items of Business

1.	To re-elect Micky Arison as a Director of Carnival Corporation and as a Director of Carnival plc.

2.	To re-elect Sir Jonathon Band as a Director of Carnival Corporation and as a Director of Carnival plc.

3.	To re-elect Jason Glen Cahilly as a Director of Carnival Corporation and as a Director of Carnival plc.

4.	To re-elect Helen Deeble as a Director of Carnival Corporation and as a Director of Carnival plc.

5.	To re-elect Arnold W. Donald as a Director of Carnival Corporation and as a Director of Carnival plc.

6.	To elect Jeffery J. Gearhart as a Director of Carnival Corporation and as a Director of Carnival plc.

7.	To re-elect Richard J. Glasier as a Director of Carnival Corporation and as a Director of Carnival plc.

8.	To re-elect Katie Lahey as a Director of Carnival Corporation and as a Director of Carnival plc.

9.	To re-elect Sir John Parker as a Director of Carnival Corporation and as a Director of Carnival plc.

10.	To re-elect Stuart Subotnick as a Director of Carnival Corporation and as a Director of Carnival plc.

11.	To re-elect Laura Weil as a Director of Carnival Corporation and as a Director of Carnival plc.

Carnival Corporation & plc 2021 Proxy Statement	3

12.	To re-elect Randall J. Weisenburger as a Director of Carnival Corporation and as a Director of Carnival plc.

13.	To hold a (non-binding) advisory vote to approve executive compensation (in accordance with legal requirements applicable to U.S. companies).

14.	To hold a (non-binding) advisory vote to approve the Carnival plc Directors’ Remuneration Report (in accordance with legal requirements applicable to UK companies).

15.

To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors of Carnival plc and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Carnival Corporation.

16.	To authorize the Audit Committee of Carnival plc to determine the remuneration of the independent auditors of Carnival plc (in accordance with legal requirements applicable to UK companies).

17.	To receive the UK accounts and reports of the Directors and auditors of Carnival plc for the year ended November 30, 2020 (in accordance with legal requirements applicable to UK companies).

18.	To approve the giving of authority for the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies).

19.	To approve the disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies).

20.

To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market (in accordance with legal requirements applicable to UK companies desiring to implement share buy back programs).

21.	To approve the Amendment of the Carnival Corporation 2020 Stock Plan.

22.	To transact such other business as may properly come before the meeting.

Record Date

The Board of Directors set February 19, 2021 as the record date for the Annual Meeting of Carnival Corporation Shareholders. This means that our shareholders as of the close of business on that date are entitled to receive this notice of the meeting and vote their shares.

How to Vote

Your vote is important. Please review the proxy materials for the 2021 Annual Meeting of Carnival Corporation Shareholders and follow the instructions.

Meeting Admission Requirements

Attendance at the Annual Meeting of Carnival Corporation Shareholders is limited to shareholders and their duly appointed proxies or corporate representatives. Each attendee will be asked to present valid government-issued picture identification, such as a driver’s license or passport. Shareholders holding shares in brokerage accounts (“under a street name”) will need to bring a copy of a brokerage statement reflecting share ownership as of the record date (February 19, 2021).

4	Carnival Corporation & plc 2021 Proxy Statement

Safety and Security Measures

In the interests of mitigating any risks from the ongoing COVID-19 pandemic and to prioritize the well-being of our employees, shareholders and other stakeholders, the following measures will apply at the Annual Shareholders Meetings:

•	social distancing measures will be in place;
•	hand sanitizer will be provided on entry to the venue and must be used;
•	no refreshments will be provided; and
•

attendees will have to comply with the health and safety measures at the venue, including having their temperature taken and the requirement to wear a face mask covering your nose and mouth at all times.

Attendees will be required to comply with any additional federal, state and/or local government guidance in force on the day of the Annual Shareholders Meetings. You should not attend the Annual Shareholders Meetings if you are suffering from any COVID-19 symptoms or you have come into close contact with someone who has tested positive for COVID-19 within the 14 days preceding the date of the Annual Shareholders Meetings. You will be asked to complete a Health Declaration Form upon arrival.

Due to security measures, all bags will be subject to search, and all persons who attend the meeting will be subject to a metal detector and/or a hand wand search. We will be unable to admit anyone who does not comply with these safety and security procedures.

The Boards will continue to monitor the situation closely and may need to make further adjustments to how the Annual Shareholders Meetings are conducted. Shareholders planning to attend the meeting should therefore check the “Investor Relations” section of our website www.carnivalcorp.com or www.carnivalplc.com for any updates.

On behalf of the Board of Directors

ARNALDO PEREZ

Secretary

Carnival Corporation is continuing to take advantage of U.S. Securities and Exchange Commission (“SEC”) rules that allow it to deliver proxy materials over the Internet. Under these rules, Carnival Corporation is sending its shareholders a one-page notice regarding the Internet availability of proxy materials instead of a full set of proxy materials, unless they previously requested to receive printed copies. If you receive this one-page notice, you will not receive printed copies of the proxy materials unless you specifically request them. Instead, this notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells you how to submit your proxy card on the Internet and how to request to receive a printed copy of the proxy materials. All Carnival Corporation shareholders are urged to follow the instructions in the notice and submit their votes using one of the voting methods described in the proxy materials. If you receive a printed copy of the proxy materials, the accompanying envelope for return of the proxy card requires no postage. Any shareholder attending the Annual Meeting of Carnival Corporation Shareholders in Miami, Florida may personally vote on all matters that are considered, in which event any previously submitted proxy will be revoked.

Carnival Corporation & plc 2021 Proxy Statement	5

THIS NOTICE OF ANNUAL GENERAL MEETING IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO ANY ASPECT OF THE PROPOSALS REFERRED TO IN THIS DOCUMENT OR AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISOR AUTHORIZED UNDER THE UK FINANCIAL SERVICES AND MARKETS ACT 2000.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED ALL YOUR SHARES IN CARNIVAL PLC, PLEASE SEND THIS DOCUMENT AND THE ACCOMPANYING DOCUMENTS TO THE PURCHASER OR TRANSFEREE OR TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

(incorporated and registered in England and Wales under number 4039524)

Carnival House

100 Harbour Parade

Southampton SO15 1ST

United Kingdom

NOTICE OF 2021 ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an ANNUAL GENERAL MEETING of Carnival plc will be held at Carnival Place, 3655 NW 87th Avenue, Miami, Florida 33178, United States on Tuesday, April 20, 2021 at 8:30 a.m. (local time), for the purpose of considering and, if thought fit, passing the resolutions described below:

•

Proposals 1 through 18 and Proposal 21 will be proposed as ordinary resolutions. For ordinary resolutions, the required majority is more than 50% of the combined votes cast at this meeting and the Annual Meeting of Carnival Corporation Shareholders.

•

Proposal 19 and 20 will be proposed as special resolutions. For special resolutions, the required majority is not less than 75% of the combined votes cast at this meeting and the Annual Meeting Carnival Corporation Shareholders.

Election or re-election of 12 Directors named in this Proxy Statement

1.	To re-elect Micky Arison as a Director of Carnival Corporation and as a Director of Carnival plc.

2.	To re-elect Sir Jonathon Band as a Director of Carnival Corporation and as a Director of Carnival plc.

3.	To re-elect Jason Glen Cahilly as a Director of Carnival Corporation and as a Director of Carnival plc.

6	Carnival Corporation & plc 2021 Proxy Statement

4.	To re-elect Helen Deeble as a Director of Carnival Corporation and as a Director of Carnival plc.

5.	To re-elect Arnold W. Donald as a Director of Carnival Corporation and as a Director of Carnival plc.

6.	To elect Jeffery J. Gearhart as a Director of Carnival Corporation and as a Director of Carnival plc.

7.	To re-elect Richard J. Glasier as a Director of Carnival Corporation and as a Director of Carnival plc.

8.	To re-elect Katie Lahey as a Director of Carnival Corporation and as a Director of Carnival plc.

9.	To re-elect Sir John Parker as a Director of Carnival Corporation and as a Director of Carnival plc.

10.	To re-elect Stuart Subotnick as a Director of Carnival Corporation and as a Director of Carnival plc.

11.	To re-elect Laura Weil as a Director of Carnival Corporation and as a Director of Carnival plc.

12.	To re-elect Randall J. Weisenburger as a Director of Carnival Corporation and as a Director of Carnival plc.

Executive Compensation

13.	To hold a (non-binding) advisory vote to approve executive compensation (in accordance with legal requirements applicable to U.S. companies).

Directors’ Remuneration Report

14.	To hold a (non-binding) advisory vote to approve the Carnival plc Directors’ Remuneration Report (as set out in the annual report for the year ended November 30, 2020).

Re-appointment and remuneration of Carnival plc auditors and ratification of Carnival Corporation auditors

15.

To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors of Carnival plc and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Carnival Corporation.

16.	To authorize the Audit Committee of the Board of Directors of Carnival plc to determine the remuneration of the independent auditors of Carnival plc.

Accounts and Reports

17.	To receive the UK accounts and the reports of the Directors and auditors of Carnival plc for the year ended November 30, 2020.

Allotment of shares

18.	THAT the Directors of Carnival plc be and they are hereby authorized to allot shares in Carnival plc and to grant rights to subscribe for or convert any security into shares in Carnival plc:

(a)	up to a nominal amount of $101,719,355 (such amount to be reduced by the nominal amount allotted or granted under paragraph (b) below in excess of such sum); and

(b)	up to a nominal amount of $203,438,710 (such amount to be reduced by any allotments or grants made under paragraph (a) above) in connection with an offer by way of a rights issue:

•	to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and
•	to holders of other equity securities as required by the rights of those securities or as the Directors of Carnival plc otherwise consider necessary,

Carnival Corporation & plc 2021 Proxy Statement	7

and so that the Directors of Carnival plc may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter, such authorities to apply until the end of next year’s Carnival plc Annual General Meeting (or, if earlier, until the close of business on July 19, 2022) but, in each case, during this period Carnival plc may make offers and enter into agreements which would, or might, require shares to be allotted or rights to subscribe for or convert securities into shares to be granted after the authority ends and the Directors of Carnival plc may allot shares or grant rights to subscribe for or convert securities into shares under any such offer or agreement as if the authority had not ended.

Disapplication of pre-emption rights

19.

THAT, subject to Proposal 18 passing, the Directors of Carnival plc be given power to allot equity securities (as defined in the UK Companies Act 2006 (the “Companies Act”)) for cash under the authority given by that resolution and/or to sell ordinary shares held by Carnival plc as treasury shares for cash as if Section 561 of the Companies Act did not apply to any such allotment or sale, such power to be limited:

(a)

to the allotment of equity securities and sale of treasury shares for cash in connection with an offer of, or invitation to apply for, equity securities (but in the case of the authority granted under paragraph (b) of Proposal 18, by way of a rights issue only):

•	to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and
•	to holders of other equity securities, as required by the rights of those securities, or as the Directors of Carnival plc otherwise consider necessary,

and so that the Directors of Carnival plc may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter; and

(b)

in the case of the authority granted under paragraph (a) of Proposal 18 and/or in the case of any sale of treasury shares for cash, to the allotment (otherwise than under paragraph (a) above) of equity securities or sale of treasury shares up to a nominal amount of $15,257,903, such power to apply until the end of next year’s Annual General Meeting (or, if earlier, until the close of business on July 19, 2022) but, in each case, during this period Carnival plc may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the power ends and the Directors of Carnival plc may allot equity securities (and sell treasury shares) under any such offer or agreement as if the power had not ended.

General authority to buy back Carnival plc ordinary shares

20.

THAT Carnival plc be and is generally and unconditionally authorized to make market purchases (within the meaning of Section 693(4) of the Companies Act) of ordinary shares of $1.66 each in the capital of Carnival plc subject to the following conditions:

(a)	the maximum number of ordinary shares authorized to be acquired is 18,383,016;

(b)	the minimum price (exclusive of expenses) which may be paid for an ordinary share is $1.66;

8	Carnival Corporation & plc 2021 Proxy Statement

(c)	the maximum price which may be paid for an ordinary share is an amount (exclusive of expenses) equal to the higher of:

•

105% of the average middle market quotation for an ordinary share, as derived from the London Stock Exchange Daily Official List, for the five business days immediately preceding the day on which such ordinary share is contracted to be purchased; and

•	the higher of the last independent trade and the highest current independent bid for an ordinary share on the trading service venue where the purchase is carried out; and

(d)	unless previously revoked or renewed, this authority shall expire on the earlier of:

•	the conclusion of the Annual General Meeting of Carnival plc to be held in 2022; and
•	18 months from the date of this resolution (except in relation to the purchase of ordinary shares, the contract of which was entered into before the expiry of such authority).

Stock Plan

21.	To approve the Amendment of the Carnival Corporation 2020 Stock Plan.

Safety and Security Measures

In the interests of mitigating any risks from the ongoing COVID-19 pandemic and to prioritize the well-being of our employees, shareholders and other stakeholders, the following measures will apply at the Annual Shareholders Meetings:

•	social distancing measures will be in place;
•	hand sanitizer will be provided on entry to the venue and must be used;
•	no refreshments will be provided; and
•

attendees will have to comply with the health and safety measures at the venue including having their temperature taken and the requirement to wear a face mask covering your nose and mouth at all times.

Attendees will be required to comply with any additional federal, state and/or local government guidance in force on the day of the Annual Shareholders Meetings. You should not attend the Annual Shareholders Meetings if you are suffering from any COVID-19 symptoms or you have come into close contact with someone who has tested positive for COVID-19 within the 14 days preceding the date of the Annual Shareholders Meetings. You will be asked to complete a Health Declaration Form upon arrival.

Due to security measures, all bags will be subject to search, and all persons who attend the meeting will be subject to a metal detector and/or a hand wand search. We will be unable to admit anyone to the venue who does not comply with these safety and security procedures.

Carnival Corporation & plc 2021 Proxy Statement	9

The Boards will continue to monitor the situation closely and may need to make further adjustments to how the Annual Shareholders Meetings are conducted. Shareholders planning to attend the meeting should therefore check the “Investor Relations” section of our website at www.carnivalcorp.com or www.carnivalplc.com for any updates.

By Order of the Board Arnaldo Perez Company Secretary January 26, 2021	Registered Office: Carnival House 100 Harbour Parade Southampton SO15 1ST United Kingdom

Voting Arrangements for Carnival plc Shareholders

Carnival plc shareholders can vote in any of the following three ways:

•	by attending the Annual General Meeting and voting in person or, in the case of corporate shareholders, by corporate representatives;

•	by appointing a proxy to attend and vote on their behalf, using the proxy form enclosed with this Notice of Annual General Meeting; or

•	by voting electronically as described below.

Voting in person

If you come to the Annual General Meeting, please bring the attendance card (attached to the enclosed proxy form) with you. This will mean you can register more quickly.

In order to attend and vote at the Annual General Meeting, a corporate shareholder may appoint one or more individuals to act as its representative. The appointment must comply with the requirements of Section 323 of the Companies Act. Each representative should bring evidence of their appointment, including any authority under which it is signed, to the meeting. If you are a corporation and are considering appointing a corporate representative to represent you and vote your shareholding in Carnival plc at the Annual General Meeting, you are strongly encouraged to pre-register your corporate representative to make registration on the day of the meeting more efficient. In order to pre-register, please email your Letter of Representation to Carnival plc’s registrars, Equiniti Limited, at proxyvotes@equiniti.com.

Voting by proxy

A shareholder entitled to attend and vote at the meeting is entitled to appoint a proxy to exercise all or any of their rights to attend, speak and vote in his or her stead. A proxy need not be a shareholder of Carnival plc. A shareholder may appoint more than one proxy provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that shareholder. To appoint more than one proxy, please follow the notes contained in the proxy form. A person who is nominated to enjoy information rights in accordance with Section 146 of the Companies Act, but who is not a shareholder, is not entitled to appoint a proxy.

If you are a person nominated to enjoy information rights in accordance with Section 146 of the Companies Act you may have a right under an agreement between you and the member by whom you

10	Carnival Corporation & plc 2021 Proxy Statement

were nominated to be appointed, or to have someone else appointed, as a proxy for the meeting. If you have no such right, or you have such a right but do not wish to exercise it, you may have a right under such an agreement to give instructions to the member as to the exercise of voting rights.

To be effective, a duly completed proxy form and the authority (if any) under which it is signed, or a notarially certified copy of such authority, must be deposited (whether delivered personally or by post) at the offices of Carnival plc’s registrars, Equiniti Limited, Aspect House, Spencer Road, Lancing BN99 6DA, United Kingdom as soon as possible and in any event no later than 1:30 p.m. (BST) on April 16, 2021. Alternatively, a proxy vote may be submitted via the Internet in accordance with the instructions set out on the proxy form.

In the case of joint registered holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which names stand on the register of shareholders of Carnival plc in respect of the relevant joint holding.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for such instructions, as described in the CREST Manual, which can be viewed at www.euroclear.com. The message, regardless of whether it constitutes the appointment of a proxy or an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by the issuer’s agent (ID RA19) by the latest time(s) for receipt of proxy appointments specified in the Notice of Annual General Meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his or her CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

Carnival plc may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

Voting electronically

Shareholders are entitled to vote online at www.sharevote.co.uk. Shareholders voting electronically should vote as soon as possible, and in any event no later than 1:30 p.m. (BST) on April 16, 2021.

Shareholders who are entitled to attend or vote

Carnival plc, pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, specifies that only those shareholders registered in the register of members of Carnival plc at 6:30 p.m. (BST) on April 16, 2021 shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after 6:30 p.m. (BST) on April 16, 2021 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

Carnival Corporation & plc 2021 Proxy Statement	11

Any shareholder attending the meeting has the right to ask questions. Carnival plc must cause to be answered any such question relating to the business being dealt with at the meeting, but no such answer need be given if:

•	to do so would interfere unduly with the preparation for the meeting or involve the disclosure of confidential information;
•	the answer has already been given on a website in the form of an answer to a question; or
•	it is undesirable in the interests of Carnival plc or the good order of the meeting that the question be answered.

Documents available for inspection

Copies of all service agreements (including letters of appointment) between each Director and Carnival plc will be available for inspection during normal business hours on any weekday (public holidays excluded) at the registered office of Carnival plc from the date of this notice until and including the date of the meeting and at the place of the meeting for at least 15 minutes prior to and during the meeting.

*    *    *

There are 21 Proposals that require shareholder approval at the Annual General Meeting this year. The Directors unanimously recommend that you vote in favor of Proposals 1 through 21 (inclusive). The Directors encourage you to submit your vote using one of the voting methods described herein. Submitting your voting instructions by any of these methods will not affect your right to attend the meeting in person should you so choose.

Website materials

This Proxy Statement and other information required by Section 311A of the Companies Act have been posted on our website at www.carnivalcorp.com and www.carnivalplc.com.

Under Section 527 of the Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require Carnival plc to publish on a website a statement setting out any matter relating to:

•	the audit of Carnival plc’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the Annual General Meeting; or
•

any circumstance connected with an auditor of Carnival plc ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with Section 437 of the Companies Act.

Carnival plc may not require the shareholders requesting any such website publication to pay its expenses in complying with Sections 527 or 528 of the Companies Act. Where Carnival plc is required to place a statement on a website under Section 527 of the Companies Act, it must forward the statement to Carnival plc’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the Annual General Meeting includes any statement that Carnival plc has been required under Section 527 of the Companies Act to publish on a website.

12	Carnival Corporation & plc 2021 Proxy Statement

PROXY STATEMENT

The Board of Directors of each of Carnival Corporation and Carnival plc (together, “Carnival Corporation & plc,” “we,” “our” or “us”) is providing these proxy materials to you in connection with our joint Annual Meetings of Shareholders on Tuesday, April 20, 2021. The Annual Meetings of Shareholders will be held at Carnival Place, 3655 NW 87th Avenue, Miami, Florida 33178, United States. The meetings will commence at 8:30 a.m., local time, and although technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa.

We are furnishing the proxy materials to shareholders on or about March 11, 2021.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETINGS TO BE HELD ON APRIL 20, 2021

The Notice of Annual Meetings of Shareholders, Proxy Statement and the Annual Report are available at www.carnivalcorp.com and www.carnivalplc.com.

Carnival Corporation & plc 2021 Proxy Statement	13

GOVERNANCE

We are committed to governance policies and practices so that shareholder and other stakeholder interests are represented in a thoughtful and independent manner. Sound principles of corporate governance are critical to obtaining and retaining the trust of investors. They are also vital in securing respect from other key stakeholders and interested parties, including our workforce, guests and suppliers, the communities in which we conduct business, government officials and the public-at-large.

Carnival Corporation and Carnival plc operate under a dual listed company (“DLC”) arrangement with primary stock listings in the United States (“U.S.”) and the United Kingdom (“UK”). Accordingly, we implemented a single corporate governance framework consistent, to the extent possible, with the governance practices and requirements of both countries. While there are customs or practices that differ between the two countries, we believe our corporate governance framework effectively addresses the corporate governance requirements of both the U.S. and the UK.

Our corporate governance principles are set forth in our Corporate Governance Guidelines and the charters of our Board Committees. The actions described in these documents, which the Boards have reviewed and approved, implement applicable requirements, including the New York Stock Exchange listing requirements and, to the extent practicable, the UK Corporate Governance Code published by the UK Financial Reporting Council in July 2018 (the “UK Corporate Governance Code”), as well our own vision of good governance. Fiscal 2020 was the first to which the UK Corporate Governance Code applied to Carnival plc.

We will continue to monitor governance developments in the U.S. and the UK to ensure a vigorous and effective corporate governance framework of the highest international standards.

Our Corporate Governance Guidelines, copies of the charters of our Board Committees and our organizational documents are available under the “Governance” section of our website at www.carnivalcorp.com and www.carnivalplc.com.

PROPOSALS 1-12

ELECTION OR RE-ELECTION OF DIRECTORS

The Boards are elected by the shareholders to exercise business judgment to act in what they reasonably believe to be in the best interests of Carnival Corporation & plc and its shareholders. The Boards select and oversee the members of senior management, who are charged by the Boards with conducting the business of the company.

Nominations of Directors

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate Board of Directors, each of which in turn has its own Nominating & Governance Committee. As the DLC arrangement requires that there be identical Boards of Directors, the Nominating & Governance Committees make one set of determinations in relation to both companies.

The Nominating & Governance Committees actively seek individuals qualified to become Board members and recommend to the Boards the nominees to stand for election as Directors at the Annual Meetings of Shareholders or, if applicable, at a Special Meeting of Shareholders.

14	Carnival Corporation & plc 2021 Proxy Statement

GOVERNANCE

Election or Re-Election of Directors

When evaluating prospective candidates for Director, regardless of the source of the nomination, the Nominating & Governance Committees will consider, in accordance with their charter, such factors as they deem appropriate, including, but not limited to:

•	the candidate’s judgment;
•	the candidate’s skill;
•	diversity considerations;
•	the candidate’s experience with businesses and other organizations of comparable size;
•	the interplay of the candidate’s experience with the experience of other members of the Boards; and
•	the extent to which the candidate would be a desirable addition to the Boards and any Committees of the Boards.

Our Corporate Governance Guidelines dictate that diversity should be considered by the Nominating & Governance Committees in the director identification and nomination process. This means that the Nominating & Governance Committees seek nominees who bring a variety of business backgrounds, experiences and perspectives to the Boards. The Boards believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a broad diversity of experience, professions, skills, geographic representations, knowledge and abilities, as well as race, ethnicity, age, gender and sexual orientation and identification, that will allow the Boards to fulfill their responsibilities and the Nominating & Governance Committees assess the effectiveness of this approach as part of the annual evaluations of our Boards of Directors.

As of the date of this Proxy Statement, 25% of the members of the Boards are women (being three of 12 members).

The Nominating & Governance Committees will also use their best efforts to see that the composition of the Boards adheres to the independence requirements applicable to companies listed for trading on the New York Stock Exchange and the London Stock Exchange. The Nominating & Governance Committees and the Boards utilize the same criteria for evaluating candidates regardless of the source of the referral. Other than the foregoing, there are no stated minimum criteria for Director nominees.

The Nominating & Governance Committees identify nominees by first evaluating the current members of the Boards willing to continue in service. As part of director succession planning, current members of the Boards with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Boards with that of obtaining a new perspective. If any member of the Boards does not wish to continue in service or if the Nominating & Governance Committees or the Boards decide not to re-nominate a member for re-election, the Nominating & Governance Committees identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating & Governance Committees and the Boards are polled for suggestions as to individuals meeting the criteria of the Nominating & Governance Committees. The Nominating & Governance Committees may consider candidates proposed by management, but are not required to do so. The Nominating & Governance Committees may engage a third-party search firm to identify and attract potential nominees.

In 2019, we engaged Russell Reynolds Associates to assist us in identifying a Board candidate with significant compliance experience. Through this engagement, the Nominating & Governance Committees identified Jeffrey J. Gearhart, who they proposed to the Boards for appointment to the Boards, which was approved effective April 20, 2020.

Carnival Corporation & plc 2021 Proxy Statement	15

GOVERNANCE

Election or Re-Election of Directors

2021 Nominees for Election or Re-Election to the Boards

The DLC arrangement requires the Boards of Carnival Corporation and Carnival plc to be identical. Shareholders are required to approve the election or re-election of Directors to each Board. There are 12 nominees for election or re-election to each Board of Directors. Each nominee currently serves as a Director of both companies. All nominees for Director are to be elected or re-elected to serve until the next Annual Meetings of Shareholders and until their successors are elected.

All of the nominees have indicated that they will be willing and able to serve as Directors.

With respect to each Board nominee set forth below, the information presented includes such person’s age, the year in which such person first became a Director, any other position held with Carnival Corporation and Carnival plc, such person’s principal occupations during at least the past five years, any directorships held by such nominee in public or certain other companies over the past five years and the nominee’s qualifications, including particular areas of expertise, to serve as a Director.

The Nominating & Governance Committees conducted performance evaluations of the members of our Boards of Directors serving during fiscal 2020 and reported the results to the Boards. The Boards determined that each nominee was an effective and committed member of the Boards and the Board Committees on which each serves. In addition, in 2019, the Nominating & Governance Committees engaged a third-party governance expert to perform an assessment of the effectiveness of the Boards. The third-party governance expert interviewed each Director and members of senior management who interact substantially with the Boards, reviewed the results of the assessment with the Senior Independent Director, and then organized and summarized the assessment for discussion with the full Boards.

Accordingly, the Boards of Directors unanimously recommend a vote FOR the election or re-election of each of the following Director nominees:

Micky Arison

Carnival Corporation Director since 1987 Carnival plc Director since 2003 Age: 71

Mr. Arison has been Chair of the Board of Directors of Carnival Corporation since 1990. He has been Chair of the Board of Directors of Carnival plc since 2003. He was Chief Executive Officer of Carnival Corporation (formerly known as Carnival Cruise Lines) from 1979 to 2013 and was Chief Executive Officer of Carnival plc from 2003 to 2013.

Board Committees: Executive (Chair)

Other Public Company Boards: None

Qualifications:

Mr. Arison’s qualifications to serve on the Boards include his decades of leadership experience with Carnival Corporation & plc, as well as in-depth knowledge of our business, our history and the cruise industry, all gained through almost 50 years of service with our companies.

16	Carnival Corporation & plc 2021 Proxy Statement

GOVERNANCE

Election or Re-Election of Directors

Sir Jonathon Band

Carnival Corporation Director since 2010 Carnival plc Director since 2010 Age: 71

Sir Jonathon served in the British Navy from 1967 until his retirement in 2009, having served as First Sea Lord and Chief of Naval Staff, the most senior officer position in the British Navy, until 2009. He was a Director of Lockheed Martin UK Limited from 2010 to 2015.

Board Committees: Compliance, Health, Environmental, Safety & Security (“HESS”) (Chair) and Nominating & Governance

Other Public Company Boards: None

Qualifications:

Sir Jonathon’s qualifications to serve on the Boards include his extensive experience in maritime and security matters gained through his 42 years of service with the British Navy. He also brings an international perspective of company and industry matters.

Jason Glen Cahilly

Carnival Corporation Director since 2017 Carnival plc Director since 2017 Age: 50

Mr. Cahilly is the Chief Executive Officer of Dragon Group LLC, a private firm, which provides capital and business management consulting and advisory services. Mr. Cahilly previously served as Chief Strategic and Financial Officer of the National Basketball Association, a North American professional basketball league, from 2013 to 2017, as well as a Director of the Board of NBA China. Prior to that, Mr. Cahilly spent 12 years at Goldman Sachs & Co., where he served as a partner and the global co-head of media and telecommunications.

Board Committees: Audit

Other Public Company Boards: Corsair Gaming, Inc. (since September 2020)

Qualifications:

Mr. Cahilly’s qualifications to serve on the Boards include his more than 20 years’ experience in the global media, entertainment, sports, technology, leisure, communications and finance sectors in a variety of senior leadership roles.

Carnival Corporation & plc 2021 Proxy Statement	17

GOVERNANCE

Election or Re-Election of Directors

Helen Deeble

Carnival Corporation Director since 2016 Carnival plc Director since 2016 Age: 59

Ms. Deeble was the Chief Executive Officer of P&O Ferries Division Holdings Ltd., a pan-European shipping and logistics business, from 2006 until 2017. She is also a Non-Executive Director of the Port of London Authority and a member the Supervisory Board of the UK Chamber of Shipping.

Board Committees: Compensation and HESS

Other Public Company Boards: None

Qualifications:

Ms. Deeble’s qualifications to serve on the Boards include her more than 30 years’ experience in retail, transport, logistics and leisure sectors in finance and general management roles, including significant maritime operational and commercial experience gained through her service as a chief executive officer of a passenger shipping organization. She is also a UK Chartered Accountant.

Arnold W. Donald

Carnival Corporation Director since 2001 Carnival plc Director since 2003 Age: 66

Mr. Donald has been President and Chief Executive Officer of Carnival Corporation & plc since 2013. He was President and Chief Executive Officer of The Executive Leadership Council, a professional network of African-American executives of major U.S. companies, from 2010 to 2012. He previously served as President and Chief Executive Officer of the Juvenile Diabetes Research Foundation International from 2006 to 2008. From 2000 to 2005, Mr. Donald was the Chair of the Board of Merisant Company, a manufacturer and marketer of tabletop sweetener products, including the Equal® and Canderel® brands. From 2000 to 2003, he was also the Chief Executive Officer of Merisant Company. From 1998 to 2000, he was Senior Vice-President of Monsanto Company, a company which develops agricultural products and consumer goods, and President of its nutrition and consumer sector. Prior to that he was President of Monsanto Company’s agricultural sector. He previously served as a Director of Oil-Dri Corporation of America from 1997 to 2013, The Laclede Group, Inc. from 2003 to 2014 and Crown Holdings, Inc. from 1999 to April 2019.

Board Committees: Executive

Other Public Company Boards: Bank of America Corporation (since 2013)

Qualifications:

Mr. Donald’s qualifications to serve on the Boards include his broad leadership and other executive skills gained through his prior executive leadership experience with a Fortune-100 science-based research and development, manufacturing and marketing company, a privately held company with global operations, and as head of a large international research-based not-for-profit corporation. He also has broad experience in corporate governance, having served as a Director, past and present, of a number of other publicly-traded companies.

18	Carnival Corporation & plc 2021 Proxy Statement

GOVERNANCE

Election or Re-Election of Directors

Jeffrey J. Gearhart

Carnival Corporation Director since April 2020 Carnival plc Director since April 2020 Age: 56

Mr. Gearhart was the Executive Vice President, Global Governance and Corporate Secretary for Walmart, Inc. (“Walmart”), a global retailer, responsible for oversight of Walmart’s global legal, compliance, ethics and security and investigative functions, among others, until 2018. Mr. Gearhart joined Walmart in 2003 as Vice President and General Counsel, Corporate Division. In 2007, he became Senior Vice President and Deputy General Counsel, and then took over as the head of the company’s legal department when he was promoted to General Counsel in 2009. Mr. Gearhart was appointed corporate secretary in 2010, and in 2012 his responsibilities were expanded to include oversight of compliance, ethics and investigations, in addition to legal. Before joining Walmart, Mr. Gearhart was a partner with Kutak Rock LLP, practicing in the corporate, securities and mergers and acquisitions areas.

Board Committees: Compliance and HESS

Other Public Company Boards: Bank OZK (since 2018)

Qualifications:

Mr. Gearhart’s qualifications to serve on the Boards include his experience as a lawyer and his leadership experience as general counsel at a global retail company, along with his expertise from having responsibility for global legal, compliance ethics, and security and investigative functions .

Richard J. Glasier

Carnival Corporation Director since 2004 Carnival plc Director since 2004 Age: 75

Mr. Glasier was President of Argosy Gaming Company, an owner and operator of casinos, from 2002 to 2005, and its Chief Executive Officer from 2003 until 2005. From 1995 to 2002, Mr. Glasier was Executive Vice President and Chief Financial Officer of Royal Caribbean Cruises Ltd., a global cruise company.

Board Committees: Audit (Chair), Compensation, Compliance and Nominating & Governance

Other Public Company Boards: None

Qualifications:

Mr. Glasier’s qualifications to serve on the Boards include significant cruise industry experience as a senior financial officer of a major cruise line, as well as his managerial and corporate governance expertise acquired as the Chief Executive Officer of a New York Stock Exchange-listed operator of hotels and casinos, and as well as many years of public company board experience.

Carnival Corporation & plc 2021 Proxy Statement	19

GOVERNANCE

Election or Re-Election of Directors

Katie Lahey

Carnival Corporation Director since 2019 Carnival plc Director since 2019 Age: 70

Ms. Lahey was the Chair of Korn Ferry Australasia, a leadership and talent firm, from February through October 2019, having served as its Executive Chair since 2011. She has been a Non-Executive Director of The Star Entertainment Group Limited, which owns and operates integrated resort destinations in Australia, since 2012, and was Chair of the Tourism and Transport Forum Australia, a tourism and transportation industry group, from 2015 until 2018. She was the Executive Chair of Carnival Australia, a division of Carnival plc, from 2006 to 2013. In 2013, she was named a Member of the Order of Australia for her significant services to business and commerce and the arts and in 2003 she was awarded a Centenary Medal for contributions to Australian society in the area of business leadership.

Board Committees: HESS

Other Public Company Boards: The Star Entertainment Group Limited (since 2012)

Qualifications:

Ms. Lahey’s qualifications to serve on the Boards include her more than 30 years’ experience in the tourism, talent sourcing, cultural transformation, governmental, retail and the arts sectors in a variety of leadership roles, including within the cruise industry.

20	Carnival Corporation & plc 2021 Proxy Statement

GOVERNANCE

Election or Re-Election of Directors

Sir John Parker

Carnival Corporation Director since 2003 Carnival plc Director since 2000 Age: 78

Sir John has been Non-Executive Chair of Laing O’Rourke, a multinational construction company, since 2017. He was the Non-Executive Chair of Pennon Group plc, an environmental utility infrastructure company from 2015 until July 2020, Lead Non-Executive Director for the UK Government Cabinet Office from 2017 to 2018, a Non-Executive Director of Airbus Group NV, an aeronautics, space and related services company, from 2007 to 2018, Non-Executive Chair of Anglo American plc, a multinational mining company, from 2009 until 2017, a Non-Executive Director of DP World Limited, a global supply chain and container handling company, from 2006 to 2015, Non-Executive Chair of Mondi plc from 2007 to 2009, Non-Executive Chair of National Grid plc from 2002 to 2012, Senior Non-Executive Director of the Court of the Bank of England from 2004 to 2009, and a Non-Executive Director of GKN plc from 1993 to 2002, Brambles Industries plc from 2001 to 2003 and BG Group plc from 1997 to 2000. He was Chair and Chief Executive Officer of Babcock International Group plc from 1994 to 2000, RMC Group plc from 2002 to 2005 and P&O Group plc from 2000 to 2003, a President of the Royal Institution of Naval Architects from 1996 to 1999, a member of the Prime Minister’s Business Council for Britain and Chancellor of the University of Southampton from 2006 to 2011. He was President of the Royal Academy of Engineering from 2011 until 2014. Sir John has been a member of the General Committee of Lloyds Register of Shipping since 1983 and was Chair of its Technical Committee from 1993 until 2002.

Board Committees: HESS and Nominating & Governance

Other Public Company Boards: None

Qualifications:

Sir John’s qualifications to serve on the Boards include his extensive international background and wealth of corporate experience. His past and present service as a Non-Executive Director of a number of listed UK companies provides the Boards with invaluable knowledge and insight with respect to UK corporate governance policies and practices. In addition, Sir John, as a qualified naval architect and former head of a major shipbuilding company, is very experienced in the design, construction and operation of ships.

Carnival Corporation & plc 2021 Proxy Statement	21

GOVERNANCE

Election or Re-Election of Directors

Stuart Subotnick

Carnival Corporation Director since 1987 Carnival plc Director since 2003 Age: 79

Mr. Subotnick has been President and Chief Executive Officer of Metromedia Company, a privately held diversified Delaware general partnership, since 2010, having previously served as its General Partner and Executive Vice President since 1986. He previously served as a Director of AboveNet, Inc. from 1997 to 2012.

Board Committees: Audit, Compliance, Executive and Nominating & Governance (Chair)

Other Public Company Boards: None

Qualifications:

Mr. Subotnick’s qualifications to serve on the Boards include his significant experience in financing, investing and general business matters, as well as his past Board experience with us, which are important to the Boards when reviewing our investor relations, assessing potential financings and strategies, and otherwise evaluating our business decisions.

Laura Weil

Carnival Corporation Director since 2007 Carnival plc Director since 2007 Age: 64

Ms. Weil is the Founder and has been the Managing Partner of Village Lane Advisory LLC, which specializes in providing executive and strategic consulting services to retailers as well as private equity firms, since 2015. She was the Executive Vice President and Chief Operating Officer of New York & Company, Inc., a women’s apparel and accessories retailer, from 2012 to 2014. Ms. Weil was the Chief Executive Officer of Ashley Stewart LLC, a privately held retailer, from 2010 to 2011. Ms. Weil served as the Chief Executive Officer of Urban Brands, Inc., a privately held apparel retailer, from 2009 to 2010. Ms. Weil was the Chief Operating Officer and Senior Executive Vice President of AnnTaylor Stores Corporation, a women’s apparel company, from 2005 to 2006. From 1995 to 2005, she was the Chief Financial Officer and Executive Vice President of American Eagle Outfitters, Inc., a global apparel retailer. She previously served as a Director of Christopher & Banks Corporation from 2016 to June 2019.

Board Committees: Audit, Compensation and Compliance

Other Public Company Boards: Global Fashion Group, S.A. (since 2019)

Qualifications:

Ms. Weil’s qualifications to serve on the Boards include her extensive financial, strategic information technology and operating skills developed over many years as an investment banker and senior financial operating executive. Ms. Weil also brings significant experience in global e-commerce and consumer strategies from her leadership experience with multi-billion dollar New York Stock Exchange-listed retailers.

22	Carnival Corporation & plc 2021 Proxy Statement

GOVERNANCE

Board and Committee Governance

Randall J. Weisenburger

Carnival Corporation Director since 2009 Carnival plc Director since 2009 Age: 62

Mr. Weisenburger has been the Managing Member of Mile 26 Capital LLC, a private investment firm, since 2014. He was the Executive Vice President and Chief Financial Officer of Omnicom Group Inc., a Fortune-250 global advertising, marketing and corporate communications company, from 1998 to 2014.

Board Committees: Compensation (Chair), Compliance (Chair), HESS and Nominating & Governance

Other Public Company Boards: Corsair Gaming, Inc. (since September 2020), MP Materials Corp. (since November 2020) and Valero Energy Corporation (since 2011)

Qualifications:

Mr. Weisenburger’s qualifications to serve on the Boards include his broad leadership and operational skills gained as a senior executive of a large multi-national corporation and his extensive financial and accounting skills acquired as an investment banker and senior financial operating executive. He also has broad experience in corporate governance, having served as a Director, past and present, of a number of other publicly-traded companies.

BOARD AND COMMITTEE GOVERNANCE

Board Meetings

During the year ended November 30, 2020, the Board of Directors of each of Carnival Corporation and Carnival plc held a total of 36 meetings. Each Carnival Corporation Director and each Carnival plc Director attended either telephonically or in person at least 75% of all Carnival Corporation & plc Boards of Directors and applicable Board Committee meetings held during the period that he or she served in fiscal 2020.

Historically, all Board members are expected to attend our Annual Meetings of Shareholders. However, as a result of the COVID-19 pandemic, none of our incumbent Board members were in attendance at our 2020 Annual Meetings of Shareholders. At this time, we are unable to anticipate if our Board members will attend the 2021 Annual Meetings of Shareholders.

Board Leadership Structure

Our Boards of Directors are led by our executive Chair, Mr. Arison. The Chief Executive Officer position is currently separate from the Chair. The Boards maintain the flexibility to determine whether the roles of Chair and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of Carnival Corporation & plc at a given point in time. We believe that the separation of the Chair and Chief Executive Officer positions is appropriate corporate governance for us at this time, and that having Mr. Arison as our executive Chair enables Carnival Corporation & plc and the Boards to continue to benefit from Mr. Arison’s skills and expertise, including his extensive knowledge of our business.

Our Non-Executive Directors, all of whom are independent, meet privately in executive session at least quarterly. The Presiding Director leads those meetings and also acts as the Senior Independent

Carnival Corporation & plc 2021 Proxy Statement	23

GOVERNANCE

Board and Committee Governance

Director under the UK Corporate Governance Code. In addition, the Presiding Director serves as the principal liaison to the Non-Executive Directors, reviews and approves meeting agendas for the Boards and reviews meeting schedules. Our Non-Executive Directors, acting in executive session, elected Randall J. Weisenburger as the Presiding Director and Senior Independent Director.

The structure of our Boards facilitates the continued strong communication and coordination between management and the Boards and enables the Boards to fulfill their risk oversight responsibilities, as further described below.

Board Committees

The Boards delegate various responsibilities and authority to different Board Committees. The Board Committees regularly report on their activities and actions to the full Boards. The Board of Directors of each of Carnival Corporation and Carnival plc has established standing Board Committees, which are each comprised of the same Directors for each company, as follows:

•	Audit;
•	Compensation;
•	Compliance;
•	Executive;
•	HESS; and
•	Nominating & Governance.

Each Board Committee periodically reviews its charter in light of new developments in applicable regulations and may make additional recommendations to the Boards to reflect evolving best practices. Each Board Committee can engage outside experts, advisors and counsel to assist the Board Committee in its work.

The current Board Committee members are as follows:

Name	Board Committees
	Audit	Compensation	Compliance	Executive	HESS	Nominating & Governance
Micky Arison	—	—	—	Chair	—	—
Sir Jonathon Band	—	—	X	—	Chair	X
Jason Glen Cahilly	X	—	—	—	—	—
Helen Deeble	—	X	—	—	X	—
Arnold W. Donald	—	—	—	X	—	—
Jeffrey J. Gearhart	—	—	X	—	X	—
Richard J. Glasier	Chair	X	X	—	—	X
Katie Lahey	—	—	—	—	X	—
Sir John Parker	—	—	—	—	X	X
Stuart Subotnick	X	—	X	X	—	Chair
Laura Weil	X	X	X	—	—	—
Randall J. Weisenburger	—	Chair	Chair	—	X	X
Number of Board Committee meetings in fiscal 2020	13	8	6	0	10	4

Audit Committees. The Audit Committees assist the Boards in their general oversight of our financial reporting, internal controls and audit functions, and our compliance with legal and regulatory requirements (other than health, environmental, safety and security matters). The Audit Committees are also responsible for the appointment, retention, compensation, and oversight of the work of our independent auditors and our independent registered public accounting firm. The Board of Directors of

24	Carnival Corporation & plc 2021 Proxy Statement

GOVERNANCE

Board and Committee Governance

Carnival Corporation has determined that each member of the Audit Committees is both “independent” and an “audit committee financial expert,” as defined by SEC rules. In addition, the Board of Directors of Carnival plc has determined that each member of the Audit Committees is “independent” and has “recent and relevant financial experience” for the purposes of the UK Corporate Governance Code. The Boards determined that each member of the Audit Committees has sufficient knowledge in reading and understanding the company’s financial statements to serve on the Audit Committees. The responsibilities and activities of the Audit Committees are described in detail in “Report of the Audit Committees” and the Audit Committees’ charter.

Compensation Committees. The Compensation Committees have authority for reviewing and determining salaries, performance-based incentives, and other matters related to the compensation of our executive officers, and administering our stock incentive plans, including reviewing and granting equity-based grants to our executive officers and other employees. The Compensation Committees also review and determine various other compensation policies and matters, including making recommendations to the Boards with respect to the compensation of the Non-Executive (non-employee) Directors, incentive compensation and equity-based plans generally, and administering the employee stock purchase plans. For more information on the responsibilities and activities of the Compensation Committees, including the Committees’ processes for determining executive compensation, see “Compensation Discussion and Analysis” and “Executive Compensation” sections and the Compensation Committees’ charter.

Compliance Committees. The Compliance Committees assist with the Boards’ oversight of our ethics and compliance program. They receive regular reports from, and provide direction to, the Chief Ethics and Compliance Officer with respect to the implementation of the Ethics and Compliance Strategic Plan, including the adequacy of staffing and resources; monitoring, in coordination with the HESS Committees, implementation of our Environmental Compliance Plan; taking steps, in coordination with the Boards’ Audit and HESS Committees, reasonably designed to ensure that all significant allegations of misconduct by management, employees, or agents receive appropriate attention and remediation; promoting accountability of senior management with respect to compliance matters; and making recommendations to the Boards for the framework, structure, and design of the Boards’ oversight of our Ethics and Compliance Program. For more information on the responsibilities and activities of the Compliance Committees, see the Compliance Committees’ charter.

Executive Committees. The Executive Committees may exercise the authority of the full Boards between meetings of the Boards, except to the extent that the Boards have delegated authority to another Board Committee or to other persons, and except as limited by applicable law.

HESS Committees. The HESS Committees review and recommend policies relative to the protection of the environment and the health, safety and security of employees, contractors, guests and the public. The HESS Committees also supervise and monitor health, environmental, safety, security and sustainability policies and programs and review with management significant risks or exposures and actions required to minimize such risks. For more information on the responsibilities and activities of the HESS Committees, see the HESS Committees’ charter.

Nominating & Governance Committees. The Nominating & Governance Committees review and report to the Boards on a periodic basis with regard to matters of corporate governance, including succession planning. The Nominating & Governance Committees also review and assess the effectiveness of our Corporate Governance Guidelines, make recommendations to the Boards regarding proposed revisions to these guidelines, and make recommendations to the Boards regarding the size and composition of the Boards and their Committees. For more information on the responsibilities and activities of the Nominating & Governance Committees, see “Nominations of Directors” and

Carnival Corporation & plc 2021 Proxy Statement	25

GOVERNANCE

Board and Committee Governance

“Procedures Regarding Director Candidates Recommended by Shareholders” sections and the Nominating & Governance Committees’ charter. Additional information with respect to Carnival plc’s corporate governance practices during fiscal 2020 is included in the Carnival plc Corporate Governance Report attached as Annex C to this Proxy Statement.

Board and Committee Independence

Under New York Stock Exchange standards of independence for directors, the Boards must determine that a Director does not have any material relationship with Carnival Corporation & plc or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Carnival Corporation & plc) and meet certain bright-line tests. The Boards of Directors have determined that each of Sir Jonathon Band, Jason Glen Cahilly, Helen Deeble, Jeffrey J. Gearhart, Richard J. Glasier, Katie Lahey, Sir John Parker, Stuart Subotnick, Laura Weil and Randall J. Weisenburger is an “independent director” in accordance with the New York Stock Exchange standards of independence for directors and that all members of the Audit Committees and Compensation Committees meet the heightened independence criteria applicable to Directors serving on those Committees under SEC rules and New York Stock Exchange listing standards. Accordingly, a majority of the Directors of each company, all of our Non-Executive Directors and all of the members of the Audit, Compensation, Compliance, HESS and Nominating & Governance Committees of each company are independent (as defined by the New York Stock Exchange listing standards, SEC rules and the UK Corporate Governance Code).

Risk Oversight

Our Boards use their Committees to assist in their risk oversight responsibility as follows:

•

Our Audit Committees are responsible for oversight of our financial, operational and non-HESS controls and compliance activities, including those related to information technology operations, cybersecurity and privacy. In connection with its risk oversight role, the Audit Committees regularly meet privately with representatives from Carnival Corporation’s independent registered public accounting firm, the Carnival plc independent auditor, the Chief Audit Officer and the General Counsel.

•	Our Compensation Committees are responsible for oversight of risk associated with our executive compensation structure, policies and programs.
•	Our Compliance Committees are responsible for providing oversight of our ethics and compliance program.
•	Our HESS Committees are responsible for oversight of risk associated with the health, environment, safety and security of employees, contractors, guests and the public.
•	Our Nominating & Governance Committees are responsible for oversight of risk associated with Board processes and corporate governance, including succession planning.

Each Committee Chair presents on its area of risk oversight to the full Boards for review.

Discussions between management and the Boards regarding the Carnival Corporation & plc strategic plan, consolidated business results, capital structure, and other business-related activities include a discussion of the risks associated with the particular item under consideration. In response to the significant operational and financial impact of COVID-19 on our organization, the Boards held weekly or bi-weekly meetings from March 2020 through November 2020 and received regular reports from management regarding our liquidity, repatriation of guests and crew, the development of health protocols, compliance status, plans to restart operations and other critical matters.

26	Carnival Corporation & plc 2021 Proxy Statement

GOVERNANCE

Board and Committee Governance

The Boards believe that the structure and assigned responsibilities provides the appropriate focus, oversight and communication of principal risks faced by our companies.

Compensation Risk Assessment

Carnival Corporation & plc’s management, in conjunction with the Compensation Committees’ independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), conducted a thorough review of our compensation programs, including those programs in which our Named Executive Officers participate, to determine if aspects of those programs contribute to excessive risk-taking. Based on the findings from this review and the annual reassessment, the Compensation Committees continue to believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on Carnival Corporation & plc.

To reach this conclusion, key elements of our compensation programs were assessed to determine if they exhibited excessive risk. These elements included pay mix (cash vs. equity) and pay structure (short vs. long-term focus), performance metrics, performance goals and ranges, the degree of leverage, incentive maximums, payment timing, incentive adjustments, use of discretion and stock ownership requirements. Our assessment reinforced the Compensation Committees’ belief that our compensation programs are not contributing to excessive risk-taking, but instead contain many features and elements that help to mitigate risk. For example:

•

Pay Structure. Our compensation programs emphasize both short and long-term performance through our annual bonus program (delivered in cash) and through the delivery of long-term incentives (equity) in a balanced approach (approximately 46% through base salary and bonus and 54% in long-term equity grants). The mix of our pay program is intended to motivate management to consider the impact of decisions on shareholders in the short, intermediate and long-term.

•

Incentive Limits. Our annual bonus plans do not allow for unlimited payouts. Bonuses cannot exceed 200% of target levels. The performance-based share grants made in fiscal 2020 limit the payouts to 200% (in the case of PBS and MTE grants as described below) or 450% (in the case of SEA grants as described below) of target.

•

Performance-Based Share Grants. To strengthen the relationship between pay and performance, all of our equity grants to our leadership team for fiscal 2020 service have been in the form of performance-based share grants, with the exception of the COVID-19-related SFS and RET grants described below.

•

Performance Measurement. For corporate officers, the performance measurement used when determining their annual bonus is based on the performance of Carnival Corporation & plc. For officers of our operating units, the performance measurements used when determining their bonus is based 50% on the performance of their operating unit, with the remaining balance being based on the performance of Carnival Corporation & plc to enable a continued focus on the overall success of Carnival Corporation & plc.

•

Stock Ownership Policy. All senior executives who are designated as reporting officers under Section 16 of the Exchange Act are subject to a stock ownership policy which specifies target ownership levels of Carnival Corporation and Carnival plc shares in terms of the value of the equity holdings as a multiple of each officer’s base salary.

•

Clawback Policy. The Carnival plc 2014 Employee Share Plan (which was approved by shareholders in 2014), the Carnival Corporation 2020 Stock Plan (which was approved by shareholders in 2020) and the incentive plan used to determine annual bonuses contain clawback provisions, authorize us to recover incentive-based compensation granted under those plans in the event Carnival Corporation & plc is required to restate their financial statements due to fraud or misconduct.

Carnival Corporation & plc 2021 Proxy Statement	27

GOVERNANCE

Board and Committee Governance

Corporate Governance Guidelines

Our Corporate Governance Guidelines address various governance issues and principles, including Director qualifications and responsibilities, access to management personnel, Director compensation, Director orientation and continuing education and annual performance evaluations of the Boards, their Committees and individual Directors. Our Corporate Governance Guidelines are posted on our website at www.carnivalcorp.com and www.carnivalplc.com.

Chief Executive Officer Succession Planning

Our Boards believe that planning for the succession of our Chief Executive Officer is an important function. Our multi-brand structure enhances our succession planning process. At the corporate level, a highly-skilled management team oversees a collection of cruise brands. At both the corporate and brand levels, we continually strive to foster the professional development of senior management. As a result, Carnival Corporation & plc has developed a very experienced and strong group of leaders, with their performance subject to ongoing monitoring and evaluation, as potential successors to all of our senior executive positions, including our Chief Executive Officer.

The Boards and the Nominating & Governance Committees are responsible for succession planning, including emergency succession planning. The independent Non-Executive Directors meet with the Chair and the Chief Executive Officer (both together and individually) at least quarterly to plan for the succession of the Chief Executive Officer, including plans in the event of an emergency. During those sessions, each of the Chair and the Chief Executive Officer discusses his recommendations of potential successors, along with an evaluation and review of any development plans for such individuals. As provided in our Corporate Governance Guidelines, the Nominating & Governance Committees will, when appropriate, make recommendations to the Boards with respect to potential successors to the Chief Executive Officer. All members of the Boards will work with the Nominating & Governance Committees to see that qualified candidates are available and that development plans are being utilized to strengthen the skills and qualifications of the candidates. When assessing the qualifications of potential successors to the Chief Executive Officer, the Boards and the Nominating & Governance Committees will take into account our business strategy as well as any other criteria they believe are relevant.

Procedures Regarding Director Candidates Recommended by Shareholders

The Nominating & Governance Committees will consider shareholder recommendations of qualified Director nominees when such recommendations are submitted in accordance with the procedures below. In order to recommend a candidate for consideration by the Nominating & Governance Committees for election at the 2022 Annual Meetings of Shareholders, a shareholder must provide the same information as is required for shareholders to submit Director nominations under the advance notice provision set forth in Carnival Corporation’s By-laws. Specifically, any such recommendation must include, in addition to any other informational requirements specifically set forth in Carnival Corporation’s and Carnival plc’s governing documents:

•	the name and address of the candidate;
•	a brief biographical description, including his or her occupation and service on Boards of Directors of any public company or registered investment company for at least the last five years;
•	a statement of the particular experience, qualifications, attributes or skills of the candidate, taking into account the qualification requirements set forth above; and
•	the candidate’s signed consent to serve as a Director if elected and to be named in the Proxy Statement.

28	Carnival Corporation & plc 2021 Proxy Statement

GOVERNANCE

Director Compensation

Once we receive the recommendation, we may deliver to the candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Nominating & Governance Committees in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Proxy Statement or other regulatory filings, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating & Governance Committees at the Annual Meetings of Shareholders. For our 2022 Annual Meetings of Shareholders, the Nominating & Governance Committees will consider recommendations received by our Secretary at our headquarters no later than November 11, 2021.

Communications between Shareholders or Interested Parties and the Boards

Shareholders or interested parties who wish to communicate with the Boards, the Presiding Director, the Non-Executive Directors as a group or any individual Director should address their communications to the attention of the Secretary of Carnival Corporation and Carnival plc at 3655 N.W. 87th Avenue, Miami, Florida 33178, United States. The Secretary will maintain a log of all such communications, promptly forward to the Presiding Director those which the Secretary believes require immediate attention, and also periodically provide the Presiding Director with a summary of all such communications and any responsive actions taken. The Presiding Director will notify the Boards or the Chairs of the relevant Board Committees as to those matters that he believes are appropriate for further action or discussion.

Code of Business Conduct and Ethics

Carnival Corporation and Carnival plc’s Code of Business Conduct and Ethics applies to all employees and members of the Boards of Carnival Corporation and Carnival plc and provides guiding principles on areas such as identifying and resolving conflicts of interest. Our Code of Business Conduct and Ethics is posted on our website at www.carnivalcorp.com and www.carnivalplc.com.

DIRECTOR COMPENSATION

During fiscal 2020, our Non-Executive Directors were entitled to receive an annual retainer of $110,000 per year, equity compensation, as further described below, and reimbursement for travel, meals and accommodation expenses attendant to their Board membership. We do not provide retirement benefits or other benefits to our Non-Executive Directors. We reimburse Directors for travel expenses incurred for spouses or partners when we request that they attend a special event. Any amount reimbursed for spousal or partner travel is reported below in the “Director Compensation for Fiscal 2020” table. For fiscal 2020, the Presiding Director was entitled to receive an additional retainer of $25,000 per annum. In addition, Non-Executive Directors were entitled to receive additional $30,000 as compensation for serving as Chair of a Board Committee.

However, given the effort to reduce cash expenditures, all Non-Executive Directors agreed to receive shares of Carnival Corporation common stock in lieu of their retainers, including the additional retainer for the Presiding Director and Chairs of the Board Committees, for the second quarter as described further below. In addition, for the third and fourth quarters, all Non-Executive Directors agreed to accept a 25% reduction of their retainers.

Board members who are employed by us do not receive additional compensation for their services as a member of the Boards of Directors.

Carnival Corporation & plc 2021 Proxy Statement	29

GOVERNANCE

Director Compensation

The Boards of Directors are committed to attracting and retaining a highly diverse, experienced and capable group of Non-Executive Directors. To that end, the Compensation Committees annually review Non-Executive Director pay levels and compensation practices of certain other publicly-listed companies with the assistance of their consultant to ensure our compensation program is competitive.

Non-Executive Directors receive payment of their earned retainer in quarterly installments. Annual retainers are pro-rated so that adjustments can be made during the year. Unearned portions of cash retainers are forfeited upon termination of service.

Non-Executive Directors receive annual restricted share grants under the Carnival Corporation 2020 Stock Plan. In April 2020, the incumbent Non-Executive Directors received grants with a dollar value equal to approximately $175,000. As a result, a grant of 14,090 Carnival Corporation restricted shares was made to each Non-Executive Director re-elected on April 9, 2020 based on the closing price of a share on that date of $12.42. In June 2020, a pro-rated annual restricted share grant of 12,763 shares was made to Mr. Gearhart, who was appointed to the Boards on April 20, 2020.

The annual restricted share grants under the Carnival Corporation 2020 Stock Plan are released from restriction on April 9, 2023 (and are not forfeitable provided the Director has served at least a full year). Grants of restricted shares have the same rights with respect to dividends and other distributions as all other outstanding shares of Carnival Corporation common stock. Generally, Non-Executive Directors will receive their annual grants initially upon their election to the Boards and subsequently at the time of their annual re-election to the Boards.

As described above, on April 9, 2020, all incumbent Non-Executive Directors also received restricted share grants under the Carnival Corporation 2020 Stock Plan in lieu of their second quarter retainers as follows:

Type of Retainer	Approximate Value ($)	Number of Shares (#)

Second Quarter Annual	27,498	2,214	(1)

Presiding Director	6,247	503

Committee Chair	7,502	604

(1)	Mr. Gearhart received a pro-rata share grant of 1,746 shares in lieu of his second quarter retainer.

Each of these April 9, 2020 grants was based on the closing price of a share on that date of $12.42. The restriction on the grants made in lieu of these retainers will be released on February 12, 2021.

30	Carnival Corporation & plc 2021 Proxy Statement

GOVERNANCE

Director Compensation

Director Compensation for Fiscal 2020

The following table details the total compensation earned by our Directors in fiscal 2020, other than Mr. Donald who is a Named Executive Officer. Mr. Donald’s compensation is reflected in the “Summary Compensation Table,” which follows the “Compensation Discussion and Analysis” section. Board members who are employed by us do not receive additional compensation for their services as a member of the Boards of Directors.

Name	Fees Earned or Paid in Cash(1) ($)		Stock Awards(2)(3) ($)	All Other Compensation(4) ($)	Total ($)
Micky Arison(5)	309,393		—	93,717	403,110
Sir Jonathon Band	87,500	(6)	209,997	—	297,497
Jason Glen Cahilly	68,750		202,496	—	271,246
Helen Deeble	68,750		202,496	—	271,246
Jeffrey J. Gearhart(7)	41,250		249,990	—	291,240
Richard J. Glasier	87,500		209,997	—	297,497
Debra Kelly-Ennis(8)	18,333		—	—	18,333
Katie Lahey	68,750		202,496	—	271,246
Sir John Parker	68,750		202,496	—	271,246
Stuart Subotnick	87,500		209,997	—	297,497
Laura Weil	68,750		202,496	—	271,246
Randall J. Weisenburger	121,875		223,746	—	345,621

(1)	Refer to the section above describing the retainer for the Chair of Board Committees.
(2)

No stock option grants were made in fiscal 2020. Represents the grant date fair value, assuming no risk of forfeiture, of the grants of Carnival Corporation restricted shares made in fiscal 2020, calculated in accordance with Accounting Standards Codification Topic 718, “Stock Compensation” (“ASC 718”). In April 2020, each of the incumbent Non-Executive Directors received a grant of 14,090 restricted shares based on the closing price of a share on April 9, 2020, the day they were re-elected, of $12.42. Mr. Gearhart, who was appointed to the Boards on April 20, 2020, received a pro-rated grant of 12,763 restricted shares in June 2020. The restricted shares granted in 2020 vest on April 9, 2023. As described above, each Non-Executive Director also received restricted share grants in lieu of their second quarter retainers based on the April 9, 2020 closing price of $12.42, which will be released from restriction on February 12, 2021. The restricted shares granted to Non-Executive Directors also vest in full upon the death or disability of the Director, and continue to vest in accordance with the original vesting schedule and are not forfeited if a Director ceases to be a Director for any other reason after having served as a Director for at least one year. Other than Mr. Gearhart, all of the Directors who received grants served for all of fiscal 2020.

(3)	None of the directors holds stock options. The aggregate number of Carnival Corporation and Carnival plc restricted shares outstanding at November 30, 2020 were as follows:

Name	Unvested Restricted Shares

Micky Arison	0

Sir Jonathon Band	22,850

Jason Glen Cahilly	22,246

Helen Deeble	22,246

Jeffrey J. Gearhart	14,509

Richard J. Glasier	22,850

Katie Lahey	19,497

Sir John Parker	22,246

Stuart Subotnick	22,850

Laura Weil	22,246

Randall J. Weisenburger	23,957

(4)

Benefits provided to Mr. Arison include private medical health insurance costs ($59,507), driver and security ($17,986), and the following other benefits: accidental death or dismemberment insurance premiums, disability insurance premiums, life

Carnival Corporation & plc 2021 Proxy Statement	31

GOVERNANCE

Related Person Transactions

insurance premiums, automobile lease and automobile repairs and expenses ($16,224). For the Non-Executive Directors, benefits represent reimbursement of expenses associated with spousal or partner travel and tax gross-ups for spousal or partner travel.

(5)

Represents compensation for Mr. Arison’s service as executive Chair. Effective April 1, 2020, at Mr. Arison’s request, in order to preserve cash, Carnival Corporation suspended his salary through November 30, 2020.

(6)	Exclusive of value-added tax.
(7)	Mr. Gearhart was appointed to the Boards on April 20, 2020.
(8)	Ms. Kelly-Ennis resigned from the Boards effective January 27, 2020.

The following policies also apply to our Non-Executive Directors:

•

Stock Ownership Policy. The stock ownership policy for Non-Executive Directors provides that all Non-Executive Directors are required to own shares (inclusive of unvested restricted shares, restricted stock units (“RSUs”) and shares in a trust beneficially owned by the Director) of either Carnival Corporation common stock or Carnival plc ordinary shares with a value equal to five times the cash retainer. New Directors must achieve this requirement no later than five years from the date of their initial election to the Boards by the shareholders. The stock ownership policy for Non-Executive Directors was modified to provide that a Non-Executive Director will be deemed to be in compliance with the ownership requirements if the decline in the Carnival Corporation or Carnival plc share price after February 28, 2020 resulted in the Non-Executive Director falling below the applicable ownership level, provided that they were in compliance prior to February 28, 2020 and do not sell or transfer ownership of any such shares until after the ownership target has again been achieved, unless otherwise approved by the Boards of Directors. This modification was deemed appropriate given the extraordinary impact of the COVID-19 pandemic on our share price. Other than Ms. Deeble (initially elected in 2017), Mr. Cahilly (initially elected in 2018), Ms. Lahey (initially elected in 2019) and Mr. Gearhart (proposed for election in 2021), each of the Non-Executive Directors elected has achieved this Board-mandated requirement.

•

Product Familiarization. All Non-Executive Directors are encouraged to take a cruise(s) for up to a total of 14 days per year for product familiarization and pay a fare of $35 per person per day for such cruises (or $50 per day in the case of Seabourn), plus taxes, fees and port expenses. All other charges associated with the cruise (e.g., air, ground transfers, gratuities, tours and fuel supplements, if any) are the responsibility of the Non-Executive Director.

Carnival plc

Additional information with respect to Carnival plc’s compensation and reimbursement practices during fiscal 2020 for Non-Executive Directors is included in Part II of the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this Proxy Statement.

RELATED PERSON TRANSACTIONS

Review and Approval of Transactions with Related Persons

Consistent with our written policies and procedures, it is our practice to review all relationships and transactions in which Carnival Corporation or Carnival plc is a participant and in which our Directors, nominees and executive officers and their immediate family members and any five percent beneficial holders have an interest in order to determine whether such related persons have a direct or indirect material interest. Our Legal and Global Accounting and Reporting Services Departments are primarily responsible for the development and implementation of processes and controls to obtain information from the Directors, nominees and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or

32	Carnival Corporation & plc 2021 Proxy Statement

GOVERNANCE

Related Person Transactions

indirect material interest in the transaction. As required under SEC rules, transactions exceeding $120,000 in which Carnival Corporation & plc was or is to be a participant and a related person had or will have a direct or indirect material interest are disclosed in this Proxy Statement.

In addition, in accordance with our Schedule of Matters Reserved to the Boards and their Committees for their Decision, the Boards review and approve or ratify any related person transaction involving:

•	a Director, regardless of the amount; and
•	a Non-Director executive officer with an aggregate value in excess of $50,000.

In the course of their review and approval or ratification of a related person transaction, the Boards may consider factors as follows:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including, without limitation, the amount and type of transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to Carnival Corporation & plc;
•	whether the transaction would impair the judgment of a Director or executive officer to act in our best interest; and
•	any other matters the Boards deem appropriate.

Any member of the Boards who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such Director may be counted in determining the presence of a quorum at a meeting of the Board that considers the transaction.

Transactions with Related Persons

Transactions with Micky Arison. Micky Arison, our Chair, is also the Chair, President and the indirect majority shareholder of FBA II, Inc., the general partner of Miami Heat Limited Partnership (“MHLP”), the owner of the Miami Heat, a professional basketball team. He is also the indirect shareholder of Basketball Properties, Inc., the general partner of Basketball Properties, Ltd. (“BPL”), which is the manager and operator of the American Airlines Arena. In May 2019, Carnival Cruise Line entered into an amendment of the advertising and promotion agreement between Carnival Cruise Line, MHLP and BPL, to extend the term through 2024, with an additional four-year extension option. In April 2020, Carnival Cruise Line entered into an additional amendment to postpone the remaining payments due during fiscal 2020 until fiscal 2021. Pursuant to this agreement, Carnival Cruise Line paid $140,000 during fiscal 2020. Carnival Cruise Line also paid $7,000 during fiscal 2020 for in-game promotions to publicize Carnival Cruise Line during Miami Heat games.

In August 2015, Carnival Corporation entered into a nonexclusive Aircraft Lease Agreement with an owner trustee under a trust agreement with Ad Astra I, LLC (the “Lease Agreement”); and a Services Agreement with AFO, LLC. The Services Agreement with AFO, LLC was terminated in August 2020 and a new Services Agreement was entered into between Carnival Corporation and Nickel Cayman Management, LLC in August 2020 (the “Services Agreement” and together with the Lease Agreement, the “Aircraft Agreements”).

Each of Ad Astra I, LLC, AFO, LLC and Nickel Cayman Management, LLC are companies directly or indirectly controlled by a trust of which Mr. Arison is a beneficiary. He is also an officer of Nickel Cayman Management, LLC and was an officer of AFO, LLC until his resignation in August 2020.

Carnival Corporation & plc 2021 Proxy Statement	33

GOVERNANCE

Related Person Transactions

Under the terms of the Lease Agreement, Carnival Corporation leases an aircraft beneficially owned by Ad Astra I, LLC for additional flight capacity from time-to-time in exchange for an hourly rent of $4,500 plus applicable taxes, which is based on market charter rates for similar aircraft as adjusted for costs of operations borne by Carnival Corporation (i.e., fuel, crew costs and line maintenance during its operation of the aircraft) and hourly service plan expenses.

Under the terms of the Services Agreements, Carnival Corporation provides aircraft management services to Nickel Cayman Management, LLC (and previously to AFO, LLC) with respect to the aircraft, including overseeing its operation, maintenance, and staffing, and is paid an annual fee of $216,000 (which is based on market rates for similar arrangements) (the “Service Fee”). In addition, Carnival Corporation is reimbursed for operating, maintenance and personnel costs and related third party costs incurred in connection with the services (“Service Costs”). The terms of the Aircraft Agreements are one year and renew automatically for one-year periods, unless terminated sooner by either party upon 30 days’ written notice.

During fiscal 2020, Carnival Corporation paid Ad Astra I, LLC $235,000 under the Lease Agreement, and Nickel Cayman Management, LLC and AFO, LLC collectively paid Carnival Corporation $216,000 for the Service Fee and reimbursed Carnival Corporation $1,920,000 for the Service Costs.

The Boards have reviewed and approved or ratified these transactions.

34	Carnival Corporation & plc 2021 Proxy Statement

SHARE OWNERSHIP

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

Set forth below is information concerning the share ownership as of January 14, 2021 of:

•	each of our Directors;
•	each individual named in the “Summary Compensation Table” which appears elsewhere in this Proxy Statement; and
•	all Directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, Director or executive officer is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual would have the right to acquire as of March 14, 2021 (being 60 days after January 14, 2021) through the vesting of RSUs.

Name and Address of Beneficial Owners or Identity of Group(1)	Amount and Nature of Beneficial Ownership of Carnival Corporation Common Stock*		Percentage of Carnival Corporation Common Stock (%)	Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares		Percentage of Carnival plc Ordinary Shares (%)	Percentage of Combined Voting Power** (%)
Micky Arison	121,136,034	(2)(3)	13.0	0		—	11.1
Sir Jonathon Band	36,147		***	0		—	***
David Bernstein	40,123	(4)	***	0		—	***
Jason Glen Cahilly	22,246		***	0		—	***
Helen Deeble	24,955		***	0		—	***
Arnold W. Donald	625,803	(4)(5)	***	0		—	***
Jeffrey J. Gearhart	14,509		***	0		—	***
Richard J. Glasier	53,635		***	0		—	***
Stein Kruse	97,935	(4)	***	4,567		***	***
Katie Lahey	19,497		***	0		—	***
Sir John Parker	46,323		***	17,100	(6)	***	***
Arnaldo Perez	49,152	(4)(7)	***	0		—	***
Stuart Subotnick	67,066		***	0		—	***
Michael Thamm	0		—	98,893	(4)	***	***
Laura Weil	66,263		***	0		—	***
Randall J. Weisenburger	1,393,367		***	0		—	***
All Directors and executive officers as a group (16 persons)	123,609,971		13.3	115,993		***	11.3
*

As part of the establishment of the DLC arrangement, Carnival plc issued a special voting share to Carnival Corporation, which transferred such share to the trustee of the P&O Princess Special Voting Trust (the “Trust”), a trust established under the laws of the Cayman Islands. Trust shares of beneficial interest in the Trust were transferred to Carnival Corporation. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following the transfer, Carnival Corporation distributed such trust shares by way of a dividend to holders of shares of Carnival Corporation common stock. Under a pairing agreement, the trust shares of beneficial interest in the Trust are paired with, and evidenced by, certificates representing shares of Carnival Corporation common stock on a one-for-one basis. In addition, under the pairing agreement, when a share of Carnival Corporation common stock is issued to a person after the implementation of the DLC arrangement, a paired trust share will be issued at the same time to such person. Each share of Carnival Corporation

Carnival Corporation & plc 2021 Proxy Statement	35

SHARE OWNERSHIP

Share Ownership of Certain Beneficial Owners and Management

common stock and the paired trust share may not be transferred separately. The Carnival Corporation common stock and the trust shares (including the beneficial interest in the Carnival plc special voting share) are listed and trade together on the New York Stock Exchange under the ticker symbol “CCL.” Accordingly, each holder of Carnival Corporation common stock is also deemed to be the beneficial owner of an equivalent number of trust shares.

**

As a result of the DLC arrangement, on most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. Combined voting is accomplished through the special voting shares that have been issued by each company.

***	Less than one percent.
(1)	The address of each individual is 3655 N.W. 87 Avenue, Miami, Florida 33178.
(2)

Mr. Arison is a member of the Arison Group (defined below), which has filed a joint statement on Schedule 13D with respect to the shares of Carnival Corporation common stock held by such persons. Each member of the Arison Group may be deemed to own the shares of common stock held by all other members of the Arison Group. For information on the share ownership of other members of the Arison Group, see “Principal Shareholders” table below.

(3)

Includes (i) 4,934,166 shares of common stock held by the various Arison family trusts, (ii) 80,736,445 shares of common stock held by MA 1994 B Shares, L.P. and (iii) 35,465,423 shares of common stock held by the Artsfare 2005 Trust No. 2 by virtue of the authority granted to Mr. Arison under the last will of Ted Arison. Mr. Arison does not have an economic interest in the shares of common stock held by Artsfare 2005 Trust No. 2.

(4)

Includes PBS and SFS grants scheduled to be released on February 12, 2021. The executive officer will also receive additional shares at the time of vesting to take into account dividend reinvestment during the period.

(5)	Includes 565,199 shares held by The Arnold W. Donald Revocable Trust UAD 5/26/98.
(6)	Includes 7,048 shares held by Barclays Wealth on behalf of Barnett Waddingham Trustees Ltd., the trustee for Sir John Parker’s Fixed Unapproved Restricted Retirement Scheme.
(7)	Includes 34,832 shares held by The Arnaldo Perez Trust U/A/D 3/18/2014.

Principal Owners

Set forth below is information concerning the share ownership of as of January 14, 2021:

•

all persons known by us to be the beneficial owners of more than 5% of the 932,485,510 shares of Carnival Corporation common stock and trust shares of beneficial interest in the P&O Princess Special Voting Trust outstanding; and

•

all persons known by us to be the beneficial owners of more than 5% of the 183,830,161 ordinary shares of Carnival plc outstanding, 25,666,636 of which are directly or indirectly owned by Carnival Corporation and have no voting rights.

36	Carnival Corporation & plc 2021 Proxy Statement

SHARE OWNERSHIP

Share Ownership of Certain Beneficial Owners and Management

Micky Arison, Chair of the Board of each of Carnival Corporation and Carnival plc, certain other members of the Arison family and trusts for their benefit (collectively, the “Arison Group”), beneficially own shares representing approximately 13.0% of the voting power of Carnival Corporation and approximately 11.1% of the combined voting power of Carnival Corporation & plc and have informed us that they intend to cause all such shares to be voted in favor of Proposals 1 through 21. The table below begins with the ownership of the Arison Group.

Name and Address of Beneficial Owners or Identity of Group	Amount and Nature of Beneficial Ownership of Carnival Corporation Common Stock*	Percentage of Carnival Corporation Common Stock (%)	Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares		Percentage of Carnival plc Ordinary Shares (%)	Percentage of Combined Voting Power** (%)
MA 1994 B Shares, L.P. 1201 North Market Street Wilmington, DE 19899	80,736,445(1)(2)	8.7	0		—	7.4
MA 1994 B Shares, Inc. 1201 North Market Street Wilmington, DE 19899	80,736,445(1)(2)	8.7	0		—	7.4
Artsfare 2005 Trust No. 2 c/o SunTrust Delaware Trust Company 1011 Centre Road, Suite 108 Wilmington, DE 19805	35,465,423(1)(4)	3.8	0		—	3.3
Verus Protector, LLC Two Alhambra Plaza, Suite 1040 Coral Gables, FL 33134	35,465,423(1)(3)	3.8	0		—	3.3
Richard L. Kohan Two Alhambra Plaza, Suite 1040 Coral Gables, FL 33134	121,138,034(1)(4)	13.0	0		—	11.1
James M. Dubin Madison Place Partners, LLC One Madison Place Harrison, NY 10528	85,671,611(1)(5)(7)	9.2	0		—	7.9
JMD Delaware, LLC 1201 North Market Street Wilmington, DE 19899	82,419,457(1)(5)(7)	8.9	0		—	7.6
KLR, LLC Two Alhambra Plaza, Suite 1040 Coral Gables, FL 33134	82,419,457(1)(8)	8.9	0		—	7.6
Nickel 2015-94 B Trust 1313 North Market Street, Suite 5300 Wilmington, DE 19801	80,736,445(1)(2)	8.7	0		—	7.4
SunTrust Delaware Trust Company 1011 Centre Road, Suite 108 Wilmington, DE 19805	35,465,423(1)(6)	3.8	0		—	3.3
Norges Bank Bankplassen 2 PO Box 1179 Sentrum	0	—	7,995,215	(9)	5.1	***

*, ** and *** have the same meanings as indicated in the table above.

(1)

The Arison Group has filed a joint statement on Schedule 13D with respect to the shares of Carnival Corporation common stock held by such persons. Each member of the Arison Group may be deemed to own the shares of common stock held by all other members of the Arison Group.

(2)

MA 1994 B Shares, L.P. (“MA 1994, L.P.”) owns 85,736,445 shares of common stock. The general partner of MA 1994, L.P. is MA 1994 B Shares, Inc. (“MA 1994, Inc.”), which is wholly-owned by the Nickel 2015-94 B Trust, a trust established for the benefit of Mr. Arison and members of his family (the “B Trust”). The sole limited partner of MA 1994, L.P. is the B Trust. Under the terms of the instrument governing the B Trust, Mr. Arison has the sole right to vote and direct the sale of the common stock indirectly held by the B Trust. By virtue of the limited partnership agreement of MA 1994, L.P., MA 1994, Inc. may be deemed to beneficially own all such 85,736,445 shares of common stock. By virtue of the B Trust being the sole stockholder of MA 1994, Inc., the B Trust may be deemed to beneficially own all such 85,736,445 shares of common stock. By virtue of Mr. Arison’s interest in the B Trust and the B Trust’s interest in MA 1994, L.P., Mr. Arison may be deemed to beneficially own all such 85,736,445 shares of common stock. The administrative trustee of the B Trust is the Northern Trust Company of Delaware.

(3)

Verus Protector, LLC is the protector of Artsfare 2005 Trust No. 2. Verus Protector, LLC has shared voting and dispositive power with respect to the shares of common stock held by Artsfare 2005 Trust No. 2.

Carnival Corporation & plc 2021 Proxy Statement	37

SHARE OWNERSHIP

Share Ownership of Certain Beneficial Owners and Management

(4)

By virtue of being the sole member of Verus Protector, LLC, the sole member of KLR, LLC and a trustee of various Arison family trusts, Mr. Kohan may be deemed to own the aggregate of 126,136,034 shares of common stock beneficially owned by such entities, as to which he disclaims beneficial ownership. Mr. Kohan owns 1,000 shares of common stock directly and owns 1,000 shares of common stock indirectly by virtue of such shares owned by Mr. Kohan’s wife.

(5)

By virtue of being the sole member of JMD Delaware, LLC and trustee of various Arison family trusts, Mr. Dubin may be deemed to own the aggregate of 90,670,611 shares of common stock beneficially owned by such entities, as to which he disclaims beneficial ownership.

(6)	SunTrust Delaware Trust Company acts as trustee for the Artsfare 2005 Trust No. 2.
(7)

JMD Delaware, LLC is a Delaware limited liability company wholly owned by Mr. Dubin. JMD Delaware, LLC acts as an investment and distribution advisor of various Arison family trusts and has shared dispositive power over the shares of common stock held by certain of such trusts.

(8)

KLR, LLC is a Delaware limited liability company wholly owned by Mr. Kohan. KLR, LLC acts as an investment and distribution advisor for various Arison family trusts and has shared dispositive power over the shares of common stock held by certain of such trusts.

(9)

As reflected in a Schedule 13G, filed on February 14, 2020, with the SEC, Norges Bank reported sole voting power and sole dispositive power over 7,983,882 ordinary shares and shared dispositive power over 11,333 shares.

38	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

PROPOSAL 13

ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and pursuant to Section 14A of the Exchange Act, our shareholders are being provided with the opportunity to cast an advisory (non-binding) vote to approve our executive compensation. We refer to this vote as the “say-on-pay” vote. Although this vote is advisory and is not binding on the Boards, the Compensation Committees will take into account the outcome of the vote when considering future executive compensation decisions.

The “say-on-pay” vote is required to be offered to our shareholders at least once every three years. In 2017, our Boards recommended that we provide shareholders with the opportunity to cast their “say-on-pay” vote each year and our shareholders agreed. As a result, the next “say-on-pay” vote is expected to occur at the 2022 Annual Meetings of Shareholders.

The Boards are committed to corporate governance best practices and recognize the significant interest of shareholders in executive compensation matters. The Compensation Committees seek to balance short-term and long-term compensation opportunities to enable Carnival Corporation and Carnival plc to meet short-term objectives while continuing to produce value for their shareholders over the long-term. They also promote a compensation program designed to attract, motivate and retain key executives. As discussed in the Compensation Discussion and Analysis, the Compensation Committees believe that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our Named Executive Officers with those of our shareholders. For example:

•	Our compensation philosophy places more emphasis on variable elements of compensation (such as annual bonuses and equity-based compensation) than fixed remuneration.
•

In accordance with the Compensation Committees’ focus on long-term shareholder returns, they approved performance-based share grants for our Named Executive Officers which vest based upon the extent to which certain pre-grant or post-grant performance criterion are attained. These grants also have maximum payout limitations. Performance criterion may include annual operating income (“OI”), return on invested capital (“ROIC”), absolute total shareholder return (“TSR”) and/or TSR rank relative to the Peer Group (defined below).

•	To further promote long-term shareholder alignment, we require our Named Executive Officers to meet and maintain stock ownership requirements.
•

The Compensation Committees review the position of each element of total direct compensation relative to the competitive market, and use the range of total direct compensation levels in the competitive market to assess the extent to which the compensation provided to our Named Executive Officers is generally consistent with that offered by the competitive market to their named executive officers.

•	Carnival Corporation & plc does not offer U.S. executives excise tax gross-up protections.

We encourage you to read our Compensation Discussion and Analysis contained within this Proxy Statement for a more detailed discussion of our compensation policies and procedures.

Our shareholders have the opportunity to vote for or against, or to abstain from voting on, the following resolution:

“Resolved, that the shareholders approve the compensation of our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this Proxy Statement).”

Carnival Corporation & plc 2021 Proxy Statement	39

COMPENSATION

Advisory (Non-Binding) Vote to Approve the Carnival plc Directors’ Remuneration Report

The Boards of Directors unanimously recommend a vote FOR approval of the compensation of our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this Proxy Statement).

PROPOSAL 14

ADVISORY (NON-BINDING) VOTE TO APPROVE THE CARNIVAL PLC DIRECTORS’ REMUNERATION REPORT

In accordance with Section 439 of the Companies Act and Schedule 8 of the Large and Medium Sized Companies and Groups (Accounts and Reports) Regulations 2008, as amended (the “LMCG Regulations”), shareholders are voting to approve adoption of the Carnival plc Directors’ Remuneration Report. The Carnival plc Directors’ Remuneration Report is in two parts. Part I also constitutes the Compensation Discussion and Analysis as required by regulations promulgated by the SEC, and includes information that Carnival plc is required to disclose in accordance with the LMCG Regulations. Part II of the Carnival plc Directors’ Remuneration Report is set forth as Annex B to this Proxy Statement and includes the additional information that Carnival plc is required to disclose in accordance with the LMCG Regulations, including certain information which has been audited for the purposes of the Carnival plc Annual Report.

UK law only requires an advisory vote on the substance and content of the Carnival plc Directors’ Remuneration Report. Accordingly, disapproval of this Proposal 14 will not require us to amend the report or require any Director to repay any amount. However, the Boards and Compensation Committees are expected to take into account both the voting result and the views of our shareholders in their application, development and implementation of compensation policies and plans.

The Boards of Directors unanimously recommend a vote FOR the approval of the Carnival plc Directors’ Remuneration Report.

COMPENSATION DISCUSSION AND ANALYSIS

and

CARNIVAL PLC DIRECTORS’ REMUNERATION REPORT – PART I

Introduction

Carnival Corporation and Carnival plc are separate legal entities (together referred to in this Report as “Carnival Corporation & plc”) and each company has its own Board of Directors and Compensation Committee. However, as is required by the agreements governing the DLC arrangement, the Boards of Directors and members of the Committees of the Boards, including the Compensation Committees, are identical and there is a single senior management team.

Carnival Corporation and Carnival plc are subject to disclosure regimes in the U.S. and UK. While some of the disclosure requirements are the same or similar, some are very different. As a result, the Carnival plc Directors’ Remuneration Report is in two parts. The information contained in this Part I constitutes the Compensation Discussion and Analysis as required by regulations promulgated by the SEC and includes information that Carnival plc is required to disclose in accordance with Schedule 8 of the LMCG Regulations. Part II of the Carnival plc Directors’ Remuneration Report is set forth as Annex B to this Proxy Statement and includes the additional information that Carnival plc is required to disclose in accordance with the LMCG Regulations, including certain information that has been audited for the purposes of the Carnival plc Annual Report.

40	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

Parts I and II of the Carnival plc Directors’ Remuneration Report are in compliance with the LMCG Regulations, the UK Corporate Governance Code, the Companies Act and the Listing Rules of the UK Financial Conduct Authority (the “FCA”). Both Parts I and II form part of the Carnival plc Annual Report for the year ended November 30, 2020.

Pursuant to rules promulgated by the SEC and the LMCG Regulations, this Compensation Discussion and Analysis reviews the compensation of the following Named Executive Officers of Carnival Corporation & plc:

Named Executive Officers
Arnold W. Donald	President and Chief Executive Officer
David Bernstein	Chief Financial Officer and Chief Accounting Officer
Stein Kruse	Former Group Chief Executive Officer of Holland America Group and Carnival UK
Arnaldo Perez	Secretary & Former General Counsel
Michael Thamm	Group Chief Executive Officer of Costa Group and Carnival Asia

Executive Summary

Our executive compensation program was designed to reward financial results and effective strategic leadership through use of both short-term rewards and long-term incentives and to promote alignment of the financial interests of our executive officers with our shareholders. We seek to provide a total direct compensation package (salary, bonus and equity grants) that allows us to be competitive in the labor markets where we compete for executive talent, adjusted as necessary to take into consideration factors including the relevant senior executive’s performance, experience and responsibilities. We endeavored to align our compensation program’s performance measures with the interests of our shareholders and senior executives by linking actual pay to operating performance and shareholder outcomes.

Our compensation philosophy has historically been to emphasize at-risk incentive pay in order to drive a pay-for-performance culture. In furtherance of this philosophy, all direct compensation for our Named Executive Officers, other than base salary, was 100% at-risk and performance-based.

Given the impact of the COVID-19 pandemic, we made changes to the compensation elements of our Named Executive Officers as outlined below.

Most of our executive officers are located in the U.S., with others based in Europe. As a global entity, it is challenging to establish consistent compensation practices across geographic and operating company units that satisfy the particular requirements of all jurisdictions and local market demands. Since the largest presence of executive officers is in the U.S., our compensation policies primarily reflect U.S. market practices. However, the Compensation Committees seek to incorporate UK compensation principles, including those contained in the UK Corporate Governance Code, to the degree practicable.

Carnival Corporation & plc 2021 Proxy Statement	41

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

Summary

Pre-Pause in Guest Cruise Operations
105 ships Under nine global brands with a diverse workforce of 150,000 team members	Over 700 ports Visited totaling 254,000 lower berths	13 million guests in 2019 Nearly 45 percent of global cruise guests

Fiscal 2020
9 month pause in sailing For substantially all our fleet due to the COVID-19 pandemic	$10.2 billion net loss vs. $3.0 billion in net income in fiscal 2019 on account of the extended pause in sailing	3% earned in incentive pay For Named Executive Officers for the performance periods ending November 30, 2020

Prior to COVID-19, Carnival Corporation & plc had a fleet of over 100 ships that visited over 700 ports around the world and carried 13 million guests in 2019.

In fiscal 2019, prior to the COVID-19 pandemic, we demonstrated strong business momentum with a record $20.8 billion in total revenues, net income of $3.0 billion and record adjusted net income of $3.0 billion, representing the highest full-year adjusted earnings in our history for the fourth straight year. In the face of the global impact of COVID-19, we paused our guest cruise operations in mid-March 2020. In response to this unprecedented situation, we acted to protect the health and safety of guests and shipboard team members, optimize the pause in guest operations and increase our liquidity position. This marked the first complete cessation of our guest cruise operations in our nearly 50-year history.

As a result of the pause, our fleet was not engaged in guest cruise operations for primarily all of fiscal 2020. We anticipate a gradual return to service over time. As we have never previously experienced a complete cessation of our guest cruise operations, we cannot predict the timing of our complete return to service and when various ports will open to our ships. We believe the ongoing effects of COVID-19 on our operations and global bookings have had, and will continue to have, a material negative impact on our financial results and liquidity. Consistent with our long-standing pay-for-performance philosophy, payments were limited to 3% of target, in aggregate, under any executive incentive plans for the fiscal year ended November 30, 2020.

42	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

Response to COVID-19 Pandemic and Business Recovery Strategy

We have been deliberate and decisive in our response to the COVID-19 pandemic:

Health and Safety	Liquidity	Fleet Optimization

As the understanding of COVID-19 continues to evolve, we have been working with a number of world-leading public health, epidemiological and policy experts to support our ongoing efforts with enhanced protocols and procedures for the return of cruise vacations. These advisors will continue to provide guidance based on the latest scientific evidence and best practices for protection and mitigation, as well as regulatory requirements.

We have taken, and continue to take, significant actions to preserve cash and obtain additional capital to increase our liquidity. Between March 2020 and January 14, 2021, we raised $19 billion through a series of transactions.

We expect future capacity to be moderated by the phased re-entry of our ships, the removal of capacity from our fleet and delays in new ship deliveries. Since the pause in guest operations, we have accelerated the removal of ships in 2020 which were previously expected to be sold over the ensuing years. We now expect to dispose of 19 ships, 15 of which have already left the fleet as of January 14, 2021. In total, the 19 ships represent approximately 13 percent of pre-pause capacity and only three percent of operating income in fiscal 2019. The sale of less efficient ships will result in future operating expense efficiencies of approximately two percent per available lower berth day (“ALBD”) and a reduction in fuel consumption of approximately one percent per ALBD.

Protecting the Health and Safety of Guests and Team Members

Early in the pause period, we returned over 260,000 guests to their homes, coordinating with a large number of countries around the globe. We chartered aircraft, utilized commercial flights and even used our ships to sail home guests who could not fly. We also worked around the clock with various local governmental authorities to repatriate our shipboard team members as quickly as possible, using our ships and chartering hundreds of planes. We focused on the physical and mental health of our shipboard team members who experienced extended stays onboard during our repatriation efforts. Wherever possible, we provided shipboard team members with single occupancy cabin accommodations, many with a window or balcony. Shipboard team members also had access to fresh air and other areas of the ship, movies and internet, and available counseling. We were able to successfully repatriate our shipboard team members to more than 130 countries around the globe, other than the safe manning team members who remained on the ships.

Carnival Corporation & plc 2021 Proxy Statement	43

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

We also implemented significant changes in the way we work, pivoting our shoreside operations to allow for remote working, where possible, in order to facilitate physical distancing protocols. We believe these measures are critical to helping keep our employees, their families and the communities in which we work safe and healthy.

Resumption of Guest Operations

We resumed limited guest operations in September 2020, with Costa Cruises (“Costa”) and then with AIDA Cruises (“AIDA”) in October 2020. The initial cruises will continue to take place with adjusted passenger capacity and enhanced health protocols developed with government and health authorities, and guidance from our roster of medical and scientific experts. As of January 14, 2021, none of our ships were operating with guests onboard. These and other brands and ships are expected to return to service over time, as part of our goal to provide guests with unmatched joyful vacations in a manner consistent with our vision regarding our highest priorities, which are compliance, environmental protection and the health, safety and well-being of our guests, crew, shoreside employees and the people in the communities our ships visit.

Health and Safety Protocols

As the understanding of COVID-19 continues to evolve, we have been working with a number of world-leading public health, epidemiological and policy experts to support our ongoing efforts with enhanced protocols and procedures for the return of cruise vacations. These advisors will continue to provide guidance based on the latest scientific evidence and best practices for protection and mitigation, as well as regulatory requirements.

Working with governments, national health authorities and medical experts, Costa and AIDA have a comprehensive set of health and hygiene protocols that has helped facilitate a safe and healthy return to cruise vacations. These enhanced protocols are modeled after shoreside health and mitigation guidelines as provided by each brand’s respective country, and approved by all relevant regulatory authorities of the flag state, Italy. Protocols will be updated based on evolving scientific and medical knowledge related to mitigation strategies. Costa is the first cruise company to earn the Biosafety Trust Certification from Registro Italiano Navale. The certification process examined all aspects of life onboard and ashore and assessed the compliance of the system with procedures aimed at the prevention and control of infections.

We are also working directly with the Centers for Disease Control and Prevention (“CDC”) on the development of protocols necessary to resume cruising from the U.S. We, in conjunction with our advisors, are currently evaluating the requirements set forth in the CDC’s Framework for Conditional Sailing Order effective as of October 30, 2020. The current framework consists of several initial requirements that cruise ship operators will need to follow prior to resuming guest operations. Further, the current framework is subject to additional technical instructions and orders from the CDC and may change based on public health considerations. While the current framework represents an important step in our return to service, many uncertainties remain.

Our plans to resume U.S. operations will be designed to comply with the numerous requirements in the CDC’s framework. We continue to work closely with governments and health authorities in other parts of the world to ensure that our health and safety protocols will also comply with the requirements of each location. Implementing these initial and subsequent requirements may result in an increase in cost and take time before the continued resumption of our guest operations.

44	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

Liquidity

We have taken, and continue to take, significant actions to preserve cash and obtain additional capital to increase our liquidity. Between March 2020 and January 14, 2021, we have raised $19 billion through a series of transactions.

Optimizing the Pause in Guest Operations

While our highest responsibility and top priorities remain focused on maintaining compliance everywhere we operate, protecting the environment and the health, safety and well-being of our guests, the people in the communities we touch and serve, and our shipboard and shoreside employees, we significantly reduced operating expenses by transitioning ships into pause status, reducing marketing and selling expenses, implementing a combination of layoffs, furloughs, reduced work weeks and salary and benefit reductions across the company, including senior management, instituting a hiring freeze across the organization and significantly reducing consultant and contractor roles. In addition, we reduced non-newbuild capital expenditures.

Optimizing the Future Fleet

We expect future capacity to be moderated by the phased re-entry of our ships, the removal of capacity from our fleet and delays in new ship deliveries. Since the pause in guest operations, we have accelerated the removal of ships in 2020 which were previously expected to be sold over the ensuing years. We now expect to dispose of 19 ships, 15 of which have already left the fleet as of January 14, 2021. In total, the 19 ships represent approximately 13 percent of pre-pause capacity and only three percent of operating income in 2019. The sale of less efficient ships is expected to result in future operating expense efficiencies of approximately two percent per ALBD and a reduction in fuel consumption of approximately one percent per ALBD.

Since the pause in guest cruise operations began and through November 30, 2020, we have taken delivery of only two (Enchanted Princess and Iona) of the four ships originally scheduled for delivery in fiscal 2020. Subsequent to November 30, 2020 and through January 14, 2021, we took delivery of two additional ships (Mardi Gras and Costa Firenze). We expect only one more ship to be delivered in fiscal 2021 compared to five ships that were originally scheduled for delivery in fiscal 2021.

Based on the actions taken to date and the scheduled newbuild deliveries through 2022, our fleet is expected to only experience a 1.9 percent compounded annual average capacity growth rate through 2022, be more cost efficient with a roughly 14 percent larger average berth size per ship and an average age of 12 years in 2022 versus 13 years, in each of these cases as compared to 2019.

Carnival Corporation & plc 2021 Proxy Statement	45

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

Fiscal 2020 Performance-Based Compensation (pre-pause)

Our fiscal 2020 incentive compensation program was established at the beginning of the year (pre-pause) after a comprehensive review of our business strategy, operating outlook and in consideration of shareholder feedback and support. The fiscal 2020 program, which structurally resembled the fiscal 2019 incentive compensation program, further supported our compensation philosophy, which emphasizes at-risk incentive pay to drive a pay-for-performance culture. All incentive plans established at the beginning of the fiscal 2020 year for our Named Executive Officers were 100% at-risk and performance-based.

Management Incentive Plan	Management Incentive Plan-Tied Equity (“MTE”)	Performance-Based Shares (“PBS”)	Shareholder Equity Alignment (“SEA”)

Formulaic annual cash incentive plan. Measures annual OI and Health, Environmental, Safety and Security (“HESS”) goals.

Equity award contingent upon one-year OI and HESS performance in connection with the Management Incentive Plan.

Performance determines the number of shares granted, which vests two years from the date of grant.

		Long-term performance-based shares. Measures long-term normalized OI growth and ROIC over a three-year performance period.	Long-term performance-based shares. Measures Carnival Corporation’s absolute and relative TSR over a three-year performance period.

Subsequent Pay Actions to Support Business Stability and Recovery

In the face of the global impact of COVID-19, we paused our guest cruise operations in mid-March. In response to this unprecedented situation, we acted to protect the health and safety of guests and shipboard team members, optimize the pause in guest operations and increase our liquidity position. In September, we began the resumption of limited guest operations as part of our phased-in return to service. As of January 14, 2021, none of our ships were operating with guests onboard. We anticipate a gradual return to service over time. As we have never previously experienced a complete cessation of our guest cruise operations, we cannot predict the timing of our complete return to service and when various ports will reopen to our ships.

The Compensation Committees and management discussed the merits of resetting quantitative performance goals for outstanding incentives or making other adjustments to recognize that the initial fiscal 2020 incentive plan structure was developed under the backdrop of record business results and could not anticipate the unprecedented negative impact of a global COVID-19 pandemic. The Compensation Committees ultimately decided not to modify any outstanding grants as we were unable to definitively determine when the fleet would return to normal operations.

46	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

Instead, given that the global COVID-19 pandemic would have a long-term impact on our organization, the Compensation Committees elected to take special actions to preserve cash, promote retention and leadership stability and realign compensation around our business’ sudden change in priorities to ensure management was incentivized and rewarded for achieving them.

Stock for Salary Grants	Salary Reduction	Special Retention and Incentive Program

In efforts to preserve cash, Messrs. Donald, Bernstein, Kruse and Thamm received RSU grants in lieu of base salary for the three-month period from April 1, 2020 to June 30, 2020, with such RSUs remaining restricted until February 12, 2021.

From July 1, 2020 to November 30, 2020, reduced the base salaries of Mr. Donald by 50%, Messrs. Bernstein, Kruse and Thamm by 25% and Mr. Perez by 20%.

A one-time program was adopted in August 2020 to align the workforce around business recovery actions. Over 5,400 employees were eligible to participate in this program.

For our Named Executive Officers, 50% of the plan was delivered in the form of retention grants that vest semi-annually over a two-year period and 50% was delivered in the form of special performance-based grants which are subject to environmental, social and governance (“ESG”) performance goals that cliff vest in February 2023.

The retention grants were designed to promote retention and leadership stability. The special performance-based grants were designed to reward qualitative performance objectives under an extended pause in cruise operations. The objective was to concentrate global company-wide efforts on our highest near-term priorities, which are to be in compliance everywhere we operate in the world, to protect the environment and the health, safety and well-being of our guests, the people in the communities we touch and our shipboard and shoreside employees.

Pay for Performance

CEO Target Total Direct Compensation

Our executive compensation program directly links executive compensation to our performance and aligns the interests of our Named Executive Officers with those of our shareholders.

As demonstrated by our CEO’s mix of pay, our compensation philosophy places more emphasis on variable elements of compensation (such as annual bonus and equity-based compensation) than fixed remuneration.

Carnival Corporation & plc 2021 Proxy Statement	47

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

CEO Realized Incentive Compensation

		CEO Realized Incentive Compensation ($000)
$9.7 million Target Award Opportunity	CEO Incentives(1)	Target Opportunity ($)	Earned (% of target)	Actual Payout ($)
	2020 Management Inventive Plan	3,000	0	0
$271,000 Estimated Payout	2020 MTE(2)	1,500	0	0
	2018-2020 PBS(3)	3,000	31	271
	2018-2020 SEA	2,209	0	0
	Total	9,709	3	271
The extended pause in sailing operations required by the COVID-19 pandemic had a material impact on our profitability and total shareholder return in 2020.	(1) Reflects performance-based incentives earned at the end of fiscal 2020. (2) Reflects MTE earned based on 2020 Management Incentive Plan performance. (3) Estimated payout value.
Mr. Donald’s incentives earned at the end fiscal 2020 failed to achieve target performance resulting in only 3% payout.

Process for Making Compensation Determinations

The Compensation Committees determine the compensation policy and the compensation payable to all of our executive officers. The Compensation Committees interact with the management of Carnival Corporation & plc on compensation issues primarily through communications, meetings and discussions with the Chief Executive Officer, the Chair of the Boards of Directors and the Chief Human Resources Officer, who also attend meetings of the Compensation Committees as requested by the Compensation Committees. As part of the fiscal 2020 annual compensation determination process, the Chief Executive Officer and the Chair of the Boards of Directors recommended to the Compensation Committees key initiatives and goals for Carnival Corporation & plc at the beginning of the fiscal year.

At the onset of the COVID-19 pandemic, the Boards of Directors held weekly meetings to receive updates on the status of operations, cash preservation efforts and repatriation and employee welfare issues and provided feedback to management, which also informed the Compensation Committees’ efforts. After the pause in operations as a result of the COVID-19 pandemic, the Compensation Committees consulted with the leadership team and FW Cook on matters such as compensation planning, staffing levels and retention incentives with the dual goals of supporting employees and preserving cash. The Compensation Committees took into consideration business needs and the impact of decisions on employees and shareholders. Key compensation decisions undertaken included:

•	no change to fiscal 2020 Management Incentive Plan or MTE targets, resulting in no payouts;
•	no change to performance metrics of the 2020 PBS grants;
•	reduction of base salary from July 1 through November 30, 2020 for leadership team and shoreside employees; and

48	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

•	use of equity grants to preserve cash and provide:
¡	base salary for April 1 through June 30, 2020 to our leadership team, which included Messrs. Donald, Bernstein, Kruse and Thamm;
¡	severance payments to involuntarily separating employees; and
¡	special equity-based grants to remaining employees to promote retention and to realign around the new priorities.

After the fiscal year was completed, the Chief Executive Officer and the Chair of the Boards of Directors reviewed with the Compensation Committees the results of those initiatives, progress towards goals and other material items relating to overall Carnival Corporation & plc performance. The Chief Executive Officer reviewed the annual competitive market analysis provided by the independent consultant, as well as individual performance of each Named Executive Officer and the results of the group of brands or company-wide results, as appropriate, and provided the Compensation Committees with recommended total target compensation levels for each Named Executive Officer, except for his own. The compensation for our Named Executive Officers’ was then determined by the Compensation Committees using their discretion to evaluate the individual performance of our Named Executive Officers and the overall performance of Carnival Corporation & plc.

Independent Compensation Consultants. The Compensation Committees have engaged Frederic W. Cook & Co., Inc. (“FW Cook”) (together with its UK affiliated firm, FIT Remuneration Consultants LLP (“FIT”)) to assist in their annual review of our executive and Director compensation programs. The Compensation Committees believe that FW Cook and FIT provided objective advice to the Compensation Committees. FW Cook and FIT provide no other services to Carnival Corporation & plc.

During fiscal 2020, a consultant from FW Cook attended meetings of the Compensation Committees and provided FW Cook’s views on proposed actions by the Compensation Committees.

During fiscal 2020, the Compensation Committees also engaged Willis Towers Watson (“WTW”) to assist the Compensation Committees with the U.S. and UK CEO Pay Ratio calculations and disclosures.

In accordance with the New York Stock Exchange rules relating to compensation consultant independence, the Compensation Committees have determined that FW Cook, FIT and WTW and their consultants are independent after taking into consideration the factors set forth in the New York Stock Exchange rules. Pursuant to the foregoing factors, the Compensation Committees have determined that FW Cook’s, FIT’s and WTW’s work raised no conflicts of interest.

Peer Group Characteristics. The Compensation Committees perform an annual review of the compensation practices of certain other publicly-listed companies with the assistance of their consultant. This annual market assessment consists of an analysis of executive pay at a group of publicly-listed peer companies.

In April 2019, based on the recommendations of FW Cook, the Compensation Committees approved a peer group listed below (the “Peer Group”), which was used when assessing the fiscal 2020 compensation for our Named Executive Officers. The Peer Group consists of 19 publicly-listed companies from diverse industries that exhibit similar pre-COVID-19 pandemic size and business characteristics with Carnival Corporation & plc. At the time the Peer Group was approved, our revenue ranked at the 45th percentile and market capitalization ranked at the 59th percentile of the Peer Group. We operate in a niche industry with a limited number of other publicly traded cruise operators. The Peer Group reflects the market in which we may compete for business, investor capital and/or executive talent and is more closely aligned to our business complexity, breath, scope, median reviews and market capitalization. The Peer Group reflects a balanced group of companies in the consumer

Carnival Corporation & plc 2021 Proxy Statement	49

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

discretionary sector, including media, retailing, services and transportation companies. For these reasons, the Peer Group was not changed in response to the COVID-19 pandemic and is anticipated to be used in assessing fiscal 2021 compensation for our Named Executive Officers.

Peer Group Companies

•	American Airlines Group Inc.	•	Marriott International, Inc.

•	Darden Restaurants, Inc.	•	McDonald’s Corporation

•	Delta Air Lines, Inc.	•	MGM Resorts International

•	FedEx Corporation	•	Mondelēz International, Inc.

•	General Mills, Inc.	•	Norwegian Cruise Line Holdings Ltd.

•	Hilton Worldwide Holdings Inc.	•	Royal Caribbean Cruises Ltd.

•	International Consolidated Airlines Group, S.A.	•	Starbucks Corporation

•	Kimberly-Clark Corporation	•	United Continental Holdings, Inc.

•	Las Vegas Sands Corp.	•	United Parcel Service, Inc.

•	Live Nation Entertainment, Inc.

Competitive Market (Peer Group) Comparison. Annually, the Compensation Committees’ independent consultant, FW Cook, conducts a competitive market review to assist the Compensation Committees in their assessment of our Named Executive Officers’ competitive positioning of total compensation relative to the markets in which Carnival Corporation & plc competes for executive talent. FW Cook conducted a competitive market assessment on behalf of the Compensation Committees for fiscal 2020. The Compensation Committees reviewed our aggregate Named Executive Officer total compensation in comparison to the competitive market, which consists of the Peer Group as well as third-party surveys that reflect a broad database of hundreds of companies. The Compensation Committees were not provided with the identities of the companies in the surveys generally (or of the subsets of companies which had data for relevant comparable positions). As applicable, any utilized survey data was combined with the data for the Peer Group to produce a consolidated aggregated competitive market range for total direct compensation.

These analyses suggest that, in the aggregate, total direct compensation levels for our Named Executive Officers are competitively positioned. The Compensation Committees, as advised by FW Cook, consider total direct compensation to be generally competitive when within a range of 15% above or below the market median. Actual pay positioning can vary based on factors including job responsibilities, experience, impact of role and individual performance.

Consistent with the approach that the Compensation Committees take in reviewing each element of total direct compensation, the Compensation Committees utilize these analyses to assess the extent to which the compensation provided to our Named Executive Officers is generally consistent with that offered by companies with whom Carnival Corporation & plc competes for executive level talent. The Compensation Committees do not use these analyses to peg any particular element of compensation (or total compensation) to any specific targeted Peer Group level.

Named Executive Officer Compensation Design, Elements and Pay Mix

The compensation elements for our Named Executive Officers consist of base salary, an annual bonus, equity-based compensation and perquisites.

50	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

The compensation practices for each of our Named Executive Officers vary in order to reflect the organizational structure of Carnival Corporation & plc. Three of our Named Executive Officers (Messrs. Donald, Bernstein and Perez) had company-wide roles during fiscal 2020 and two of our Named Executive Officers (Messrs. Kruse and Thamm) were Chief Executive Officers of groups operating two or more brands during fiscal 2020. As a result, the compensation practices for these two types of roles are different.

Named Executive Officer	Type of Role	Base Salary	Annual Bonus	Equity-Based Compensation	Perquisites
Arnold W. Donald	Company-wide role	Based on level of responsibility and increases based on performance or other market factors	Based 100% on company-wide OI	MTE, PBS and SEA grants to align with shareholder outcomes RET and SPBS grants to promote retention and business recovery	Reflect country practices where a Named Executive Officer is employed
David Bernstein
Arnaldo Perez
Stein Kruse	CEO of a group of brands		Based 50% on company-wide OI and 50% on a group of brands’ operating income
Michael Thamm

In determining the amount of any particular compensation element, the Compensation Committees consider the impact of such an element on total compensation (and thus, each element affects the amount paid in respect of other elements of compensation). For example, the Compensation Committees consider the amount of the base salary and annual bonus that may be earned by a Named Executive Officer when making an equity grant.

2020 Compensation Recommendations and Rationale

The established compensation program for the Named Executive Officers places a strong focus on performance-based compensation and enhances the alignment between executive rewards and long-term gains for Carnival Corporation & plc and its shareholders. At the beginning of fiscal 2020, the rationale was that this compensation structure would consist of base salary, performance-based annual bonus and three performance-based equity components tied to achievement of business objectives and total shareholder return. Therefore, every component of the compensation program, with the exception of base salary, is performance-based and at-risk. This compensation philosophy continues to extend beyond our Named Executive Officers to include other key executives, reflecting the Compensation Committees’ commitment to aligning compensation with the success of Carnival Corporation & plc.

However, given the impact of the COVID-19 pandemic and unanticipated pause in our guest cruise operations, the Compensation Committees adopted a special equity program for the Named Executive Officers and other key executives, to promote retention, leadership stability and realign management around our rapidly changing new priorities.

Risk Considerations

The Compensation Committees believe that the incentive structure for senior management does not raise environmental, social or governance risks by inadvertently motivating irresponsible behavior, and that risks arising from Carnival Corporation & plc’s compensation policies and practices for their

Carnival Corporation & plc 2021 Proxy Statement	51

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

workforce are not reasonably likely to have a material adverse effect on Carnival Corporation & plc. Please refer to the “Compensation Risk Assessment” section for additional information.

Base Salaries

Base salaries are intended to provide a level of fixed compensation that is reflective of each Named Executive Officer’s level of responsibility. Base salaries of our Named Executive Officers for fiscal 2020 are reported in the “Summary Compensation Table.” The Compensation Committees annually review each Named Executive Officer’s performance and may increase the base salary of a Named Executive Officer at their discretion if merited by performance or other market factors necessary to attract and retain our executives.

Salaries for fiscal 2020 were established for our Named Executive Officers in January 2020 after performance results for the prior fiscal year were available. There was no increase in the base salaries of our Named Executive Officers for fiscal 2020.

In April 2020, to preserve cash, the Compensation Committees:

•	Issued shares to Messrs. Donald, Bernstein, Kruse and Thamm in lieu of base salary for the three-month period beginning April 1, 2020 to June 30, 2020, with such shares vesting February 12, 2021; and
•

Beginning in July 2020 until November 30, 2020, temporarily reduced the base salaries of Mr. Donald by 50%, Messrs. Bernstein, Kruse and Thamm by 25% and Mr. Perez by 20% (consistent with the salary reductions for all other employees).

Annual Bonuses

In fiscal 2020, each Named Executive Officer’s target bonus comprised a significant portion of their respective total cash compensation opportunity, supporting Carnival Corporation & plc’s objective to emphasize pay for performance. Annual bonus payments are intended to reward short-term individual, corporate, and a group of brands’ performance results and achievements. The emphasis on the annual bonus as compared to base salary allows Carnival Corporation & plc to more closely link financial results to individual and overall company performance. Fiscal 2020 bonuses for our Named Executive Officers are reported in the “Summary Compensation Table” under the column labeled “Non-Equity Incentive Plan Compensation.”

For fiscal 2020, the annual bonuses for our Named Executive Officers were determined in accordance with the Carnival Corporation & plc Management Incentive Plan (the “Management Incentive Plan”) described below.

The Management Incentive Plan is designed to focus the attention of our executives, including our Named Executive Officers, on achieving outstanding performance results as reflected by income from the operations of Carnival Corporation & plc as well as other relevant measures. For the Named Executive Officers who are Chief Executive Officers of a group of brands, the Management Incentive Plan is designed to also focus their attention on achieving outstanding performance results as reflected in the operating income of the group of brands they oversee.

Under the Management Incentive Plan, the Corporation Operating Income Target, Brand Operating Income Target and target bonus for each executive are established by the Compensation Committees for each plan year. The respective operating income targets are the adjusted U.S. Generally Accepted Accounting Principles net income of Carnival Corporation & plc, or the respective brand (or group of brands), excluding interest income and expense, other nonoperating income and expense, and income taxes, as reported by Carnival Corporation & plc, or the respective brand (or group of brands), as

52	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

applicable, for the plan year. The Management Incentive Plan contains clawback and forfeiture provisions in the event of fraud or conduct contributing to any financial restatements or irregularities.

The “Corporation Operating Income Target” and “Brand Operating Income Target” for each year is established by the Compensation Committees taking into account historical performance, company/industry growth, Carnival Corporation & plc’s annual plan, consultation with management, investor guidance (as to the Corporation Operating Income Target), the brand’s annual plan (as to the Brand Operating Income Target) and such other factors as the Compensation Committees deem appropriate. In order to measure management’s controllable operating contribution to the company, the Corporation and Brand Operating Income Targets and the actual Corporation and Brand Operating Income achieved for fiscal 2020 were measured using a constant fuel price per ton and constant currency exchange rates.

In January 2020, the Compensation Committees set the Corporation Operating Income Target for fiscal 2020 at $3.307 billion, which was 1% less than the actual Corporation Operating Income achieved in fiscal 2019 when normalized for fuel price and currency exchange rate impact, consistent with historical methodology. The Compensation Committees believed that this target represented a challenging performance goal.

Under the Management Incentive Plan, the preliminary bonus amounts payable were dependent upon the amount of Corporation Operating Income achieved as compared to the Corporation Operating Income Target as follows:

Plan Provisions
Corporation Operating Income (in billions)	Performance Level (% of Target Achievement)	Payout Percentage(1)

<$3.042	Below Threshold (<92%)	0%

$3.042	Threshold (92%)	50%

$3.307	Target (100%)	100%

$3.472	Maximum (105%)	200%
(1)	The payout curve includes four linear slopes. Payouts between these points are calculated using interpolation.

Bonus funding under the Management Incentive Plan for the Named Executive Officers who are Chief Executive Officers of a group of brands was calculated by reference to a bonus schedule that calibrates the respective weighted Brand Operating Income Target of 50% (proportionally weighted by the size of each brand, when more than one brand is under the scope of the Named Executive Officer) and Corporation Operating Income Target of 50% for the fiscal 2020 plan year with the target bonus.

In January 2020, the Compensation Committees considered the attainment of each brand’s Brand Operating Income Target for fiscal 2020 to be achievable but challenging given each brand’s fiscal 2019 performance.

The fiscal 2020 Brand Operating Income Target for the Holland America Group and Carnival UK (both applicable to Mr. Kruse) were 2% and 3%, respectively, and the Costa Group (applicable to Mr. Thamm) was 6% more than the actual Brand Operating Income achieved in fiscal 2019 when normalized for fuel price and currency exchange rate impact. The Compensation Committees believed that these targets represented challenging performance goals and were both higher than the normalized actual results for fiscal 2019.

In January 2020, the Chief Executive Officer provided the Compensation Committees with his recommendations regarding the fiscal 2020 target bonus amounts under the Management Incentive Plan for our Named Executive Officers (other than himself), in which there was no increase from their fiscal 2019 target bonuses. The Compensation Committees accepted the Chief Executive Officer’s recommendations.

Carnival Corporation & plc 2021 Proxy Statement	53

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

These amounts were established by the Compensation Committees after taking into consideration the competitive market analysis (described above), historical bonus payout levels, the challenging Corporation Operating Income Target established by the Compensation Committees for fiscal 2020 and the Compensation Committees’ continued philosophy to place emphasis on performance-based pay elements.

One factor incorporated into the Management Incentive Plan program that would further modify the bonus funding percentage was our HESS performance, as determined by the HESS Committees. To make this annual determination, the HESS Committees met regularly with our Chief Maritime Officer to review an extensive analysis of each brand’s and Carnival Corporation & plc’s enterprise-wide performance in HESS-related areas tracked throughout the course of the fiscal year. The analysis includes an evaluation of more than 20 individual factors of HESS performance, within the three categories focused on: safe ships, safe passengers and crew and safe environment. Each factor is evaluated based on each brand’s overall performance and trend. If a bonus funding level is achieved, based on the results of the analysis, the bonuses would be adjusted up or down to reflect the HESS performance of the Corporation as a whole for Messrs. Donald, Bernstein and Perez, or the brands overseen by Messrs. Kruse and Thamm.

When the results of the analysis were applied, the Compensation Committees did not make changes to the fiscal 2020 Management Incentive Plan targets. As a result of the impact of the COVID-19 pandemic and pause in guest operations, neither the Corporation Operating Income Target nor the Brand Operating Income Targets for fiscal 2020 were achieved and no bonuses have been earned by any of the Named Executive Officers. The fiscal 2020 target and earned bonuses were as follows:

Named Executive Officer	Fiscal 2020 Target Bonus	Fiscal 2020 Earned Bonus
Arnold W. Donald	$3,000,000	$0
David Bernstein	$1,000,000	$0
Stein Kruse	$1,200,000	$0
Arnaldo Perez	$ 450,000	$0
Michael Thamm	€1,116,000	€0

Equity-Based Compensation

A.    General

The Compensation Committees grant equity-based compensation to our Named Executive Officers to provide long-term incentives and align management and shareholder interests. The Compensation Committees believe that a substantial portion of compensation should be equity-based. The equity-based compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance and align the interests of the executive with our shareholders. To further augment these views the equity program approved in January 2020 for fiscal 2020 was 100% performance-based for our Named Executive Officers and other key executives within Carnival Corporation & plc. For fiscal 2020, this includes three different types of performance-based equity grants:

•	MTE grants;
•	PBS grants; and
•	SEA grants.

These equity grants provide for performance-based vesting or granting criteria and align our senior management team’s long-term compensation opportunities with Carnival Corporation & plc’s long-term

54	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

performance. In addition, the value of these equity grants serves to link pay and performance in two ways: they have pre- or post-grant performance criteria to determine the number of shares earned and the value of the shares earned appreciate or depreciate based on the trading price of our shares.

Our equity-based compensation grants are made pursuant to the Carnival Corporation 2020 Stock Plan or the Carnival plc 2014 Employee Share Plan, which have been approved by Carnival Corporation & plc’s shareholders. Messrs. Donald, Bernstein, Kruse and Perez received equity grants under the Carnival Corporation 2020 Stock Plan. Mr. Thamm received equity grants under the Carnival Corporation 2020 Stock Plan and the Carnival plc 2014 Employee Share Plan.

The specific equity grants made to our Named Executive Officers in early 2020 reflected the desire of the Compensation Committees to link this compensation to performance. The number and form of equity grants made annually to our Named Executive Officers are determined both in the discretion of the Compensation Committees and pursuant to certain agreements with certain Named Executive Officers. Existing ownership levels are not a factor in grant determinations, as the Compensation Committees do not want to discourage executives from holding significant amounts of Carnival Corporation and Carnival plc shares.

The value of equity grants made to our Named Executive Officers other than the Chief Executive Officer was determined by the Compensation Committees after reviewing the recommendation of the Chief Executive Officer and the Chair of the Boards of Directors and the other elements of the Named Executive Officer’s current year compensation, taking into account the position and role of the Named Executive Officer, the individual performance in the preceding fiscal year and historically, and the perceived future value to Carnival Corporation & plc. When reviewing the competitive market assessment provided by FW Cook for total direct compensation, the Compensation Committees also evaluated the long-term and short-term incentive compensation components to confirm that the value of a Named Executive Officer’s aggregate equity-based compensation and total direct compensation remains generally competitive. Similar to the approach taken for the other Named Executive Officers, the value of equity grants made to the Chief Executive Officer was determined by the Compensation Committees after consultation with FW Cook, taking into account his position and role, his individual performance, perceived future value and competitive market position.

B.    Disclosure and the Timing of Equity-Based Compensation

The Compensation Committees met in January 2020 to determine the target values of the MTE grants and SEA grants and in February 2020 to determine the PBS grants, all of which are part of the equity-based compensation for key executives in fiscal 2020.

We describe below the MTE grants made in early 2020 (which were discussed previously in last year’s Proxy Statement but first appear in the “Summary Compensation Table” and “Grants of Plan-Based Awards in Fiscal 2020” table in this year’s Proxy Statement).

C.    Fiscal 2020 Annual Grants

2020 MTE Grants. In January 2020, the Compensation Committees approved an MTE target grant value for each of our Named Executive Officers and certain other executives. Each target grant value was determined after consideration of recommendations received from the Chief Executive Officer and the Chair of the Boards of Directors, as well as reviewing the scope of the Named Executive Officer’s responsibilities, performance and long-term retention considerations. There was no increase in the MTE target for the Named Executive Officers for fiscal 2020.

Carnival Corporation & plc 2021 Proxy Statement	55

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

For fiscal 2020, the performance metrics of the MTE grants are the same as the performance metrics for the Management Incentive Plan, which are described in the “Annual Bonuses” section. Following the end of fiscal 2020, the actual 2020 Management Incentive Plan payout percentage is applied to the MTE target grant value to determine the actual MTE grant values, which may be from zero to 200% of target. In January 2021, the Compensation Committees confirmed that the MTE grant goals were not achieved, and no MTE grants were made.

The MTE grants made during January 2020 were previously discussed in detail in our 2020 Proxy Statement. However, as discussed above, due to SEC disclosure rules, the grant date fair value of these grants is included in this Proxy Statement’s “Summary Compensation Table” and “Grants of Plan-Based Awards in Fiscal 2020” table.

2020 PBS Grants. The PBS grants made to our Named Executive Officers and other key executives in February 2020 vest zero to 200% of target based upon the extent to which Corporation Operating Income, as adjusted for certain fuel price change and currency exchange rate impacts, for each of the three fiscal years in the 2020-2022 performance cycle, the average of the fiscal 2021 and 2020 ROIC performance results and ESG metrics results exceeds the specified performance goals. The ESG metrics focus on reductions in CO2e intensity, food waste and single use items. Under the terms of the grant, the Corporation Operating Income result is weighted 50%, ROIC result is weighted 25% and the ESG metrics results are weighted 25%. The maximum payout is 200% of target. The Corporation Operating Income target, ROIC target and ESG targets will be disclosed at the end of the performance period (as these targets are deemed strategic and commercially sensitive).

The Compensation Committees believed that growth in the Corporation Operating Income was a critical measure of Carnival Corporation & plc’s ability to maintain and grow earnings over time. The grants were designed to align an increasing proportion of the total compensation of key members of our management team (126 senior managers worldwide, including our Named Executive Officers) with the long-term growth of Carnival Corporation & plc.

The Compensation Committees approved the PBS grants to our Named Executive Officers after an evaluation of current market practice, the aggregate market positioning of total direct compensation, and the Compensation Committees’ focus on the alignment between our Named Executive Officer’s pay outcomes and Carnival Corporation & plc’s long-term performance.

2020 SEA Grants. In January 2020, the Compensation Committees made SEA grants to the Named Executive Officers and certain other key executives. All Named Executive Officers received SEA grants in the form of RSUs of Carnival Corporation common stock.

The SEA grant is based upon Carnival Corporation’s absolute TSR performance as modified by our TSR rank relative to the Peer Group over the period of December 1, 2019 through November 30, 2022. The maximum possible payout is 4.5 times the target number of SEA RSUs, subject to a value cap of 5.5 times the grant date value. While dividends are taken into account in assessing the TSR calculations, these RSUs do not accrue any dividends over the performance period. Absolute TSR growth is calculated using the 90-day average stock price as of December 1, 2019 of $44.55. Any earned shares will vest after the Compensation Committees certify the results and are contingent upon continued employment.

56	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

The SEA grant requires an absolute TSR condition that is linked to Carnival Corporation’s share price growth as follows:

Goal Levels	Absolute TSR Compound Annual Growth per Year (%)	Vesting	Payout (%)
Below Threshold	Less than 6	0.0%	0
Threshold	6	At 6%, each 0.3% increase in the compound annual growth rate increases the absolute TSR vesting by 5.6% of the initial number of SEA restricted stock units granted until the maximum growth is reached	50
Target	9		100
Maximum	20	At maximum, three times the initial number of SEA restricted stock units granted is earned subject to a cap that the number of shares be reduced to such shares as have a value equal to 5.5 times the grant date value if, at the end of the performance period, they would then be worth more than 5.5 times the grant date value	300

The absolute TSR payout percentage is then multiplied by a modifier tied to Carnival Corporation’s TSR ranking relative to the 2020 Peer Group which may increase or decrease the absolute TSR result, as follows:

Quintile	Fifth	Fourth	Third	Second	First
Relative TSR Ranking (%)	0-14	15-29	30-69	70-84	85-100
Relative TSR Modification (%)	33	75	100	125	150

The Compensation Committees believe that these SEA grants provide the Name Executive Officers with meaningful upside tied explicitly to shareholder outcomes and create alignment among the Named Executive Officers and senior management team.

The SEA grants made to our Named Executive Officers in January 2020 are included in the “Grants of Plan-Based Awards in Fiscal 2020” table.

2020 Shares in Lieu of Salary (“SFS”) Grants. In order to preserve liquidity, the leadership team, which included Messrs. Donald, Bernstein, Kruse and Thamm, requested that the Compensation Committees consider making SFS grants in lieu of their second quarter base salaries for the dual purpose of preserving cash and demonstrating their belief in the organization. In April 2020, the Compensation Committees approved the SFS grants. The amount of each of their base salaries was converted into a number of RSUs based on the grant date closing price of $12.42 for Carnival Corporation common shares and £9.66 for Carnival plc ordinary shares. The SFS grants vested on June 30, 2020 but remain subject to restriction until February 12, 2021.

2020 Special Retention (“RET”) and Special PBS (“SPBS”) Grants. Given that the global COVID-19 pandemic would have a long-term impact on our organization, the Compensation Committees elected to take special actions to preserve cash, promote retention and leadership stability, and realign compensation around our business’ sudden change in priorities to ensure management was incentivized and rewarded for achieving them. As a result, on August 28, 2020, the Compensation Committees approved a special equity incentive program to promote retention and to recognize employees for their efforts in the face of the COVID-19 pandemic business environment. This program includes a broad range of shore-based and ship-based employees, as well as the Named Executive Officers.

As part of this program, each Named Executive Officer received a RET grant and a SPBS grant. The Compensation Committees approved grants of a fixed number of RSUs with an aggregate value of

Carnival Corporation & plc 2021 Proxy Statement	57

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

approximately 35% of each Named Executive Officer’s total target direct compensation. The number of RSUs was divided equally between the RET and SPBS grants. The RET grant will vest over time on a 25% pro-rata basis in January and July of each of 2021 and 2022. The SPBS grants measure performance over fiscal 2020-2022 and will vest in February 2023 from zero to 150%, depending upon the achievement of ESG performance targets, which are based upon the same ESG metrics and targets applicable to the 2020 PBS grants. These targets will be disclosed at the end of the performance period (as they are deemed strategic and commercially sensitive).

D.    Disclosure of Prior Years’ Equity Grant Results

2018 PBS Grants. The 2018 PBS grants made to the Named Executive Officers in February 2018 reached the end of the performance period at the end of fiscal 2020 and vested on February 12, 2021. Under the terms of the 2018 PBS grant, shares vested based upon the extent to which Corporation Operating Income (60% weighting), as adjusted for 100% of year-over-year fuel price changes and currency exchange rate impact for each of fiscal 2018, 2019 and 2020 and three-year average ROIC result (40% weighting) reached or exceeded the following:

Goal Level	Annual Operating Income Growth Goal			Annual Operating Income Goal			Three-Year Average ROIC Goal (%)	Payout for Operating
	2018 (%)	2019 (%)	2020 (%)	2018 ($ in billions)	2019 ($ in billions)	2020 ($ in billions)		Income & ROIC Goals (%)
Threshold	1	5	6	3.070	3.460	3.505	9.800	50
Target	9	10	10	3.335	3.625	3.637	10.000	100
Maximum	16	15	15	3.565	3.789	3.802	10.387	200

The Corporation Operating Income and ROIC results for the 2018 PBS grant were as follows:

Operating Income and ROIC Results	2018 Corporation Operating Income ($ in billions)	2019 Corporation Operating Income ($ in billions)	2020 Corporation Operating Income ($ in billions)	Three- Year Average ROIC
Annual Adjusted Operating Income	$3,463	$3,423	($5,026)
Percent of Target Annual Adjusted Operating Income Growth	103.84%	3.89%	(252.02%)
Annual Operating Income Growth Payout (%)	155.55%	0.00%	0.00%
Three-year Average ROIC (%)				2.50%

The fiscal 2018, 2019 and 2020 annual adjusted Corporation Operating Income growth payout percentages were averaged, and the three-year average ROIC result was calculated to determine the respective payout percentages that were then weighted to obtain final payout percentages, as follows:

Payout % and TSR Modifier	Unweighted Payout (%)	Weighting (%)	Weighted Payout (%)
Average Annual Adjusted Operating Income Payout	51.85	60	31.11
ROIC Payout	0.00	40	0.00
Final Payout			31.11

58	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

Based on these performance measures and a 31.11% final payout percentage, the Named Executive Officers received the following:

Named Executive Officer	2018 PBS Target Shares (#)	2018 PBS Earned Shares(1) (#)
Arnold W. Donald	43,623	13,571
David Bernstein	12,360	3,845
Stein Kruse	17,449	5,428
Arnaldo Perez	7,270	2,261
Michael Thamm	20,474	6,369

(1)	Additional shares will be provided to take into account dividend reinvestment during the period.

2018 SEA Grants. The 2018 SEA grants made to the Named Executive Officers in April 2018 reached the end of the performance period at the end of fiscal 2020. Under the terms of the 2018 SEA grant, shares vest based upon the extent to which our absolute TSR compound annual growth rate over the November 30, 2019 to November 30, 2020 performance period and TSR ranking relative to the 2018 Peer Group for the same period reached or exceeded certain goals. The 90-day average starting price for the 2018 SEA grant was $66.04. As a result of the COVID-19 pandemic’s impact on our share price, the ending 90-day average price at November 30, 2020 was $17.25, resulting in no payout for these grants.

Perquisites and Other Compensation

Our Named Executive Officers are provided various perquisites believed by the Compensation Committees to be representative of common practices for executives in their respective countries. Some of Messrs. Donald’s and Thamm’s perquisites and other benefits are provided pursuant to terms of their employment agreements. The Compensation Committees, with the assistance of FW Cook, review perquisites provided to our Named Executive Officers on a periodic basis and take into account each Named Executive Officer’s particular circumstances and overall level of compensation, and believe that perquisites provided by Carnival Corporation & plc continue to be an appropriate element of the overall compensation package used to attract and retain such officers.

The Compensation Committees have approved a policy to establish procedures and controls as to the authorized use of aircraft owned or chartered by Carnival Corporation & plc (the “Aircraft”). According to the policy, the Aircraft can only be used for business purposes. Guests may accompany these executives when traveling. The Compensation Committees have also agreed to allow Mr. Donald to use the Aircraft for personal use so long as the incremental cost to Carnival Corporation & plc does not exceed $200,000 per year. Once that threshold is reached, Mr. Donald will reimburse us for those costs. The Compensation Committees determined that the Aircraft usage policy and levels of usage and costs were consistent with those offered by large multinational companies like Carnival Corporation & plc.

In lieu of participation in the Carnival Corporation Nonqualified Savings Plan under which plans were discontinued in accordance with Section 457A of the U.S. Internal Revenue Code, the Compensation Committees approved payment of additional annual compensation directly to these employees in an amount equal to what would have been deposited on behalf of those employees into that plan, less, as described below, any amount Carnival Corporation contributes to the Carnival Corporation Fun Ship Savings Plan, a 401(k) plan (the “401(k) Plan”). These payments are taxable as ordinary income.

Carnival Corporation & plc 2021 Proxy Statement	59

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

Beginning with the 2010 calendar year, the 401(k) Plan was amended and currently allows Messrs. Donald, Bernstein and Perez (as well as all other highly compensated employees) to defer a limited amount of compensation into the 401(k) Plan subject to nondiscrimination testing. Until May 2020, when the matching contributions were suspended through the end of December 2020, Carnival Corporation made a matching contribution to the 401(k) Plan under the plan’s formula, subject to nondiscrimination testing.

The perquisites received by each Named Executive Officer in fiscal 2020, as well as their incremental cost to Carnival Corporation & plc, are reported in the “Summary Compensation Table” and its accompanying footnotes.

Post-Employment Compensation Obligations

Carnival Corporation & plc does not have any change of control agreements that provide cash severance to our Named Executive Officers upon a change of control of Carnival Corporation & plc, with the exception of the employment agreement with Mr. Donald. Carnival Corporation & plc does not have employment agreements with any of our Named Executive Officers that provide cash severance benefits in connection with the termination of the executive’s employment, with the exception of employment agreements with Messrs. Donald and Thamm.

Mr. Donald’s employment agreement is subject to renewal annually on October 14th of each year. If Mr. Donald wishes to leave prior to the end of the current term, he would generally need to provide at least 60 days’ written notice. The payments to Mr. Donald in the event of termination are set forth in the “Post-Employment Cash Compensation Obligations to Mr. Donald” section.

Mr. Thamm’s employment agreement provides that he is generally entitled to an amount equal to 50% of his total remuneration most recently received by him as compensation for his agreement not to engage in competition with us. The Compensation Committees believe that the severance benefits provided to Mr. Thamm under his employment agreement are reasonable and in accordance with market practice in the European Union.

Upon termination of employment for certain circumstances or upon a change of control, our Named Executive Officers may be entitled to retain or receive accelerated vesting of equity grants. Under the terms of the Carnival Corporation 2011 Stock Plan, the Carnival plc 2014 Employee Share Plan and the Carnival Corporation 2020 Stock Plan, however, the default provision upon a change in control would provide only for a “double trigger” acceleration of equity grants (such that no acceleration would occur unless the participant’s employment were subsequently terminated by Carnival Corporation & plc (or its successor) without cause). These benefits are provided under the terms of the plans pursuant to which the equity grants were made, the grant agreement and under individual agreements with certain Named Executive Officers. However, none of our Named Executive Officers are entitled to receive any tax gross-up payments in respect of their severance benefits or accelerated equity grants. The benefits that our Named Executive Officers may be eligible to receive in connection with the termination of their employment or upon a change of control are described in detail in the “Potential Payments Upon Termination or Change of Control” section.

The Compensation Committees believe that these arrangements are reasonable and encourage an executive to comply with post-termination non-compete and other restrictive covenants and to cooperate with us both before and after their employment is terminated.

Pensions and Deferred Compensation Plans

Carnival Corporation & plc do not operate pension or deferred compensation programs for the Named Executive Officers.

60	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

Stock Ownership Policy

Our Boards of Directors and Compensation Committees believe it is important for Directors and executive officers to build and maintain a long-term ownership position in Carnival Corporation or Carnival plc shares in order to align their financial interests with those of our shareholders and to encourage the creation of long-term value. Our compensation structure provides for a significant percentage of compensation to be equity-based, which places a substantial portion of compensation at risk over a long-term period. Accordingly, our executive officers, including our Named Executive Officers who are currently executive officers, are subject to a stock ownership policy. The policy specifies target ownership levels of Carnival Corporation or Carnival plc shares for each executive expressed in terms of the value of the equity holdings (excluding PBS and SEA grants which have not vested) as a multiple of each executive officer’s base salary. The target ownership levels are as follows:

Officers	Ownership Target Multiple of Base Salary
Chair and/or Chief Executive Officer	6X salary
Vice Chair and/or Chief Operating Officer	4X salary
Other Executive Officers	3X salary

Individuals who are newly designated as executive officers are expected to be in compliance with the stock ownership policy within five years of the date of becoming an executive officer.

The stock ownership policy for executive officers was modified to provide that an executive officer will be deemed in compliance with the ownership requirements if the decline in the Carnival Corporation or Carnival plc share price after February 28, 2020 resulted in the executive officer falling below the applicable ownership level, provided that they were in compliance prior to February 28, 2020 and do not sell or transfer ownership of any such shares until after the ownership target has again been achieved, unless otherwise approved by the Compensation Committees. The modification deemed appropriate given the extraordinary impact of the COVID-19 pandemic on our share price.

All of our executive officers are in compliance with the stock ownership policy. Carnival Corporation & plc does not make any commitment to any persons covered by the stock ownership policy that they will receive any particular level of equity-based grants.

The stock ownership policy provides that executive officers be required to retain at least 50% of the shares received upon release (other than the shares received upon release of the SFS and RET shares) after deducting withholding taxes, until their target ownership is achieved.

Hedging Policy

Because we believe it is improper and inappropriate for any Board member or employee to engage in short-term or speculative transactions involving Carnival Corporation & plc securities, our Securities Trading Policy provides that they may not engage in any of the following activities with respect to Carnival Corporation & plc securities at any time:

•	purchasing of shares of either Carnival Corporation or Carnival plc on margin;
•	short sales; or
•	buying or selling puts, calls or other derivatives in respect of Carnival Corporation & plc securities.

Board members and employees may pledge shares, including as part of a margin account, but they are warned that sales of such shares could have securities law implications, including under Section 16 of the U.S. Securities Act.

Carnival Corporation & plc 2021 Proxy Statement	61

COMPENSATION

Compensation Discussion and Analysis and Carnival plc Directors’ Remuneration Report—Part I

Although we discourage speculative hedging transactions, employees (other than executive officers) are permitted to engage in long-term hedging transactions that are designed to protect their investment in Carnival Corporation and Carnival plc shares (i.e., the hedge must be for at least one year and relate to shares or options held by the individual). Any such transactions must be pre-cleared by the Legal Department. Because these activities raise issues under the U.S. federal securities laws, any person intending to engage in permitted hedging transactions is strongly urged to consult his or her own legal counsel.

Our Securities Trading Policy provides additional restrictions for Directors and executive officers. They are prohibited from purchasing, selling or writing any exchange-traded call and put options that have Carnival Corporation or Carnival plc shares as the underlying security. In addition, Directors and executive officers may not engage in any hedging transaction on Carnival Corporation or Carnival plc shares that they beneficially own, including, but not limited to, “forward contracts,” “collars,” “equity swaps” or “straddles.”

Shareholder Engagement

Carnival Corporation & plc has a long-standing shareholder outreach program and routinely interacts with shareholders on a number of matters, including executive compensation. The Compensation Committees consider all feedback received about executive compensation.

In April 2020, shareholders approved our “say-on-pay” proposal with 81.1% of the votes cast in favor of the compensation paid to our Named Executive Officers. During the past year, we continued to engage with shareholders and seek feedback on our compensation program and incorporate the results of that feedback in our compensation decisions. The Compensation Committees did not make any changes to the executive compensation program specifically as a result of the 2020 “say-on-pay” vote.

The Compensation Committees have and will continue to consider results from the annual shareholder advisory votes, including the next vote in April 2021, as well as other shareholder input, when reviewing executive compensation programs and policies.

Impact of Regulatory Requirements on Compensation

In making determinations regarding executive compensation, the Compensation Committees consider relevant issues relating to accounting treatment, tax treatment (both company and individual) and regulatory requirements. The global nature of Carnival Corporation & plc’s operations necessarily means that monitoring these technical issues and considering their potential impact on the appropriate design and operation of executive remuneration programs is an increasingly complex exercise. Technical issues are evaluated in light of Carnival Corporation & plc’s philosophy and objectives for executive compensation and their corporate governance principles, as described earlier in this Compensation Discussion and Analysis.

62	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Report of the Compensation Committees

REPORT OF THE COMPENSATION COMMITTEES

The Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed it with the management of Carnival Corporation & plc. Based on their review and discussions with management, the Compensation Committees recommended to our Boards of Directors that the Compensation Discussion and Analysis be incorporated by reference into the Carnival Corporation & plc 2020 joint Annual Report on Form 10-K and included in the Carnival Corporation & plc 2020 Proxy Statement. This Report is provided by the following independent Directors, who comprise the Compensation Committees:

The Compensation Committee of Carnival Corporation	The Compensation Committee of Carnival plc
Randall J. Weisenburger, Chair	Randall J. Weisenburger, Chair
Helen Deeble	Helen Deeble
Richard J. Glasier	Richard J. Glasier
Laura Weil	Laura Weil

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2020, the Compensation Committees were comprised of the four independent Directors listed above, with Helen Deeble joining the Compensation Committees on February 1, 2020. No member of the Compensation Committees is a current, or during fiscal 2020 was a former, officer or employee of Carnival Corporation, Carnival plc or any of their subsidiaries. During fiscal 2020, no member of the Compensation Committees had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In fiscal 2020, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of Carnival Corporation or Carnival plc.

COMPENSATION TABLES

Although Carnival Corporation and Carnival plc are two separate entities, our business is run by a single senior management team. The following tables, narrative and footnotes discuss the compensation of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for the year ended November 30, 2020, who are referred to as the Named Executive Officers. Mr. Thamm’s cash compensation was payable in euro. These euro amounts have been converted into U.S. dollars at the average U.S. dollar to euro exchange rate for fiscal 2020 of $1.13:€1.

Carnival Corporation & plc 2021 Proxy Statement	63

COMPENSATION

Compensation Tables

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Arnold W. Donald	2020	857,413	12,228,417	0	220,267	13,306,097
President & CEO	2019	1,500,000	7,111,120	2,250,000	288,394	11,149,514
	2018	1,500,000	7,028,094	4,689,000	289,790	13,506,884
David Bernstein	2020	526,902	3,682,967	0	216,455	4,426,324
CFO & CAO	2019	750,000	1,979,949	750,000	292,472	3,772,421
	2018	750,000	1,959,205	1,563,000	283,589	4,555,794
Stein Kruse	2020	613,701	4,532,977	0	82,083	5,228,761
Former Group CEO of Holland	2019	925,000	2,559,153	565,200	84,039	4,133,392
America Group & Carnival UK	2018	925,000	2,704,688	1,808,400	78,305	5,516,393
Arnaldo Perez	2020	414,347	1,698,758	0	211,869	2,324,974
Secretary & Former General	2019	450,000	1,016,893	337,500	266,016	2,070,409
Counsel	2018	450,000	996,096	703,350	256,462	2,405,908
Michael Thamm	2020	631,781	4,369,595	0	175,443	5,176,819
CEO of Costa	2019	963,480	3,284,809	474,970	476,915	5,200,173
Group & Carnival Asia	2018	1,023,698	2,415,232	1,760,981	83,666	5,283,577
(1)

No stock option grants were made in fiscal 2018 through 2020. The amounts included in the “Summary Compensation Table” reflect the grant date fair value, assuming no risk of forfeiture, of the grants of Carnival Corporation restricted shares and Carnival plc RSUs made to our Named Executive Officers in fiscal 2020, calculated in accordance with ASC 718. The valuation of share-based grants is discussed in Notes 2 and 13 to the financial statements in the Carnival Corporation & plc joint Annual Report on Form 10-K for the year ended November 30, 2020. The amounts reflect the grant date fair value (100% of target) of the annual SEA, PBS and SPBS grants made in January, February and August 2020, respectively, calculated in accordance with ASC 718. The grant date fair value of the annual SEA, PBS and SPBS grants assuming combined maximum performance (being 450%, 200% and 150% of target, respectively) is $21,560,201 for Mr. Donald, $6,410,624 for Mr. Bernstein, $8,070,030 for Mr. Kruse, $2,537,797 for Mr. Perez and $7,977,142 for Mr. Thamm. For the proceeds actually received by the Named Executive Officers upon the vesting of restricted shares or RSUs, see the “Stock Vested for Fiscal 2019” table.

(2)	See the “All Other Compensation” table for additional information.

All Other Compensation

Each component of the All Other Compensation column in the “Summary Compensation Table” for fiscal 2020 is as follows:

Item	Arnold W. Donald ($)	David Bernstein ($)	Stein Kruse ($)	Arnaldo Perez ($)	Michael Thamm ($)

Profit sharing contribution	75,000	135,000	16,344	118,125	—

Employer contributions to defined contribution plan	11,375	11,375	5,078	11,375	—

Private medical/health insurance costs and premiums(1)	52,621	49,858	27,018	63,286	13,630

Accidental death and dismemberment insurance premiums	104	104	—	104	17,940

Automobile lease or allowance	24,000	11,400	13,000	11,400	20,693

Personal use of Aircrafts and other personal air travel(2)	50,015	—	13,364	—	—

Driver and security	—	—	—	—	23,128

Reimbursement of advisor fees and associated gross-up(3)	—	—	—	—	95,614

Other(4)	7,152	8,718	7,280	7,579	4,438

TOTAL	220,267	216,455	82,083	211,869	175,443
(1)

Certain of our Named Executive Officers are eligible to participate in an executive health insurance program, which includes a fully insured plan and a secondary insured plan. Amounts reported represent the cost of the premiums paid on a Named

64	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Compensation Tables

Executive Officer’s behalf under these plans plus the additional costs of medical services rendered during the fiscal year. Named Executive Officers participating in this plan generally have until March 31, 2021 to submit their 2020 claims for reimbursement, and as a result, these amounts may increase. The maximum amount that may be reimbursed in any year under the secondary plan is $20,000.

(2)

Represents the aggregate incremental cost to Carnival Corporation & plc for travel on the Aircraft not related to company business. The aggregate incremental cost for the use of the Aircraft for personal travel is calculated by multiplying the hourly variable cost rate for the Aircraft used by the hours used. The hourly variable cost rate primarily includes fuel, airport handling and other fees, Aircraft repairs and maintenance, crew expenses and catering. The hourly variable cost rate is recomputed annually to reflect changes in costs. Fixed costs which do not change based on usage, such as pilots’ salaries, Aircraft depreciation and overhead costs, are excluded.

(3)

In connection with the reimbursement of over withheld taxes described in the “Transactions with Related Persons” section in last year’s Proxy Statement, we reimbursed a portion of Mr. Thamm’s advisor fees incurred in connection with that transaction and provided an additional payment to cover taxes incurred related to the reimbursement.

(4)

Includes the total amount of other benefits provided, none of which individually exceeded $10,000 for the designated Named Executive Officer. These other benefits include: automobile repair and expenses, life and disability insurance premiums, tax planning and return preparation fees and gross-ups for a portion of income taxes for spousal travel.

Additional information with respect to Carnival plc’s compensation and reimbursement practices during fiscal 2020 for Non-Executive Directors is included in Part II of the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this Proxy Statement.

Grants of Plan-Based Awards in Fiscal 2020

Equity grants and non-equity awards made to the Named Executive Officers during fiscal 2020 are as follows:

	Grant		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1) ($)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name	Type	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	($)
Arnold W. Donald			1,500,000	3,000,000	6,000,000
	MTE	1/17/2020							21,676	1,124,984
	SEA	1/17/2020				25,000	50,000	225,000		2,597,336
	PBS	2/21/2020				35,980	71,959	143,918		2,999,971
	SFS	4/9/2020							27,815	345,462
	RET	8/28/2020							150,000	2,581,500
	SPBS	8/28/2020				75,000	150,000	225,000		2,581,500
David Bernstein			500,000	1,000,000	2,000,000
	MTE	1/17/2020							5,780	299,982
	SEA	1/17/2020				7,500	15,000	67,500		779,201
	PBS	2/21/2020				10,194	20,388	40,776		849,976
	SFS	4/9/2020							11,982	148,816
	RET	8/28/2020							46,650	802,846
	SPBS	8/28/2020				23,325	46,650	69,975		802,846
Stein Kruse			600,000	1,200,000	2,400,000
	MTE	1/17/2020							4,537	235,470
	SEA	1/17/2020				9,000	18,000	81,000		935,041
	PBS	2/21/2020				14,392	28,783	57,566		1,199,963
	SFS	4/9/2020							17,186	213,450
	RET	8/28/2020							56,650	974,946
	SPBS	8/28/2020				28,325	56,650	84,975		974,946

Carnival Corporation & plc 2021 Proxy Statement	65

COMPENSATION

Compensation Tables

	Grant		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1) ($)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name	Type	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	($)
Arnaldo Perez			225,000	450,000	900,000
	MTE	1/17/2020							3,612	187,463
	SEA	1/17/2020				2,000	4,000	18,000		207,787
	PBS	2/21/2020				5,997	11,993	23,986		499,988
	RET	8/28/2020							23,350	401,853
	SPBS	8/28/2020				11,675	23,350	35,025		401,853
Michael Thamm			714,240	1,428,480	2,856,960
	MTE	1/17/2020							4,050	195,226	(5)
	SEA	1/17/2020				9,000	18,000	81,000		935,041
	PBS	2/21/2020				15,572	31,144	62,288		1,209,290	(5)
	SFS	4/9/2020							19,270	228,867	(5)
	RET	8/28/2020							64,700	900,585	(5)
	SPBS	8/28/2020				32,350	64,700	97,050		900,585	(5)

(1)

Represents the potential value of the payout of the annual bonuses under the Management Incentive Plan for fiscal 2020 performance. The Non-Equity Incentive Plan awards were made under the Management Incentive Plan. The actual amount of a Named Executive Officer’s annual bonus paid in fiscal 2021 for fiscal 2020 performance is shown in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column. For a more detailed description of the potential payout under each plan, see the description in the “2020 Annual Bonuses” section of the Compensation Discussion and Analysis.

(2)

Represents the potential number of shares under the annual PBS, SEA and SPBS grants. For a more detailed description of the potential payout under annual PBS, SEA and SPBS grants, see the description in the “Fiscal 2020 Annual Grants” section of the Compensation Discussion and Analysis.

(3)

Represents the number of shares under the annual 2019 MTE grants made in fiscal 2020 under the Carnival Corporation 2011 Stock Plan, SFS and RET grants made under the Carnival Corporation 2020 Stock Plan, with the exception of Mr. Thamm. Mr. Thamm received the MTE, SFS and RET grants under the Carnival plc 2014 Employee Share Plan.

(4)

Represents the full grant date fair values of the equity grants made in fiscal 2020, which were determined based on the assumptions set forth in Notes 2 and 13 to the financial statements in the Carnival Corporation & plc joint Annual Report on Form 10-K for the year ended November 30, 2020 (disregarding estimated forfeitures). The full grant date fair value for a grant is the amount that Carnival Corporation & plc will expense in their financial statements over the grant’s vesting schedule or until the retirement eligibility date, if such date is earlier than the vesting date, when vesting is not contingent upon future performance. The full grant date fair value may not correspond to the actual value that will be realized.

(5)

The value for Carnival plc ordinary shares has been converted from sterling into U.S. dollars based on the exchange rate on the date of grant, being $1.30:£1 on January 17, 2020, $1.29:£1 on February 21, 2020, $1.23:£1 on April 9, 2020 and $1.32:£1 on August 28, 2020.

Narrative Disclosure to the “Summary Compensation Table” and the “Grants of Plan-Based Awards in Fiscal 2020” Table

Employment Agreements

Two of our Named Executive Officers have employment agreements as follows:

•

Mr. Donald entered into an employment agreement in October 2013, which was amended in October 2016, setting forth the contractual and economic terms of his post as the President and Chief Executive Officer of Carnival Corporation & plc. The employment agreement is subject to automatic renewal annually. Mr. Donald’s compensation is determined at the discretion of the Boards of Directors.

•

Mr. Thamm entered into a new agreement in April 2017 setting forth the contractual and economic terms of his post as the Chief Executive Officer of Costa Group and Carnival Asia. Mr. Thamm’s compensation is determined at the discretion of the Compensation Committees.

66	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Compensation Tables

For more detailed information regarding the employment agreements, please refer to the Compensation Discussion and Analysis and the exhibit index to the Carnival Corporation & plc 2020 joint Annual Report on Form 10-K.

Annual Bonus Plans

Annual bonuses for our Named Executive Officers are determined based on the Management Incentive Plan. For more detailed information regarding this plan, please refer to the Compensation Discussion and Analysis and the exhibit index to the Carnival Corporation & plc 2020 joint Annual Report on Form 10-K.

Equity-Based Compensation

The Compensation Committees made MTE, SEA, PBS, SFS, RET and SPBS grants between January and August 2020, all in the form of RSUs to our Named Executive Officers.

None of these grants receive dividends or have voting rights. Each grant (other than the SEA and SPBS grants) is credited with dividend equivalents equal to the value of cash and stock dividends paid on Carnival Corporation common stock or Carnival plc ordinary shares. The dividend equivalents are settled only when these RSUs are released from restriction.

Please refer to the Compensation Discussion and Analysis for additional detail on these grants. For further information regarding forfeiture and treatment upon termination or change of control, refer to the “Potential Payments Upon Termination or Change of Control” section.

Outstanding Equity Awards at Fiscal 2020 Year-End

Our Named Executive Officers do not hold options over either Carnival Corporation or Carnival plc shares. Information with respect to outstanding Carnival Corporation restricted shares and RSUs granted by Carnival Corporation & plc to and held by our Named Executive Officers as of November 30, 2020, except for Mr. Thamm whose RSUs are related to Carnival plc ordinary shares, is as follows:

	Stock Awards
Name	No. of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Arnold W. Donald	22,457	(2)	448,691	43,623	271,151	(3)
	10,838	(4)	216,543	53,323	1,065,394	(5)
	27,815	(6)	555,744	71,959	1,437,741	(7)
	150,000	(8)	2,997,000	150,000	2,997,000	(9)
				35,000	0	(10)
				35,000	699,300	(11)
				50,000	999,000	(12)

TOTAL	211,110			438,905
David Bernstein	5,989	(2)	119,660	12,360	76,827	(3)
	2,890	(4)	57,742	15,108	301,858	(5)
	11,982	(6)	239,400	20,388	407,352	(7)
	46,650	(8)	932,067	46,650	932,067	(9)
				10,000	0	(10)
				10,000	199,800	(11)
				15,000	299,700	(12)

TOTAL	67,511			129,506

Carnival Corporation & plc 2021 Proxy Statement	67

COMPENSATION

Compensation Tables

	Stock Awards
Name	No. of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stein Kruse	7,217	(2)	144,196	17,449	108,459	(3)
	2,269	(4)	45,335	21,329	426,153	(5)
	17,186	(6)	343,376	28,783	575,084	(7)
	56,650	(8)	1,131,867	56,650	1,131,867	(9)
				12,000	0	(10)
				12,000	239,760	(11)
				18,000	359,640	(12)

TOTAL	83,322			166,211
Arnaldo Perez	7,485	(2)	149,550	7,270	45,189	(3)
	1,806	(4)	36,084	8,887	177,562	(5)
	23,350	(8)	466,533	11,993	239,620	(7)
				23,350	466,533	(9)
				2,500	0	(10)
				2,500	49,950	(11)
				4,000	79,920	(12)

TOTAL	32,641			60,500
Michael Thamm	13,600	(2)	240,176	20,474	112,485	(3)
	4,050	(4)	71,523	23,590	416,599	(5)
	19,270	(6)	340,308	31,144	550,003	(7)
	64,700	(8)	1,142,602	64,700	1,142,602	(9)
				12,000	0	(10)
				12,000	239,760	(11)
				18,000	359,640	(12)

TOTAL	101,620			181,908
(1)

Market value of the stock awards is based on the closing price of Carnival Corporation common stock on November 30, 2020 of $19.98, except for the Carnival plc RSUs granted to Mr. Thamm under the Carnival plc 2014 Employee Share Plan, which are based on closing price of Carnival plc ordinary shares on November 30, 2020 of £13.28, which has been converted into $17.66 based on the November 30, 2020 exchange rate of $1.33:£1.

(2)	Restrictions lapsed on January 14, 2021.
(3)

Market value reflects the final performance payout of 31.11% of target on the February 2018 PBS grant for which the performance period ended on November 30, 2020. These grants vested based upon the extent to which annual Operating Income, as adjusted for fuel price changes and currency exchange rate impacts for each of the three fiscal years in the 2018-2020 performance cycle and ROIC for the three-year performance cycle. The TSR modifier had no impact. Additional shares were provided to take into account dividend reinvestment during the performance period.

(4)	Restrictions lapsed on January 18, 2020.
(5)

Market value of based on target performance assuming 100% payout on the January 2019 PBS grant as at November 30, 2020. These grants vest zero to 200% of target based upon the extent to which annual Operating Income, as adjusted for fuel price changes and currency exchange rate impacts, for each of the three fiscal years in the 2018-2020 performance cycle and the average of ROIC results for the three-year performance cycle, exceeds specified performance goals.

(6)	Restrictions lapse on February 12, 2021.
(7)

Market value is based on target performance assuming 100% payout on the February 2020 PBS grant as at November 30, 2020. These grants vest zero to 200% of target based upon the extent to which annual Operating Income, as adjusted for fuel price changes and currency exchange rate impacts, for each of the three fiscal years in the 2020-2021 performance cycle, the average of ROIC for fiscal 2021 and 2022 and certain ESG metrics over the three-year performance cycle, exceeds specified performance goals.

(8)	The RET grant vests on a 25% pro-rata basis in January and July of each of 2021 and 2022. The first tranche vested on January 14, 2021.
(9)

Market value is based on target performance assuming 100% payout on the August 2020 Special PBS grant as at November 30, 2020. These grants vest zero to 150% of target based upon the extent to which certain ESG metrics for the three fiscal years in the 2020-2022 performance cycle exceeds specified performance goals.

(10)

Market value reflects final performance for the April 2018 SEA grant as at November 30, 2020. These grants vest zero to 300% of target based on attaining certain absolute TSR growth goals and may be modified by TSR rank relative to our 2017

68	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Compensation Tables

Peer Group at the end of a three-year performance period. The maximum relative TSR modification is 200% of the absolute TSR performance for a combined maximum payout of six times target. The 2017 SEA grant is also subject to a value cap of seven times the grant date value. Threshold performance was not achieved resulting in no payout.

(11)

Market value is based on target performance assuming 100% payout on the January 2019 SEA grant as at November 30, 2020. These grants vest zero to 300% of target based on attaining certain absolute TSR growth goals and may be modified by TSR rank relative to our 2019 Peer Group at the end of a three-year performance period. The maximum relative TSR modification is 200% of the absolute TSR performance for a combined maximum payout of six times target. The 2019 SEA grant is also subject to a value cap of seven times the grant date value.

(12)

Market value is based on target performance assuming 100% payout on the January 2020 SEA grant as at November 30, 2020. These grants vest zero to 300% of target based on attaining certain absolute TSR growth goals and may be modified by TSR rank relative to our 2020 Peer Group at the end of a three-year performance period. The maximum relative TSR modification is 150% of the absolute TSR performance for a combined maximum payout of 4.5 times target. The 2020 SEA grant is also subject to a value cap of 5.5 times the grant date value.

Stock Vested for Fiscal 2020

None of our Named Executive Officers held options during fiscal 2020. The following table provides information for our Named Executive Officers on the number of shares acquired upon the vesting of RSUs and the value realized, before the payment of any applicable withholding tax and broker commissions.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Arnold W. Donald	138,708	6,558,089

David Bernstein	29,432	1,353,770

Stein Kruse	41,037	1,882,198

Arnaldo Perez	24,328	1,151,971

Michael Thamm	39,658	1,710,442
(1)

The fair market value of Carnival Corporation common stock realized on vesting has been determined using the average of the highest and lowest sale prices reported as having occurred on the New York Stock Exchange on the date of vesting. The fair market value of Carnival plc ordinary shares realized on vesting has been determined using the average of the highest and lowest sale prices reported as having occurred on the London Stock Exchange on the date of vesting. The value for Carnival plc ordinary shares has been converted from sterling into U.S. dollars based on the exchange rate on the date of vesting.

Pension Benefit in Fiscal 2020

None of the Named Executive Officers participate in any defined benefit pension plans sponsored by Carnival Corporation or Carnival plc.

Nonqualified Deferred Compensation in Fiscal 2020

None of the Named Executive Officers participate in any non-qualified deferred compensation plans sponsored by Carnival Corporation or Carnival plc.

Messrs. Donald, Bernstein and Perez and other Carnival Corporation employees who are deemed highly compensated employees under IRS regulations are paid the equivalent of an annual matching award (less any amount actually contributed by Carnival Corporation to the 401(k) Plan on their behalf as a matching contribution) and profit sharing contribution as additional cash compensation. As of November 30, 2020, Messrs. Donald, Bernstein and Perez had 8, 23 and 29 years of service, respectively.

Carnival Corporation & plc 2021 Proxy Statement	69

COMPENSATION

Potential Payments upon Termination or Change of Control

Until May 2020, when the matching and profit-sharing contributions were suspended through the end of December 2020, Carnival Corporation matched 50% up to the lower of:

•	50% of the U.S. Internal Revenue Service qualified plan limitation; or
•	6% of their eligible pay.

“Eligible pay” includes regular pay (before any pre-tax contributions from his pay and taxes) and bonus. The profit-sharing contributions made in March 2020 were based upon their eligible pay and years of service according to the following schedule:

Years of Service	Award (% of Eligible Pay)

Less than 2	0%

2-5	1%

6-9	2%

10-13	3%

14-16	5%

17-19	7%

20-22	9%

23-25	12%

26 and over	15%

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Each of our Named Executive Officers may be eligible to receive certain payments and benefits in connection with termination of employment under various circumstances. The potential benefits payable to our Named Executive Officers in the event of termination of employment under various scenarios on November 30, 2020 are described below.

In addition to benefits described below, our Named Executive Officers will be eligible to receive any benefits accrued under Carnival Corporation & plc broad-based benefit plans, such as distributions under life insurance and disability benefits and accrued vacation pay, in accordance with those plans and policies. These benefits are generally available to all employees.

Cash Severance Benefits

It is the policy of the Compensation Committees for executive officers to have notice periods of not more than 12 months in duration. The Compensation Committees may make an exception to this practice where they believe doing so would be in the best interests of Carnival Corporation and Carnival plc and their shareholders. The Compensation Committees will continue to consider the individual circumstances of each case taking account of best practice in the UK and the U.S. and the expected cost to Carnival Corporation & plc of any termination of an executive’s employment arrangements.

Accordingly, Messrs. Bernstein, Kruse and Perez have no employment agreements and no entitlement to severance except for possible retention of unvested restricted share grants depending on the circumstances of their separation of employment discussed below.

Messrs. Donald and Thamm are our only Named Executive Officers with employment agreements providing cash severance and other benefits. The table below details the various payments associated with certain termination events. Payment outcomes associated with the treatment of equity is detailed in the “Potential Value of Equity Grants upon Termination of Employment or Change of Control” section.

70	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Potential Payments upon Termination or Change of Control

Post-Employment Cash Compensation Obligations to Mr. Donald. Upon termination of Mr. Donald’s employment, he will be entitled to certain payments as follows:

Reason for Termination	Payment Type
By the company for cause	All amounts earned or accrued through the termination date
By Mr. Donald, other than for good reason	All amounts earned or accrued through the termination date
Because of death or disability	Benefits or payments under any applicable disability or life insurance benefit plans
By Mr. Donald for good reason

•  Severance pay equal to one times his base salary and target bonus for the year of termination

•  Continued medical, dental, group life, accidental death or dismemberment, and disability insurance premiums for up to 18 months (“Post-Employment Benefits”)

By the company other than for cause, death or disability	• Severance pay equal to one times his base salary and target bonus for the year of termination • Post-Employment Benefits
Following a change in control event	• Severance pay equal to two times the sum of his base salary and target bonus for the year of termination • Post-Employment Benefits

Post-Employment Compensation Obligations to Mr. Thamm. Mr. Thamm is eligible to receive 12 months of base salary plus his target bonus if his employment is terminated, as compensation for his non-competition and non-solicitation obligations.

Estimated Cash and Benefit Payments Upon Termination of Employment

The following table quantifies the cash compensation or value of benefits that Messrs. Donald and Thamm would receive upon termination of employment. The amounts shown assume the event that triggered the treatment occurred on November 30, 2020. The table does not include amounts they would be entitled to without regard to the circumstances of termination, such as earned or accrued compensation.

Name	Benefit	Termination without Cause ($)	Voluntary Termination (without Good Reason) ($)	Voluntary Termination (with Good Reason) ($)	Death or Disability ($)	Change of Control ($)
Arnold W. Donald	Separation Payment	4,500,000	0	4,500,000	0	9,000,000
	Post-Employment Benefits	85,915	0	85,915	0	85,915

	TOTAL	4,585,915		4,585,915		9,085,915
Michael Thamm	Non-Competition Compensation(1)	2,233,163	1,130,559	1,130,559	1,130,559	1,130,559

	TOTAL	2,233,163	1,130,55	1,130,559	1,130,559	1,130,559
(1)

These amounts would be payable in euro. Mr. Thamm’s potential non-competition compensation has been converted into U.S. dollars using the average U.S. dollar to euro exchange rate for fiscal 2020 of $1.13:€1.

Equity-Based Compensation

Vesting of RSUs upon termination of a Named Executive Officer’s employment is dependent upon the reasons his employment is terminated, the terms of the respective equity plan and the associated equity grant agreement. Equity grants made to our Named Executive Officers are subject to the same terms as all other participants generally, except as described below.

Carnival Corporation & plc 2021 Proxy Statement	71

COMPENSATION

Potential Payments upon Termination or Change of Control

Carnival Corporation 2011 Stock Plan and Carnival Corporation 2020 Stock Plan. All our Named Executive Officers, except Mr. Thamm, received annual MTE and PBS grants under the Carnival Corporation 2011 Stock Plan and RET grants under the Carnival Corporation 2020 Stock Plan. In addition, all our Named Executive Officers received SEA grants under the Carnival Corporation 2011 Stock Plan. Messrs. Bernstein, Donald and Kruse received SFS grants under the Carnival Corporation 2020 Stock Plan. All of our Named Executive Officers received SPBS grants under the Carnival Corporation 2020 Stock Plan.

The terms of the Carnival Corporation 2011 Stock Plan and Carnival Corporation 2020 Stock Plan and the equity grant agreements applicable to participants generally provide that upon termination for death or disability, all unvested equity grants will immediately vest. The terms of the equity grants to Named Executive Officers made pursuant to the Carnival Corporation 2011 Stock Plan provide that if their employment is terminated without cause or they voluntarily terminate due to a diagnosis of a terminal medical condition, the MTE grants will continue to vest according to their original vesting schedule and remain subject to confidentiality and non-competition provisions. The SEA grants will also be retained if employment is terminated without cause. The RET and SPBS grants are forfeited upon termination for any reasons other than after a change of control. For the purposes of the agreement, “cause” is defined as any action or inaction which constitutes fraud, embezzlement, misappropriation, dishonesty, breach of trust, a felony or moral turpitude, as determined by the Boards of Directors.

Upon retirement, MTE grants continue to vest according to their terms as though employment had not ended; provided, however, that as each participant reaches retirement age, 50% of the grant will immediately vest, if such participant becomes subject to tax obligations at that time. Retirement is defined as voluntary termination of an employee being at least 60 years of age with 15 years of service or at least 65 years of age with five years of service. Upon involuntary termination within 12 months after a change of control, the restricted period on all RSUs immediately expires.

Change of control means the occurrence of any of the following:

•

the acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (A) the then outstanding shares of common stock of Carnival Corporation or (B) the combined voting power of the then outstanding voting securities of Carnival Corporation and Carnival plc entitled to vote generally in the election of Directors, except that this provision does not apply to affiliated companies or the Arison family;

•	the incumbent Directors cease to constitute at least a majority of the Boards of Directors;
•	the dissolution or liquidation of Carnival Corporation;
•	the sale, transfer or other disposition of all or substantially all of the business or assets of Carnival Corporation; or
•

the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving Carnival Corporation that requires the approval of the shareholders, whether for such transaction or the issuance of securities in the transaction.

All of the equity grants made to participants, including our Named Executive Officers, contain clawback and forfeiture provisions in the event of a violation of confidentiality or non-compete provisions (which restrict them from competing with Carnival Corporation & plc for the remainder of the grant’s vesting period) or fraud or conduct contributing to any financial restatements or irregularities.

Carnival plc 2014 Employee Share Plan. Mr. Thamm is the only Named Executive Officer who received grants under the Carnival plc 2014 Employee Share Plan. He received MTE, PBS, SFS and RET grants under the Carnival plc 2014 Employee Share Plan. Mr. Thamm receives the same treatment under the plans as other participants generally, except that if his employment is terminated

72	Carnival Corporation & plc 2021 Proxy Statement

COMPENSATION

Potential Payments upon Termination or Change of Control

without cause or he voluntarily terminates due to diagnosis of a terminal medical condition, all MTE grants will continue to vest according to their original vesting schedule and remain subject to confidentiality and non-competition provisions. All grants vest upon termination of employment for death or disability. Upon retirement, all MTE grants will continue to vest according to their terms as if the employment had not been terminated. Retirement is defined as voluntary termination of an employee being at least 60 years of age with 15 years of service or at least 65 years of age with five years of service. Upon involuntary termination within 12 months after a change of control, the restricted period on all RSUs immediately expires.

Change of control is defined to mean the occurrence of any of the following:

•

a person (either alone or together with any person acting in concert with him) obtaining control of Carnival plc as a result of a general offer or otherwise for the whole of the share capital of Carnival plc (other than those shares which are already owned by him and/or any person acting in concert with him);

•

the acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (A) the then outstanding shares of Carnival plc or (B) the combined voting power of the then outstanding voting securities of Carnival plc entitled to vote generally in the election of Directors, except that this provision does not apply to affiliated companies or members of the Arison family;

•	the incumbent Directors cease to constitute at least a majority of the Boards of Directors;
•	a person becoming bound or entitled to give notice under Sections 428 to 430F of the Companies Act to acquire shares;
•

a court directing that a meeting of the holders of shares be convened pursuant to Section 425 of the Companies Act for the purposes of considering a scheme of arrangement of Carnival plc or its amalgamation with any other company or companies and the scheme of arrangement being approved by the shareholders’ meeting or sanctioned by the court;

•	notice being duly given of a resolution for the voluntary winding-up of Carnival plc;
•	the sale, transfer or other disposition of all or substantially all of the business or assets of Carnival plc; or
•

the completion of a reorganization, recapitalization, merger, consolidation, share exchange or similar form of corporate transaction involving Carnival plc that requires the approval of the shareholders, whether for such transaction or the issuance of securities in the transaction.

All of the equity grants made to our Named Executive Officers contain confidentiality and non-compete provisions that restrict them from competing with Carnival plc. If they breach either of these provisions, they will forfeit the right to receive all unvested and unreleased equity grants.

Potential Value of Equity Grants Upon Termination of Employment or Change of Control

The following table details the value of all outstanding RSU grants that would have become vested, or that could have continued to vest, subject to any non-compete and confidentiality requirement, for termination of employment or upon a change of control as of November 30, 2020. The true value of these equity grants for future vesting periods is subject to market fluctuations occurring over time.

Carnival Corporation & plc 2021 Proxy Statement	73

COMPENSATION

U.S. CEO Pay Ratio

Estimated Potential Value of Equity Grants(1)(2)

Name	Termination without Cause ($)	Death or Disability ($)	Retirement ($)	Voluntary Termination upon Diagnosis of Terminal Medical Condition ($)	Change of Control(3) ($)

Arnold W. Donald	2,718,479	6,093,021	1,220,978	1,220,978	12,987,300

David Bernstein	849,370	1,805,533	416,803	416,803	3,936,400

Stein Kruse	1,051,987	2,401,856	532,907	532,907	4,985,669

Arnaldo Perez	295,424	857,861	185,634	185,634	1,860,957

Michael Thamm	1,135,178	2,498,784	340,226	651,850	5,380,441

TOTAL	6,050,438	13,657,235	2,696,548	3,008,172	29,150,767
(1)

The value for RSUs is based on the closing price of Carnival Corporation common stock on November 30, 2020 of $19.98, except for the Carnival plc RSUs held by Mr. Thamm, which is based on the closing price of Carnival plc ordinary shares on November 30, 2020 of £13.28, which has been converted into $17.66 based on the November 30, 2020 exchange rate of $1.33:£1.

(2)	The value of the RSUs are reflected using the target number of RSUs granted.
(3)	Termination of employment is required to trigger acceleration upon a change of control.

U.S. CEO PAY RATIO

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee. The 2020 annual total compensation of our Chief Executive Officer as set forth in the Summary Compensation Table is $13,306,097, the 2020 annual total compensation of our median compensated employee is $27,151, and the ratio of these amounts is 490 to 1. Our median compensated employee population consists of shoreside employees who work full-time.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our global human resources and payroll systems of record and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

To identify our median employee, we used total cash compensation for our estimated employee population of 23,986 as of September 30, 2020. Our workforce includes a lower number of employees relative to the prior year because of reductions in the workforce for both our shore and ship-based employees necessitated by the impact of the COVID-19 pandemic and our associated pause in cruise operations. This resulted in higher median compensation for fiscal 2020 and a lower ratio as compared to prior years. We did not annualize the pay for our employees when identifying our median employee.

We then applied a valid statistical sampling methodology to identify employees who were paid within a 5% range of the median. From these employees, we then selected a subset of five employees who were at or substantially similar to the median, identified a representative median employee from this group and calculated that employee’s annual total compensation in fiscal 2020 consistent with Item 402(c) of Regulation S-K.

74	Carnival Corporation & plc 2021 Proxy Statement

AUDIT MATTERS

REPORT OF THE AUDIT COMMITTEES

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate Board of Directors, each of which in turn has its own Audit Committee. In accordance with their charter, each Audit Committee assists the relevant Board of Directors in carrying out its oversight of:

•	the integrity of the relevant financial statements;
•	Carnival Corporation and Carnival plc’s compliance with legal and regulatory requirements, other than requirements related to HESS;
•	the auditors’ qualifications and independence;
•	the performance of Carnival Corporation & plc’s internal audit functions and independent auditors; and
•	relevant elements of Carnival Corporation and Carnival plc’s risk management programs.

Both Audit Committees are subject to the audit committee independence requirements under the corporate governance standards of the New York Stock Exchange and relevant SEC rules, and the Audit Committee of Carnival plc is also subject to the requirements of the UK Corporate Governance Code. The two Audit Committees have identical members and each currently consists of five independent (as defined by the listing standards of the New York Stock Exchange, SEC rules and the UK Corporate Governance Code) Non-Executive Directors. The Carnival Corporation Board of Directors has determined that each member of the Audit Committees is both “independent” and an “audit committee financial expert,” as defined by SEC rules and New York Stock Exchange listing standards. In addition, the Carnival plc Board of Directors has determined that each member of the Audit Committees has “recent and relevant financial experience” for purposes of the UK Corporate Governance Code and that the Audit Committees as a whole have competence relevant to the sector in which Carnival Corporation & plc operate.

Management has primary responsibility for Carnival Corporation & plc’s financial reporting process, including their system of internal control, and for the preparation of consolidated financial statements. Carnival Corporation & plc’s independent auditor is responsible for performing an independent audit of those financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committees are responsible for monitoring and overseeing the financial reporting process and the preparation of consolidated financial statements and for supervising the relationship between Carnival Corporation & plc and its independent auditor, as well as reviewing the group’s systems of internal controls and compliance with the group Code of Business Conduct and Ethics. The Audit Committees have met and held discussions with management of Carnival Corporation & plc and the independent auditor. In this context, management represented to the Audit Committees that Carnival Corporation & plc’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committees:

•

reviewed and discussed Carnival Corporation & plc’s audited consolidated financial statements for the year ended November 30, 2020 with Carnival Corporation & plc’s management and with Carnival Corporation & plc’s independent auditor;

•

discussed with Carnival Corporation & plc’s independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, the SEC and the UK Financial Reporting Council; and

Carnival Corporation & plc 2021 Proxy Statement	75

AUDIT MATTERS

Independent Registered Public Accounting Firm

•

received the written disclosures and the letter from Carnival Corporation & plc’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committees concerning independence and discussed with Carnival Corporation & plc’s independent auditor the independent auditors’ independence.

The Audit Committees also considered whether the provision to the relevant entity by the independent auditor of non-audit services was compatible with maintaining the independence of the independent auditor. Based on the reviews and discussions described above, the Audit Committees recommended to the Boards of Directors that the audited consolidated financial statements of Carnival Corporation & plc be included in Carnival Corporation & plc’s Annual Report on Form 10-K for the year ended November 30, 2020 for filing with the SEC.

The Audit Committee of Carnival Corporation	The Audit Committee of Carnival plc
Richard J. Glasier, Chair	Richard J. Glasier, Chair
Jason Glen Cahilly	Jason Glen Cahilly
Stuart Subotnick	Stuart Subotnick
Laura Weil	Laura Weil

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

PricewaterhouseCoopers LLP were the auditors of Carnival Corporation & plc during fiscal 2020 and fiscal 2019. Aggregate fees for professional services rendered to Carnival Corporation & plc by PricewaterhouseCoopers LLP for the years ended November 30, 2020 and 2019 were as follows (in millions):

Type of Fee	2020		2019
Audit Fees	$6.4		$5.7
Audit-Related Fees	0.0	(1)	0.0	(1)
Tax Fees	0.0		0.0
All Other Fees	0.0	(1)	0.0	(1)

Total	$6.4		$5.8

(1)	Less than $50,000.

Audit Fees for 2020 and 2019 were for professional services rendered for the integrated audits of the Carnival Corporation & plc consolidated financial statements and systems of internal control over financial reporting, quarterly reviews of our joint Quarterly Reports on Form 10-Q, the audits of the Carnival plc consolidated IFRS financial statements, consents, registration statements, statutory audits of various international subsidiaries and the issuance of comfort letters.

Audit-Related Fees for 2020 and 2019 were for services rendered for the audit of our sustainability reports.

All Other Fees for 2020 and for 2019 were principally for agreed upon procedures related to customs and border protection data.

All of the services described above were approved by the Audit Committees, and in doing so, the Audit Committees did not rely on the de minimis exception set forth in Rule 2-01(c)(7)(i)(C) under Regulation S-X.

76	Carnival Corporation & plc 2021 Proxy Statement

AUDIT MATTERS

Re-Appointment and Remuneration of Independent Auditors of Carnival plc and

Ratification of Independent Registered Public Accounting Firm of Carnival Corporation

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committees have adopted Key Policies and Procedures which address, among other matters, pre-approval of audit and permissible non-audit services provided by the independent registered public accounting firm. The Key Policies and Procedures require that all services to be provided by the independent registered public accounting firm must be approved by the Audit Committees prior to the performance of such services. The Audit Committees consider whether the services requested are consistent with the rules of the SEC and UK Financial Reporting Council on auditor independence.

PROPOSALS 15 & 16

RE-APPOINTMENT AND REMUNERATION OF INDEPENDENT AUDITORS OF CARNIVAL PLC AND RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF CARNIVAL CORPORATION

The Audit Committee of the Board of Directors of Carnival plc has selected the UK firm of PricewaterhouseCoopers LLP as Carnival plc’s independent auditors for the year ending November 30, 2021. The Audit Committee of the Board of Directors of Carnival Corporation has selected the U.S. firm of PricewaterhouseCoopers LLP as Carnival Corporation’s independent registered public accounting firm for the year ending November 30, 2021. At this time, we are unable to anticipate if representatives of both the U.S. and UK firms of PricewaterhouseCoopers LLP will be present at the Annual Meetings of Shareholders. If they attend, they will have an opportunity to make a statement if they desire to do so, and would be expected to be available to respond to appropriate questions from shareholders.

Proposal 15 would re-appoint the UK firm of PricewaterhouseCoopers LLP as the independent auditors of Carnival plc until the conclusion of the next Annual General Meeting of Carnival plc. It is a requirement of Section 489(2) of the Companies Act that Carnival plc appoint its independent auditors before the end of a general meeting at which its annual accounts and reports are laid (which occurs at its Annual General Meeting). Proposal 15 would also ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Carnival Corporation.

Although ratification by our shareholders of the appointment of an independent public accounting firm of Carnival Corporation is not legally required, our Boards of Directors believe that such action is desirable. If our shareholders do not approve Proposal 15, the Audit Committees will consider the selection of another accounting firm for 2022 and future years.

Under Proposal 16, you are being asked to authorize the Audit Committee of Carnival plc to determine the remuneration of the UK firm of PricewaterhouseCoopers LLP as independent auditors of Carnival plc.

The Boards of Directors unanimously recommend a vote FOR the re-appointment of the UK firm of PricewaterhouseCoopers LLP as Carnival plc’s independent auditors for the 2021 fiscal year, the ratification of the selection of the U.S. firm of PricewaterhouseCoopers LLP as Carnival Corporation’s independent registered public accounting firm for the 2021 fiscal year and the authorization of the Audit Committee of Carnival plc to determine the remuneration of the UK firm of PricewaterhouseCoopers LLP.

Carnival Corporation & plc 2021 Proxy Statement	77

OTHER PROPOSALS

PROPOSAL 17

RECEIPT OF ACCOUNTS AND REPORTS OF CARNIVAL PLC

The Directors of Carnival plc are required by the Companies Act to present Carnival plc’s financial statements, the UK statutory Directors’ Report, the UK statutory Strategic Report and the auditors’ report relating to those accounts to the Carnival plc shareholders. Accordingly, the Directors of Carnival plc lay before the Annual Meetings of Shareholders the Carnival plc accounts and the reports of the Directors and auditors for the year ended November 30, 2020, which have been approved by and signed on behalf of Carnival plc’s Board of Directors and will be delivered to the Registrar of Companies in the UK following the Annual Meetings of Shareholders. Shareholders are voting to approve receipt of these documents, as UK law does not require shareholder approval of the substance and content of these documents. The UK statutory Directors’ Report is attached as Annex A to this Proxy Statement and the UK statutory Strategic Report is included within the Carnival plc consolidated IFRS financial statements. The full accounts and reports of Carnival plc will be available for inspection prior to and during the Annual Meetings of Shareholders.

The Boards of Directors unanimously recommend a vote FOR the receipt of the accounts and reports of Carnival plc for the year ended November 30, 2020.

PROPOSALS 18 & 19

APPROVAL OF THE GRANT OF AUTHORITY TO ALLOT NEW CARNIVAL PLC SHARES AND THE DISAPPLICATION OF PRE-EMPTION RIGHTS APPLICABLE TO THE ALLOTMENT OF NEW CARNIVAL PLC SHARES

Summary. Proposal 18 authorizes the Directors of Carnival plc to issue, until the next Annual General Meeting of Carnival plc (or, if earlier, until the close of business on July 19, 2022), a maximum number of Carnival plc ordinary shares (or to grant rights to subscribe for or convert any securities into ordinary shares up to a maximum aggregate amount) without further shareholder approval. Proposal 19 authorizes the Directors of Carnival plc to issue (or sell any ordinary shares which Carnival plc elects to hold in treasury), until the next Annual General Meeting of Carnival plc (or, if earlier, until the close of business on July 19, 2022), a maximum number of Carnival plc ordinary shares for cash without first offering them to existing shareholders in accordance with the pre-emption rights that would otherwise be applicable. As is the case with many UK companies, these resolutions are proposed each year as the Directors believe occasions may arise from time to time when it would be beneficial for shares to be allotted without shareholder approval and for shares to be allotted for cash without making a pre-emptive offer. The Carnival plc Directors have no current commitments or plans to allot additional shares of Carnival plc using these authorities.

Discussion. Under Article 30 of the Articles of Association of Carnival plc, the Directors have, for a “prescribed period,” unconditional authority to allot ordinary shares in Carnival plc up to an aggregate nominal amount known as the “allotment amount.”

The power to implement the authority provided by Article 30 is sought each year by the proposal of an ordinary resolution to establish the prescribed period and the allotment amount. By passing this ordinary resolution, shareholders are authorizing the Board of Carnival plc to issue, during the prescribed period, a maximum number of shares having an aggregate nominal value equal to the allotment amount, without further shareholder approval. In the absence of such approval, the issuance of any additional shares would require shareholder approval.

78	Carnival Corporation & plc 2021 Proxy Statement

OTHER PROPOSALS

Approval of the Grant of Authority to Allot New Carnival plc Shares and

the Disapplication of Pre-emption Rights Applicable to the Allotment of New Carnival plc Shares

Under Article 31 of the Articles of Association of Carnival plc, the Directors have, for the same “prescribed period” referred to above, power to allot a small number of ordinary shares for cash without making a pre-emptive offer to existing shareholders, up to an aggregate nominal amount known as the “disapplication amount.”

The power to implement the authority provided by Article 31 is sought each year by the proposal of a special resolution to establish the disapplication amount. By passing this special resolution, shareholders are authorizing the Board of Carnival plc to issue, during the prescribed period, an amount of shares having an aggregate nominal value equal to the disapplication amount, for cash without first offering them to existing shareholders of Carnival plc.

The Third Amended and Restated Articles of Incorporation of Carnival Corporation do not contain equivalent provisions and holders of Carnival Corporation common stock do not have pre-emption rights. Accordingly, no action is required in respect of the ability of Carnival Corporation to allot shares or to disapply pre-emption rights.

In common with many UK companies, resolutions to renew the prescribed period and re-establish the allotment amount and the disapplication amount are normally proposed each year as the Directors believe occasions may arise from time to time when it would be beneficial for shares to be allotted and for shares to be allotted for cash without making a pre-emptive offer. This is the purpose of Proposal 18 (an ordinary resolution) and Proposal 19 (a special resolution). As usual, the prescribed period is the period from the passing of the resolutions until the next Annual General Meeting (or, if earlier, until the close of business on July 19, 2022).

Guidelines issued by the Investment Association, whose members are some of the largest institutional investors in UK listed companies, require the allotment amount to be limited to one-third of the issued ordinary share capital (except in the case of a rights issue). By reference to Carnival plc’s issued ordinary share capital on January 14, 2021, the maximum allotment amount in paragraph (a) of Proposal 18 is $101,719,355, which is equal to 61,276,720 new Carnival plc ordinary shares, being one-third of the amount of the issued ordinary share capital (excluding treasury shares).

In line with guidance issued by the Investment Association, paragraph (b) of Proposal 18 would give the Directors of Carnival plc authority to allot ordinary shares or grant rights to subscribe for or convert any securities into ordinary shares in connection with a rights issue in favor of ordinary shareholders up to an aggregate nominal amount equal to $203,438,710 (representing 122,553,440 ordinary shares), as reduced by the nominal amount of any shares issued under paragraph (a) of Proposal 18. This amount (before any reduction) represents approximately two-thirds of the issued ordinary share capital (excluding treasury shares) of Carnival plc as at January 14, 2021. However, if they do exercise the authorities given to them if Proposals 18 and 19 are passed, the Directors intend to follow the Investment Association’s recommendations concerning their use (including as regards the Directors standing for election or re-election in certain cases).

Guidelines issued by the Pre-Emption Group, a group comprising representatives of UK listed companies, investment institutions and corporate finance practitioners and formed under the support of the London Stock Exchange to monitor the operation of the Guidelines, recommend that a resolution to disapply the statutory pre-emption rights provided by UK company law should be limited to an amount of equity securities not exceeding 5% of the nominal value of the company’s issued ordinary share capital. By reference to Carnival plc’s issued ordinary share capital on January 14, 2021, the maximum disapplication amount is $15,257,903, which is equal to 9,191,508 new Carnival plc ordinary shares. In respect of this aggregate nominal amount, the Directors of Carnival plc confirm their intention to follow the provisions of the Pre-Emption Group’s Statement of Principles regarding cumulative usage of

Carnival Corporation & plc 2021 Proxy Statement	79

OTHER PROPOSALS

General Authority to Buy Back Carnival plc Ordinary Shares

authorities within a rolling three-year period where the Principles provide that usage in excess of 7.5% should not take place without prior consultation with shareholders.

In summary, if Proposals 18 and 19 were passed, the extent of the authority of the Directors to allot new Carnival plc ordinary shares for cash on terms which would be dilutive to the existing shareholdings of Carnival plc shareholders, without shareholder approval, would be limited to 9,191,508 new Carnival plc ordinary shares, being 5% of the issued ordinary share capital of Carnival plc at January 14, 2021. The Directors have no current commitments or plans to allot additional shares of Carnival plc under these authorities. Furthermore, the adoption of Proposals 18 and 19 would have no material effect on the ability of Carnival plc to undertake or defend against a takeover attempt.

As described below, we may re-introduce programs that allow us to obtain an economic benefit when either Carnival Corporation common stock is trading at a premium to the price of Carnival plc ordinary shares or Carnival plc ordinary shares are trading at a premium to Carnival Corporation common stock (the “Stock Swap Programs”). For example:

•

In the event Carnival Corporation common stock trades at a premium to Carnival plc ordinary shares, we may elect to sell shares of Carnival Corporation common stock, at prevailing market prices in ordinary brokers’ transactions and repurchase an equivalent number of Carnival plc ordinary shares in the UK market.

•

In the event Carnival plc ordinary shares trade at a premium to Carnival Corporation common stock, we may elect to sell ordinary shares of Carnival plc, at prevailing market prices in ordinary brokers’ transactions and repurchase an equivalent number of shares of Carnival Corporation common stock in the U.S.

Any realized economic benefit under the Stock Swap Programs is used for general corporate purposes.

As of January 14, 2021, 33,525,508 Carnival plc ordinary shares are held by Carnival plc in treasury.

The Boards of Directors unanimously recommend a vote FOR the approval of limits on the authority to allot Carnival plc shares and the disapplication of pre-emption rights for Carnival plc.

PROPOSAL 20

GENERAL AUTHORITY TO BUY BACK CARNIVAL PLC ORDINARY SHARES

Shareholder approval is not required for us to buy back shares of Carnival Corporation, but is required under the Companies Act for us to buy back shares of Carnival plc. Accordingly, last year Carnival Corporation and Carnival plc sought and obtained shareholder approval to effect market purchases of up to 18,249,411 ordinary shares of Carnival plc (being approximately 10% of Carnival plc’s ordinary shares in issue). That approval expires on the earlier of (i) the conclusion of Carnival plc’s 2021 Annual General Meeting or (ii) July 5, 2021. Shareholder approval to effect market purchases (within the meaning of Section 693(4) of the Companies Act) once the current authorization expires of up to 18,383,016 ordinary shares of Carnival plc (being 10% of Carnival plc’s ordinary shares in issue as of January 14, 2021) is being sought at this year’s Annual Meetings of Shareholders. Since last year’s Annual Meetings of Shareholders and through January 14, 2021, no Carnival plc ordinary shares have been purchased under that authority and no Carnival plc ordinary shares were purchased under any Stock Swap Programs. Carnival Corporation & plc will treat any such purchases made by Carnival Corporation or Carnival Investments Limited under the Stock Swap Programs as if they were made by Carnival plc under the Carnival plc share buy back authority.

80	Carnival Corporation & plc 2021 Proxy Statement

OTHER PROPOSALS

Approval of the Amendment of the Carnival Corporation 2020 Stock Plan

The Boards of Directors confirm that the authority to purchase Carnival plc’s shares under any Stock Swap Programs will only be exercised after careful consideration of prevailing market conditions and the position of Carnival plc. In particular, the program will only proceed if we believe that it is in the best interests of Carnival Corporation, Carnival plc and their shareholders generally. The Boards of Directors are making no recommendation as to whether shareholders should sell any shares in Carnival plc and/or Carnival Corporation.

If the Boards of Directors exercise the authority conferred by Proposal 20, we would have the option of holding the shares in treasury, or cancelling them. Shares held in treasury can be re-sold for cash, used for employee share plans or later cancelled. The Boards of Directors think it prudent to maintain discretion as to dealing with the purchased shares. As of January 14, 2021, 33,853,097 Carnival plc ordinary shares are held by Carnival plc in treasury.

The Boards of Directors consider that any buyback of Carnival plc ordinary shares may include the purchase of its American Depositary Shares (“ADSs”), each representing one Carnival plc ordinary share, with a subsequent cancellation of the underlying ADSs. If the underlying ADSs are so cancelled, Carnival plc will either cancel or hold in treasury the ordinary share represented by such ADSs.

The minimum price (exclusive of expenses) which may be paid for each Carnival plc ordinary share is $1.66, and the maximum price which may be paid is an amount (exclusive of expenses) equal to the higher of:

•

105% of the average middle market quotations for an ordinary share, as derived from the London Stock Exchange Daily Official List, for the five business days immediately preceding the day on which such ordinary share is contracted to be purchased; and

•	the higher of the price of the last independent trade and the highest current independent bid on the London Stock Exchange at the time the purchase is carried out.

As of January 14, 2021, there are no options outstanding to subscribe for Carnival plc ordinary shares and Carnival plc has issued 2,240,405 RSUs, which represent in the aggregate less than 1.5% of Carnival plc’s issued share capital. If 18,383,016 ordinary shares of Carnival plc were purchased by Carnival plc and cancelled, these RSUs would represent in the aggregate less than 1.5% of Carnival plc’s issued share capital.

The authority to purchase Carnival plc ordinary shares will expire at the conclusion of the Carnival plc Annual General Meeting in 2022 or on October 19, 2022, whichever is earlier (except in relation to any purchases of shares the contract for which was entered before the expiry of such authority).

PROPOSAL 21

APPROVAL OF THE AMENDMENT OF THE CARNIVAL CORPORATION 2020 STOCK PLAN

In order to ensure that Carnival Corporation & plc may continue to issue equity-based grants with respect to Carnival Corporation common stock to its management and Directors, the Boards of Directors have adopted an amendment of the Carnival Corporation 2020 Stock Plan (the “Amendment”), which is attached as Annex D to this Proxy Statement, subject to shareholder approval at the Annual Meetings of Shareholders.

Carnival Corporation & plc 2021 Proxy Statement	81

OTHER PROPOSALS

Approval of the Amendment of the Carnival Corporation 2020 Stock Plan

Why We are Requesting Approval of the Amendment

In January 2020, our Boards of Directors adopted the Carnival Corporation 2020 Stock Plan, which was approved by shareholders in April 2020. Upon shareholder approval of the Carnival Corporation 2020 Stock Plan, we ceased making equity grants under the Carnival Corporation 2011 Stock Plan, which was adopted by shareholders in April 2011.

On January 19, 2021, the Boards of Directors approved the Amendment, subject to the approval by shareholders at our Annual Meetings of Shareholders, to increase the number of shares of Carnival Corporation available for grants under the Carnival Corporation 2020 Stock Plan by 10,000,000 shares.

The following highlights and summary of the material features of the Carnival Corporation 2020 Stock Plan are qualified in their entirety by reference to the complete text of the Carnival Corporation 2020 Stock Plan, which was attached as Annex D to the 2020 Notice of Annual Meetings and Proxy Statement and the Amendment attached as Annex D hereto. The Carnival Corporation 2020 Stock Plan, as proposed to be amended by the Amendment, is referred to as the “Amended 2020 Plan.”

Carnival Corporation and Carnival plc operate a dual listed company arrangement. Each company’s shares are publicly traded; on the New York Stock Exchange for Carnival Corporation and the London Stock Exchange for Carnival plc. In April 2014, shareholders approved the Carnival plc 2014 Employee Share Plan. Proposed amendments to the Carnival Corporation 2020 Stock Plan will have no impact on the Carnival plc 2014 Employee Share Plan.

Highlights

What is the Amended 2020 Plan?

•  The Amended 2020 Plan is the primary vehicle used to issue equity-based grants with respect to Carnival Corporation common stock to the majority of our eligible employees worldwide and our Directors.

•  Carnival plc 2014 Employee Share Plan is separate and apart from the Carnival Corporation 2020 Stock Plan. No changes to the Carnival plc 2014 Employee Share Plan are being requested. We will continue to grant limited equity-based awards out of the Carnival plc 2014 Employee Share Plan to certain eligible employees of Carnival plc and its subsidiaries. Most of the Carnival plc 2014 Employee Share Plan participants are non-U.S. based employees.

Who participates in the Carnival Corporation 2020 Stock Plan?

•  The Carnival Corporation 2020 Stock Plan is not limited to executives. It is a broad-based plan with over 5,000 eligible employees, located in the U.S. and abroad.

•  Incentive compensation delivered through the Carnival Corporation 2020 Stock Plan is an essential tool used by the Compensation Committees to drive our pay-for-performance philosophy.

•  These incentives influence our ability to attract, retain, reward and motivate our employees. They also drive the alignment between our employees’ interests and those of our shareholders.

•  Equity-based grants from the Carnival Corporation 2020 Stock Plan also provide the flexibility to deliver compensation in stock that would otherwise be paid in cash as evidenced by strategic pay actions employed in response to the COVID-19 pandemic to preserve cash and maximize liquidity.

82	Carnival Corporation & plc 2021 Proxy Statement

OTHER PROPOSALS

Approval of the Amendment of the Carnival Corporation 2020 Stock Plan

How many shares remain in the reserve in the Carnival Corporation 2020 Stock Plan?

•  At the time of approval of the Carnival Corporation 2020 Stock Plan by our Boards in January 2020, 15,000,000 shares were proposed for shareholder approval, which was granted in April 2020. At that time, we expected that the number of shares would be sufficient to last over five years based on our historical share usage and other information, such as our stock price.

•  We could not anticipate the material negative impact that the global COVID-19 pandemic would have on our operations, financial results and liquidity. We temporarily paused all guest cruise operations in mid-March 2020 and the vast majority of our fleet did not resume sailing for the remainder of fiscal 2020.

•  As a result of the COVID-19 pandemic’s material negative impact on our business, we have taken significant actions to preserve cash and promote retention and leadership stability.

•  Some of these steps, such as making equity-based grants to Non-Executive Directors in lieu of their retainers, members of our leadership team in lieu of their base salaries, and to employees in lieu of cash severance, in addition to shipboard and shore-side employees to promote retention, resulted in an unanticipated increase in share usage.

•  As of January 14, 2020, there are 6,743,553 shares that remain available for future grants under the Carnival Corporation 2020 Stock Plan.

How many shares are being requested to be added to the Carnival Corporation 2020 Stock Plan?

•  We are seeking shareholder approval for an additional 10,000,000 shares, which increase represents approximately 1.1% of Carnival Corporation’s outstanding common stock.

•  We estimate this will allow us to continue to make responsible and market competitive equity-based grants over the next four years.

•  This also provides the Compensation Committees flexibility to take special actions in the future, as it deems appropriate, to deliver compensation in the form of equity in lieu of cash to improve liquidity and promote retention.

•  The estimated reserve life is based on a number of factors that are subject to change. We cannot make assurances that our estimates may not change because we have never previously experienced a complete cessation of our guest cruise operations, and as a consequence, our ability to be predictive is uncertain.

Carnival Corporation & plc 2021 Proxy Statement	83

OTHER PROPOSALS

Approval of the Amendment of the Carnival Corporation 2020 Stock Plan

How does the historical share usage compare to market?

•  We have a history of responsible share usage. We thoughtfully manage share dilution and closely monitor our annual run rate and overhang to ensure we only make an appropriate number of equity-based grants we believe are necessary to attract, reward, motivate and retain employees and Non-Executive Directors.

•  Our emphasis on responsible share usage is evidenced by our historical run rate, which has been conservative relative to our Peer Group. Our fiscal 2020 run rate is above our historical average as a direct result of the COVID-19 pandemic and actions taken in response to the pandemic. For the period 2017-2019, where robust Peer Group information is publicly available, Carnival Corporation & plc’s combined run rate was less than half of our Peer Group median. Run rate means the total number of shares granted expressed as a percent of the weighted-average common and ordinary shares outstanding for each fiscal year. Peer Group data based on available public SEC filings as of December 1, 2020:

	Historical Run Rate
	Fiscal Year	Carnival Corporation 2020 Stock Plan	Carnival plc 2014 Employee Share Plan	Carnival Corporation & Carnival plc Combined	Peer Group Median
	2020	1.05%	1.49%	1.14%	Insufficient 2020 Peer Group disclosure at the time of this publication
	2019	0.19%	0.16%	0.18%	0.53%
	2018	0.14%	0.11%	0.14%	0.51%
	2017	0.17%	0.12%	0.16%	0.59%

•  Overhang is a common measure of equity dilution. We define overhang as the sum of the number of outstanding common and ordinary shares and the number of shares available for future grant divided by the sum of the number of outstanding shares, the number of shares available for future grants, and the number of common and ordinary shares outstanding. Carnival Corporation & plc’s combined overhang at the end of fiscal 2020 was 1.89%. For the period 2017-2019 where robust Peer Group information is publicly available, Carnival Corporation & plc’s combined overhang was less than half of Peer Group median during the same period.

84	Carnival Corporation & plc 2021 Proxy Statement

OTHER PROPOSALS

Approval of the Amendment of the Carnival Corporation 2020 Stock Plan

Historical Overhang
Fiscal Year	Carnival Corporation 2020 Stock Plan	Carnival plc 2014 Employee Share Plan	Carnival Corporation & Carnival plc Combined	Peer Group Median

2020	1.52%	3.73%	1.89%	Insufficient 2020 Peer Group disclosure at the time of this publication

2019	1.41%	3.79%	1.97%	6.10%

2018	1.65%	3.67%	2.14%	6.21%

2017	1.92%	3.82%	2.42%	6.09%

•  The following tables set forth additional information regarding outstanding equity grants and shares available for future equity grants under the Carnival Corporation 2020 Stock Plan and the Carnival plc 2014 Employee Share Plan as of November 30, 2020:

		Carnival Corporation 2020 Stock Plan	Carnival plc 2014 Employee Share Plan	Carnival Corporation & Carnival plc Combined

# of common/ordinary shares outstanding		929,735,643	182,672,360	1,112,408,003

# shares underlying outstanding stock options		0	0	0

# shares underlying outstanding time-based restricted stock/units		6,339,784	2,418,110	8,757,894

# target shares underlying outstanding performance-based restricted stock/units		1,314,887	267,995	1,582,882

# of shares available for future grant		6,722,234	4,384,510	11,106,744

# of incremental shares authorized for future grant upon shareholder approval of the Amended 2020 Plan		10,000,000	0	10,000,000
Historical Number of Weighted-Average Common / Ordinary Shares Outstanding
Fiscal Year	Carnival Corporation 2020 Stock Plan	Carnival plc 2014 Employee Share Plan	Carnival Corporation & Carnival plc Combined

2020	618,279,328	156,898,076	775,177,404

2019	526,837,001	162,820,858	689,657,860

2018	530,558,567	178,156,574	708,715,441

2017	535,258,296	187,568,950	722,827,246

Carnival Corporation & plc 2021 Proxy Statement	85

OTHER PROPOSALS

Approval of the Amendment of the Carnival Corporation 2020 Stock Plan

	Historical Number of Full Value Shares Granted (reflects target number of shares for any grants subject to future performance)
	Fiscal Year	Carnival Corporation 2020 Stock Plan	Carnival plc 2014 Employee Share Plan	Carnival Corporation & Carnival plc Combined

	2020	6,485,710	2,333,986	8,819,696

	2019	1,008,342	264,658	1,273,000

	2018	766,652	190,164	956,816

	2017	916,835	218,546	1,135,381
What other material changes are being proposed?	• Other than the authorization of an additional 10,000,000 shares, there are no other changes being proposed to the Carnival Corporation 2020 Stock Plan.
What key features are being retained in the Amended 2020 Plan?

•  The Amended 2020 Plan will continue to retain key governance features and market best practices that serve to protect shareholder interests, such as:

¡    No Evergreen Provision. There is no automatic increase in the shares available for grant in the Amended 2020 Plan.

¡    No Stock Option Repricing. The Amended 2020 Plan prohibits stock option repricing, and the cash buyout of underwater stock options, in the absence of shareholder approval, except in connection with certain corporate transactions involving Carnival Corporation &plc.

¡    No liberal share recycling of stock options or stock appreciation rights.

¡    No Excise Tax Gross-Up. The Amended 2020 Plan does not provide for any tax gross-ups.

¡   No Single-Trigger Equity Vesting. The Amended 2020 Plan does not provide for an automatic vesting of equity grants upon a change in control.

¡    Clawback. The Amended 2020 Plan provides that participants may be required to surrender shares received, and/or repay any profits or any economic value made or realized by the participant if the participant violates certain agreements or engages in detrimental activity as defined under Amended 2020 Plan.

What happens if shareholders do not approve the Amendment?

•  If shareholders do not approve the Amendment, we will continue to make equity-based grants from the Carnival Corporation 2020 Stock Plan as it is critical to our compensation philosophy and to incentivize the achievement of our strategic business objectives.

•  In the event there are insufficient shares available remaining under the Carnival Corporation 2020 Stock Plan to provide equity-based compensation, we may be required to consider using alternative forms of compensation such as cash. The use of cash in place of compensation that would typically be delivered in the form of equity-based grants could have an adverse impact on our recruitment and retention efforts.

86	Carnival Corporation & plc 2021 Proxy Statement

OTHER PROPOSALS

Approval of the Amendment of the Carnival Corporation 2020 Stock Plan

The Boards of Directors recommend a vote for the approval of the Amendment because they believe the plan is in the best interests of Carnival Corporation & plc and their shareholders.

Securities Authorized for Issuance under Equity Compensation Plans

Set forth below is a table that summarizes compensation plans, including individual compensation arrangements under which Carnival Corporation equity securities are authorized for issuance as of November 30, 2020.

Plan Category	Number of Securities to be Issued upon Exercise of Warrants and Rights (in millions) (a)		Weighted-Average Exercise Price of Outstanding Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (in millions)
Equity compensation plans approved by security holders	7.5	(1)	0	8.5	(2)

Equity compensation plans not approved by security holders	0		N/A	N/A

	7.5		0	8.5

(1)	Represents 7.5 million of restricted share units outstanding under the Carnival Corporation 2011 Stock Plan.
(2)

Includes Carnival Corporation common stock available for issuance as of November 30, 2020 as follows: 1.8 million under the Carnival Corporation Employee Stock Purchase Plan, which includes 89,396 shares subject to purchase during the current purchase period and 7.5 million under the Carnival Corporation 2020 Stock Plan.

Summary of the Features of the Amended 2020 Plan

Administration. Our Compensation Committees will administer the Amended 2020 Plan. The Compensation Committees will have the authority to determine the terms and conditions of any agreements evidencing any grants made under the Amended 2020 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Amended 2020 Plan. The Compensation Committees will have full discretion to administer and interpret Amended the 2020 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the grants may be exercised and whether and under what circumstances a grant may be exercised.

Eligibility. Any employees, Directors, officers or consultants (and prospective employees, Directors, officers or consultants) of Carnival Corporation & plc or of its subsidiaries or their respective affiliates will be eligible for grants under the Amended 2020 Plan. The Compensation Committees have the sole and complete authority to determine who will be issued an equity grant under the Amended 2020 Plan. As of November 30, 2020, approximately 5,000 employees and ten Non-Executive Directors were eligible to participate in the Amended 2020 Plan.

Number of shares authorized. The Amended 2020 Plan provides for an aggregate of 25,000,000 shares of Carnival Corporation common stock to be available for grants under the Amended 2020 Plan and the Sub Plans. No more than 1,000,000 shares of Carnival Corporation common stock may be issued to any participant during any single year with respect to incentive stock options under the Amended 2020 Plan. No participant may be issued grants of options and SARs with respect to more than 3,000,000 shares of Carnival Corporation common stock in any one year. No more than 1,000,000 shares of Carnival Corporation common stock may be issued under the Amended 2020 Plan to any participant during any

Carnival Corporation & plc 2021 Proxy Statement	87

OTHER PROPOSALS

Approval of the Amendment of the Carnival Corporation 2020 Stock Plan

single fiscal year with respect to performance compensation grants in any one performance period. Shares of Carnival Corporation common stock subject to grants are generally unavailable for future grant. If there is any change in our corporate capitalization, the Compensation Committees in their sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the Amended 2020 Plan, the number of shares covered by grants then outstanding under the Carnival Corporation 2020 Stock Plan, the limitations on grants under the Amended 2020 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Change in capitalization. If there is a change in Carnival Corporation & plc’s corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, split-off, spin-off, consolidation or other relevant change in capitalization or applicable law or circumstances, including an unpairing of Carnival Corporation and Carnival plc (that is, an unpairing of the share of common stock from the trust share of beneficial interest in the P&O Princess Special Voting Trust that is currently paired with a share of Carnival Corporation common stock), such that the Compensation Committees determine that an adjustment is necessary or appropriate, then the Compensation Committees can make adjustments in a manner that they deem equitable, including, without limitation,

•

adjusting the number of shares or other securities of Carnival Corporation (or number and kind of other securities or other property) which may be delivered in respect of grants or with respect to which grants may be made under the Amended 2020 Plan, or the terms of any outstanding grant (including the number of shares or other securities of Carnival Corporation (or number and kind of other securities or other property) subject to outstanding grants or to which outstanding grants relate, the exercise price with respect to any grant or any applicable performance measures;

•

providing for a substitution or assumption of grants (or grants of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, grants or providing for a period of time (which shall not be required to be more than ten (10) days) for participants to exercise outstanding grants prior to the occurrence of such event (and any such grant not so exercised shall terminate upon the occurrence of such event); and

•

cancelling any one or more outstanding grants and causing to be paid to the holders thereof, in cash, shares, other securities or other property, or any combination thereof, the value of such grants, if any, as determined by the Compensation Committees (which if applicable may be based upon the price per share received or to be received by other shareholders of Carnival Corporation in such event), including without limitation, in the case of an outstanding option or SAR, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Compensation Committees) of the shares subject to such option or SAR over the aggregate exercise price of such option or SAR, respectively (it being understood that, in such event, any option or SAR having a per share exercise price equal to, or in excess of, the fair market value of a share subject thereto may be canceled and terminated without any payment or consideration therefor).

Grants available for issuance. The Compensation Committees may issue grants of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock grants, restricted stock units, stock bonus grants, performance compensation grants (including cash bonus grants) or any combination of the foregoing. Grants may be made under the Amended 2020 Plan in assumption of, or in substitution for, outstanding grants previously made by an entity acquired by Carnival Corporation & plc or with which Carnival Corporation & plc combines (“Substitute Grants”).

Stock options. The Compensation Committees will be authorized to grant options to purchase shares of Carnival Corporation common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning

88	Carnival Corporation & plc 2021 Proxy Statement

OTHER PROPOSALS

Approval of the Amendment of the Carnival Corporation 2020 Stock Plan

they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Amended 2020 Plan shall be non-qualified unless the applicable grant agreement expressly states that the option is intended to be an “incentive stock option.” Options granted under the Amended 2020 Plan will be subject to the terms and conditions established by the Compensation Committees. Under the terms of the Amended 2020 Plan, the exercise price of the options will not be less than the fair market value of Carnival Corporation common stock at the time of grant (except with respect to Substitute Grants). Options granted under the Amended 2020 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committees and specified in the applicable grant agreement. The maximum term of an option granted under the Amended 2020 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% shareholder); provided, that, if the term of a non-qualified option would expire at a time when trading in the shares of Carnival Corporation common stock is prohibited by Carnival Corporation & plc’s insider trading policy, the option’s term shall be automatically extended until the 30th day following the expiration of such prohibition. Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or shares of Carnival Corporation common stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest) or by such other method as the Compensation Committees may permit in their sole discretion, including:

•

by withholding or surrender of the minimum number of shares of Carnival Corporation common stock otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes;

•	if there is a public market for the shares of Carnival Corporation common stock at such time, by means of a broker-assisted cashless exercise mechanism; or
•

by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes.

Stock appreciation rights (“SARs”). The Compensation Committees will be authorized to grant SARs under the Amended 2020 Plan. SARs will be subject to the terms and conditions established by the Compensation Committees. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Amended 2020 Plan may include SARs and SARs may also be granted to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. Except as otherwise provided by the Compensation Committees (in the case of Substitute Grants or SARs granted in tandem with previously granted options), the strike price per share of Carnival Corporation common stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant. The remaining terms of the SARs shall be subject to terms established by the Compensation Committees and reflected in the grant agreement.

Effect of termination of employment or service on options and SARs. Unless otherwise provided by the Compensation Committees, in the event:

•

the participant’s employment or service with Carnival Corporation & plc is terminated without “cause” or by the participant for any reason other than “retirement,” each option and SAR to the extent then vested shall remain exercisable for up to three months after the date of such termination; provided, however, that any such participant who is subsequently rehired or reengaged by Carnival Corporation & plc within three months following such termination and prior to the expiration of the option or SAR shall not be considered to have undergone a termination;

Carnival Corporation & plc 2021 Proxy Statement	89

OTHER PROPOSALS

Approval of the Amendment of the Carnival Corporation 2020 Stock Plan

•

the participant’s employment or service with Carnival Corporation is terminated on account of death or “disability,” or the participant dies following a termination described in the bullet point above but prior to the expiration of an option or SAR, the option or SAR shall to the extent then vested shall remain exercisable for up to one year after the date of death or termination on account of Disability, as applicable;

•	the participant’s employment or service with Carnival Corporation & plc is terminated for “cause,” the option or SAR shall expire immediately upon such cessation of employment or service;
•	the participant retires, the option and SAR will continue to vest and remain exercisable through the expiration of its original full term; and
•

a participant who is a member of the Boards ceases to be a member of the Boards due to death or Disability, all unvested options and SARs shall immediately vest and become exercisable and all vested options and SARs (including after giving effect to such accelerated vesting) shall continue to be exercisable for up to one year from such cessation, provided, however, that upon a participant’s ceasing to be a member of the Boards for any reason other than death or Disability, all unvested options and SARs shall continue to vest in accordance with their initial terms, and all vested options and SARs shall continue to be exercisable until the original expiration date of such option or SAR; and provided, further, that if the participant ceases to be a member of the Boards prior to serving in such capacity for one year, all of such participant’s options shall immediately expire upon such termination.

In addition, if a participant’s employment is terminated due to disability at a time when he or she also meets the requirements for retirement, the participant will receive the better of the disability or retirement treatment for the participant’s options and SARs.

Restricted stock. The Compensation Committees will be authorized to grant restricted stock under the Amended 2020 Plan. Grants of restricted stock will be subject to the terms and conditions established by the Compensation Committees. Restricted stock is Carnival Corporation common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committees for a specified period. A holder of restricted stock will generally have the rights of a shareholder, including without limitation, the right to vote the shares. At the discretion of the Compensation Committees, dividends paid on restricted stock may be either currently paid or accumulated (and interest may be credited on cash dividends at a rate determined by the Compensation Committees), and any accumulated dividends will be distributable to the participant at the same time as the original underlying shares of restricted stock are delivered. A member of the Boards of Directors who ceases to be a member of the Boards of Directors prior to the first anniversary of his or her initial election to the Boards will forfeit any shares of restricted stock that were granted upon such initial election to the Boards.

Restricted stock units. The Compensation Committees will be authorized to grant restricted stock units under the Amended 2020 Plan. Restricted stock units will be subject to the terms and conditions established by the Compensation Committees. Unless the Compensation Committees determine otherwise, or specify otherwise in a grant agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Compensation Committees, the participant will receive a number of shares of Carnival Corporation common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committees. To the extent provided in a grant agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by Carnival Corporation & plc of dividends on shares of Carnival Corporation common stock, either in cash or (at the sole discretion of the Compensation Committees) in shares of Carnival Corporation common stock

90	Carnival Corporation & plc 2021 Proxy Statement

OTHER PROPOSALS

Approval of the Amendment of the Carnival Corporation 2020 Stock Plan

having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committees, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committees, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled. A member of the Boards of Directors who ceases to be a member of the Boards of Directors prior to the first anniversary of his or her initial election to the Boards will forfeit any restricted stock units that were granted upon such initial election to the Boards.

Other stock-based grants. The Compensation Committees will be authorized to make grants of unrestricted shares of Carnival Corporation common stock, rights to receive grants at a future date, the grant of securities convertible into shares of Carnival Corporation common stock, or other grants denominated in shares of Carnival Corporation common stock under such terms and conditions as the Compensation Committees may determine and as set forth in the applicable grant agreement.

Performance compensation grants. The Performance Criteria (as defined in the Amended 2020 Plan) that will be used to establish the Performance Goal(s) (as defined in the Amended 2020 Plan) may be based on the attainment of specific levels of performance of Carnival Corporation & plc (and/or in respect of Carnival Corporation, Carnival plc or one or more cruise brands or reporting units, administrative departments, or any combination of the foregoing) and may include any of the following (including any combination thereof):

•	income before taxes or net income (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets);
•	basic or fully diluted earnings per share (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets);
•	net revenue, net revenue yield or the growth of either in current or constant dollars;
•	net passenger revenue, net passenger revenue yield or the growth of either in current or constant dollars;
•	net ticket revenue, net ticket revenue yield or the growth of either in current or constant dollars;
•	net onboard revenue, net onboard revenue yield or the growth of either in current or constant dollars;
•	net other revenue, net other revenue yield or the growth of either in current or constant dollars;
•

net cruise costs excluding fuel, net cruise costs excluding fuel per ALBD, or the change of either in current or constant dollars (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets);

•

operating income, operating income per ALBD or the growth of either in current or constant dollars and/or at constant fuel prices (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets);

•	fuel consumption, fuel consumption in tons per ALBD (x 1,000) or the change of either or any other metric of fuel efficiency;
•	occupancy percentage;
•

return measures (including, but not limited to, returns on investment, assets, or equity) calculated with or without asset impairments, gains and/or losses on sale of ships or other assets, construction-in-progress, goodwill and/or intangibles;

•

cash flow measures (including, but not limited to, cash provided by operating activities, free cash flow, and cash flow return on capital), which may, but are not required to be, measured on a per share or per ALBD basis, in current or constant dollars and/or at constant fuel prices (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets);

•	earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA) which may, but are not required to be, measured on a per share or per ALBD basis, in

Carnival Corporation & plc 2021 Proxy Statement	91

OTHER PROPOSALS

Approval of the Amendment of the Carnival Corporation 2020 Stock Plan

current or constant dollars and/or at constant fuel prices (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets);
•	share price (including, but not limited to, growth measures and total shareholder return);
•	expense targets or cost reduction goals and general and administrative expense savings;
•	measures of economic value added or other ‘value creation’ metrics;
•	inventory control;
•	enterprise value;
•	employee recruitment and retention;
•	timely introduction of new ships or facilities;
•

objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting cruise brand, reporting unit or project budgets);

•	cost of capital, debt leverage, cash and liquidity positions or book value;
•	health, environmental, safety, security or other enterprise risk management initiatives;
•	strategic objectives; or
•	such other performance criteria selected by the Compensation Committees.

Any of the above Performance Goal elements can be stated as a percentage of another Performance Goal or used on a relative or absolute basis to measure the performance of Carnival Corporation & plc and/or its affiliates or any divisions, operation, or business units, brands, business segment, administrative departments or combination thereof, as the Compensation Committees deem appropriate. Performance Goals may be compared to the performance of a group of comparable companies or a published or special index that the Compensation Committees deem appropriate or, stock market indices. The Compensation Committees also may provide for accelerated vesting of any grant based on the achievement of Performance Goals.

Change in control. Except to the extent a particular grant agreement otherwise provides:

•

in the event a participant’s employment or service is terminated by Carnival Corporation & plc without “cause” (and other than due to death or disability) on or within 12 months following a change in control, then notwithstanding any provision of the Amended 2020 Plan to the contrary, all options and SARs shall become immediately exercisable, and the restrictions on restricted stock and restricted stock units and any other grants will immediately lapse (including a waiver of any applicable performance goals); and

•

in the event of a change in control, the Compensation Committees may in their discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding grants and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such grants based upon the price per share received or to be received by other shareholders of Carnival Corporation in the event.

Transferability. Each grant may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, unless otherwise permitted by the Compensation Committees in the case of grants other than incentive stock options.

Amendment. The Amended 2020 Plan will have a term of ten years. The Boards of Directors may amend, suspend or terminate the Amended 2020 Plan at any time; however, shareholder approval to amend the Amended 2020 Plan may be necessary if the law or New York Stock Exchange rules so require. Under the UK Listing Rules, the prior approval of Carnival plc’s shareholders in general

92	Carnival Corporation & plc 2021 Proxy Statement

OTHER PROPOSALS

Approval of the Amendment of the Carnival Corporation 2020 Stock Plan

meeting must be obtained in the case of any amendment to the advantage of participants which is made to the provisions of the Amended 2020 Plan relating to eligibility, limits, variations of capital and the basis for determining participants’ entitlement to shares. However, minor amendments to benefit the administration of the Amended 2020 Plan or to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for participants or for any member of the Carnival Corporation & plc group of companies, may be made without the prior approval of Carnival plc in general meeting. No amendment, suspension or termination will impair the rights of any participant or recipient of any grant without the consent of the participant or recipient.

The Compensation Committees may, to the extent consistent with the terms of any applicable grant agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any grant theretofore made or the associated grant agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without shareholder approval:

•	no amendment or modification may reduce the option price of any option or the strike price of any SAR;
•

the Compensation Committees may not cancel any outstanding option and replace it with a new option (with a lower option price) or cancel any SAR and replace it with a new SAR (with a lower strike price); and

•	no option or SAR may be exchanged for cash or another grant.

However, shareholder approval is not required with respect to the bullet points above for any action specifically permitted as described in “Changes in Capital Structure and Similar Events” above. In addition, none of the requirements described in the preceding bullets points can be amended without shareholder approval.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of grants under the Amended 2020 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such grants and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. References below to the effect of certain provisions of the Code on Carnival Corporation & plc’s ability to deduct compensation would be applicable only to the extent that Carnival Corporation & plc were otherwise subject to U.S. federal income tax and any such deductions were relevant.

Stock options. The Code requires that, for treatment of an option as an incentive stock option, shares of Carnival Corporation common stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of:

•	two years from the date of grant of the option; or
•	one year from the date of exercise.

Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,”

Carnival Corporation & plc 2021 Proxy Statement	93

OTHER PROPOSALS

Approval of the Amendment of the Carnival Corporation 2020 Stock Plan

which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. Carnival Corporation & plc will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. Carnival Corporation & plc will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted stock. A participant will not be subject to tax upon the issuance of a grant of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date a grant of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and Directors who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended). Carnival Corporation & plc will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted stock units. A participant will not be subject to tax upon the grant of a restricted stock unit. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash)

94	Carnival Corporation & plc 2021 Proxy Statement

OTHER PROPOSALS

Approval of the Amendment of the Carnival Corporation 2020 Stock Plan

the participant actually receives with respect to the grant. Carnival Corporation & plc will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to any “covered employees” (in general, the Chief Executive Officer, the chief financial officer, and the three other most highly-compensated executive officers for the year at issue and any person who was part of that group for any other year beginning after December 31, 2016). To the extent that Section 162(m) were to become applicable to Carnival Corporation & plc, certain compensation attributable to grants may be nondeductible due to the application of Section 162(m) of the Code.

Continuing Plan Benefits

No stock options have been granted under the Carnival Corporation 2020 Stock Plan. The following table sets forth summary information as of November 30, 2020 concerning the number of unvested restricted stock and restricted stock unit grants made under the Carnival Corporation 2020 Stock Plan to each of our Named Executive Officers, all executive officers as a group, all non-employee Directors as a group and all employees other than executive officers as a group.

Group	Unvested Stock Awards (#)

Named Executive Officers	1,231,706

All Executive Officers, as a group	1,045,320

All Non-Employee Directors, as a group	221,439

All Employees other than Executive Officers, as a group	6,138,379

On January 14, 2020, the last reported price of Carnival Corporation common stock on the New York Stock Exchange was $20.92.

The Boards of Directors unanimously recommend a vote FOR the approval of the Amendment of the Carnival Corporation 2020 Stock Plan.

Carnival Corporation & plc 2021 Proxy Statement	95

QUESTIONS AND ANSWERS

QUESTIONS APPLICABLE TO ALL SHAREHOLDERS

Q:	What information is contained in these materials?

A:

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meetings of Shareholders, the voting process, the compensation of Directors and certain executive officers and certain other information required by rules promulgated by the SEC and the New York Stock Exchange applicable to both companies. We have attached as Annexes A, B and C to this Proxy Statement information that Carnival plc is required to provide to its shareholders under applicable UK rules. The Amendment of the Carnival Corporation 2020 Stock Plan is attached as Annex D.

Q:	What proposals will be voted on at each of the Annual Meetings of Shareholders?

A:	The proposals to be voted on at each of the Annual Meetings of Shareholders are set out in the Notices of Meetings included with this Proxy Statement.

Q:	What is the voting recommendation of the Boards of Directors?

A:	Your Boards of Directors recommend that you vote your shares “FOR” Proposals 1 through 21.

Q:	How does the DLC arrangement affect my voting rights?

A:

On most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. These matters are called “joint electorate actions.” Combined voting is accomplished through the special voting shares that have been issued by each company. Certain matters specified in the organizational documents of Carnival Corporation and Carnival plc where the interests of the two shareholder bodies may diverge are called “class rights actions.” The class rights actions are voted on separately by the shareholders of each company. If either group of shareholders does not approve a class rights action, that action generally cannot be taken by either company. All of the proposals to be voted on at the Annual Meetings of Shareholders are joint electorate actions, and there are no class rights actions.

Q:	Generally, what actions are joint electorate actions?

A:

Any resolution to approve an action other than a class rights action or a procedural resolution (described below) is designated as a joint electorate action. The actions designated as joint electorate actions include:

•	the appointment, removal, election or re-election of any Director of either or both companies;
•	if required by law, the receipt or adoption of the annual accounts of both companies;
•	the appointment or removal of the independent auditors of either company;
•	a change of name by either or both companies; or
•	the implementation of a mandatory exchange of Carnival plc ordinary shares for Carnival Corporation common stock based on a change in tax laws, rules or regulations.

The relative voting rights of Carnival plc ordinary shares and Carnival Corporation common stock are equalized based on a ratio which we refer to as the “equalization ratio.” Based on the current equalization ratio of 1:1, each share of Carnival Corporation common stock has the same voting rights as one Carnival plc ordinary share on joint electorate actions.

96	Carnival Corporation & plc 2021 Proxy Statement

QUESTIONS AND ANSWERS

Questions Applicable to all Shareholders

Q:	How are joint electorate actions voted on?

A:	Joint electorate actions are voted on as follows:

•

Carnival plc shareholders vote at the Annual General Meeting of Carnival plc (whether in person or by proxy). Voting is on a poll (or ballot), which remains open for sufficient time to allow the vote at the Carnival Corporation Annual Meeting of Shareholders to be held and reflected in the Carnival plc Annual General Meeting through the mechanism of the special voting share. An equivalent vote is cast at the subsequent Carnival Corporation Annual Meeting of Shareholders on each of the corresponding resolutions through a special voting share issued by Carnival Corporation; and

•

Carnival Corporation shareholders vote at the Carnival Corporation Annual Meeting of Shareholders (whether in person or by proxy). Voting is by ballot (or on a poll), which remains open for sufficient time to allow the vote at the Annual General Meeting of Carnival plc Shareholders to be reflected in the Annual Meeting of Carnival Corporation Shareholders through the mechanism of the special voting share. An equivalent vote is cast on the corresponding resolutions at the Carnival plc Annual General Meeting through a special voting share issued by Carnival plc.

A joint electorate action is approved if it is approved by:

•

a simple majority of the votes cast in the case of an ordinary resolution (or not less than 75% of the votes cast in the case of a special resolution, if required by applicable law and regulations or Carnival plc’s Articles of Association) by the holders of Carnival plc’s ordinary shares and the holder of the Carnival plc special voting share voting as a single class at a meeting at which a quorum was present and acting;

•

a simple majority of the votes cast (or other majority if required by applicable law and regulations or the Carnival Corporation Articles of Incorporation and By-laws) by the holders of Carnival Corporation common stock and the holder of the Carnival Corporation special voting share, voting as a single class at a meeting which a quorum was present and acting; and

•

a minimum of one-third of the total votes available to be voted by the combined shareholders must be cast on each resolution for it to be effective. Formal abstentions (or votes withheld) by a shareholder on a resolution will be counted as having been “cast” for this purpose.

Q:	How are the Directors of each company elected or re-elected?

A:

Resolutions relating to the election or re-election of Directors are considered as joint electorate actions. No person may be a member of the Board of Directors of Carnival Corporation or Carnival plc without also being a member of the Board of Directors of the other company. There are 12 nominees for election or re-election to the Board of Directors of each company this year. Each nominee currently serves as a Director of Carnival Corporation and Carnival plc. All nominees for Director are to be elected or re-elected to serve until the next Annual Meetings of Shareholders and until their successors are elected.

Carnival plc’s Articles of Association currently require Directors to submit themselves for election by shareholders at the first Annual General Meeting following their initial appointment to the Board of Directors and for re-election thereafter at subsequent Annual General Meetings at intervals of no more than three years. The Boards of Directors have decided, in accordance with the UK Corporate Governance Code, to submit all Directors for re-election on an annual basis.

Carnival Corporation & plc 2021 Proxy Statement	97

QUESTIONS AND ANSWERS

Questions Applicable to all Shareholders

Q:	What votes are required to approve the proposals?

A:

Proposals 19 and 20 are required to be approved by not less than 75% of the combined votes cast at both Annual Meetings of Shareholders. Each of the other proposals, including the election or re-election of Directors, requires the approval of a majority of the combined votes cast at both Annual Meetings of Shareholders. Abstentions and broker non-votes are not deemed votes cast for purposes of calculating the vote, except that for purposes of satisfying NYSE rules, abstentions are counted in the denominator for determining the total votes cast on Proposal 21. Abstentions and broker non-votes do count for the purpose of determining whether a quorum is present.

If you are a beneficial owner of Carnival Corporation common stock and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes.

Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because:

•	the broker has not received voting instructions from the beneficial owner; and
•	the broker lacks discretionary voting power to vote such shares.

Accordingly, if you are a beneficial owner of shares held through intermediaries such as brokers, banks and other nominees, such intermediaries are not permitted to vote without specific instructions from you unless the matter to be voted on is considered “routine.” In this Proxy Statement, Proposals 15 and 16 (the re-appointment and remuneration of independent auditors of Carnival plc and the ratification of independent registered public accounting firm of Carnival Corporation), Proposal 17 (the receipt of accounts and reports of Carnival plc), Proposal 18 (allotment of new shares by Carnival plc), Proposal 19 (disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc) and Proposal 20 (general authority for Carnival plc to buy back Carnival plc ordinary shares) are considered “routine,” and therefore, brokers are permitted to vote on these proposals without receiving voting instructions from you. On each of the other proposals, Proposals 1-12 (the election or re-election of Directors), Proposal 13 (the approval of the fiscal 2020 compensation of our Named Executive Officers), Proposal 14 (approval of the Carnival plc Directors’ Remuneration Report and Proposal 21 (approval of the Amendment of the 2020 Stock Plan), your broker, bank or other nominee will not be permitted to vote your shares without receiving voting instructions from you.

Q:	Generally, what are procedural resolutions?

A:

Procedural resolutions are resolutions of a procedural or technical nature that do not adversely affect the shareholders of the other company in any material respect and are put to the shareholders at a meeting. The special voting shares do not represent any votes on “procedural resolutions.” The Chair of each of the meetings will determine whether a resolution is a procedural resolution.

To the extent that such matters require the approval of the shareholders of either company, any of the following will be procedural resolutions:

•	that certain people be allowed to attend or be excluded from attending the meeting;
•	that discussion be closed and the question put to the vote (provided no amendments have been raised);
•

that the question under discussion not be put to the vote (where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting);

•	to proceed with matters in an order other than that set out in the notice of the meeting;

98	Carnival Corporation & plc 2021 Proxy Statement

QUESTIONS AND ANSWERS

Questions Applicable to all Shareholders

•	to adjourn the debate (for example, to a subsequent meeting); and
•	to adjourn the meeting.

Q:	Where can I find the voting results of the Annual Meetings of Shareholders?

A:

The voting results will be announced to the media and the relevant stock exchanges and posted on our website at www.carnivalcorp.com and www.carnivalplc.com, after both Annual Meetings of Shareholders have closed. The results will also be published in a joint current report on Form 8-K within four business days after the date the Annual Meetings of Shareholders have closed.

Q:	What is the quorum requirement for the Annual Meetings of Shareholders?

A:

The quorum requirement for holding the Annual Meetings of Shareholders and transacting business as joint electorate actions at the meetings is one-third of the total votes capable of being cast by all shareholders of both companies. Shareholders may be present in person or represented by proxy or corporate representative at the meetings.

Q:	How is the quorum determined?

A:

For the purposes of determining a quorum with respect to joint electorate actions, the special voting shares have the maximum number of votes attached to them as were cast on such joint electorate actions, either for, against or abstained, at the parallel shareholder meeting of the other company, and such maximum number of votes (including abstentions) constitutes shares entitled to vote and present for the purposes of determining whether a quorum exists at such a meeting.

In order for a quorum to be validly constituted with respect to meetings of shareholders convened to consider a joint electorate action or class rights action, the special voting entities must be present.

Abstentions (including votes withheld) and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed to third parties except:

•	as necessary to meet applicable legal requirements;
•	to allow for the tabulation of votes and certification of the vote; or
•	to facilitate a successful proxy solicitation by our Boards of Directors.

Occasionally, shareholders provide written comments on their proxy card which are then forwarded to management.

Q:	Who will bear the cost of soliciting votes for the Annual Meetings of Shareholders?

A:

We are providing these proxy materials in connection with the solicitation by the Boards of Directors of proxies to be voted at the Annual Meetings of Shareholders. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes for the Annual Meetings of Shareholders. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders.

Carnival Corporation & plc 2021 Proxy Statement	99

QUESTIONS AND ANSWERS

Questions Applicable to all Shareholders

Q:	Can I view the proxy materials electronically?

A:

Yes. This Proxy Statement and any other proxy materials have been posted on our website at www.carnivalcorp.com and www.carnivalplc.com. Carnival Corporation shareholders can also access proxy-related materials at www.proxyvote.com as described under “Questions Specific to Shareholders of Carnival Corporation.”

Q:	What reports are filed by Carnival Corporation and Carnival plc with the SEC and how can I obtain copies?

A:

We file this Proxy Statement, joint Annual Reports on Form 10-K, joint Quarterly Reports on Form 10-Q and joint Current Reports on Form 8-K with the SEC. Copies of this Proxy Statement, the Carnival Corporation & plc joint Annual Report on Form 10-K for the year ended November 30, 2020, as well as any joint Quarterly Reports on Form 10-Q or joint Current Reports on Form 8-K, as filed with the SEC can be viewed or obtained without charge through the SEC’s website at www.sec.gov (under Carnival Corporation or Carnival plc) or at www.carnivalcorp.com or www.carnivalplc.com. Copies will also be provided to shareholders without charge upon written request to Investor Relations, Carnival Corporation, 3655 N.W. 87th Avenue, Miami, Florida 33178, United States or Carnival plc, Carnival House, 100 Harbour Parade, Southampton, SO15 1ST, United Kingdom. We encourage you to take advantage of the convenience of accessing these materials through the internet as it is simple and fast to use, saves time and money, and is environmentally friendly.

Q:	May I propose actions for consideration at next year’s Annual Meetings of Shareholders?

A:

Carnival Corporation shareholders and Carnival plc shareholders (to the extent permitted under Carnival Corporation’s and Carnival plc’s governing documents and U.S. and UK law, as applicable) may submit proposals for consideration at future shareholder meetings.

In order for shareholder proposals to be considered for inclusion in our Proxy Statement in accordance with SEC Rule 14a-8 for next year’s Annual Meetings of Shareholders, the written proposals must be received by our Secretary no later than the close of business November 11, 2021. Such proposals will need to comply with applicable SEC regulations regarding the inclusion of shareholder proposals in proxy materials.

Carnival Corporation’s By-laws establish advance notice procedures with regard to shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that shareholders instead wish to present directly at an Annual Meeting of Shareholders. To be properly brought before the Annual Meetings of Shareholders, a notice of the proposal must be submitted to our Secretary at our headquarters no later than six weeks prior to the Annual Meetings of Shareholders or, if later, the time at which the notice of such meeting is publicly disclosed. For shareholders of Carnival plc, the same requirements apply under UK law requirements to submit a notice of a proposal.

Q:	May I nominate individuals to serve as Directors?

A:

In order to submit a nominee for election at the Annual Meetings of Shareholders you must provide the information required for Director nominations set forth in Carnival Corporation’s and Carnival plc’s governing documents in a timely manner. Specifically, under the governing documents, you must submit your notice of nomination in writing to the attention of our Secretary at our headquarters not later than seven days nor earlier than 42 days prior to the 2022 Annual Meetings of Shareholders.

100	Carnival Corporation & plc 2021 Proxy Statement

QUESTIONS AND ANSWERS

Questions Specific to Shareholders of Carnival Corporation

Any such notice must include, in addition to any other requirements specifically set forth in Carnival Corporation’s and Carnival plc’s governing documents:

•	the name and address of the candidate;
•	a brief biographical description, including his or her occupation and service on boards of any public company or registered investment company for at least the last five years;
•	a statement of the particular experience, qualifications, attributes or skills of the candidate, taking into account the factors referred to in the “Nominations of Directors” section; and
•	the candidate’s signed consent to serve as a Director if elected, and to be named in our Proxy Statement.

Shareholders may also recommend candidates for consideration by our Boards’ Nominating & Governance Committees in accordance with the procedures set forth in the “Procedures Regarding Director Candidates Recommended by Shareholders” section.

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL CORPORATION

Q:	What Carnival Corporation shares owned by me can be voted?

A:	All Carnival Corporation shares owned by you as of February 19, 2021, the record date, may be voted by you. These shares include those:

•	held directly in your name as the shareholder of record, including shares purchased through Carnival Corporation’s Dividend Reinvestment Plan and its Employee Stock Purchase Plan; and
•	held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	Will I be asked to vote at the Carnival plc Annual General Meeting?

A:

No. Your vote at the Annual Meeting of Carnival Corporation Shareholders, for the purposes of determining the outcome of combined voting, is automatically reflected as appropriate at the parallel Annual General Meeting of Carnival plc Shareholders through the mechanism of the special voting share issued by Carnival plc.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

Carnival Corporation is taking advantage of SEC rules that allow it to deliver proxy materials over the Internet. Under these rules, Carnival Corporation is sending its shareholders a one-page notice regarding the Internet availability of proxy materials (the “Notice of Internet Availability of Proxy Materials”) instead of a full set of proxy materials, unless they previously requested to receive printed copies. You will not receive printed copies of the proxy materials unless you specifically request them. Instead, this notice tells you how to access and review on the Internet all the important information contained in the proxy materials. This notice also tells you how to submit your proxy card on the Internet and how to request to receive a printed copy of the proxy materials.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:

Most of the shareholders of Carnival Corporation hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Carnival Corporation & plc 2021 Proxy Statement	101

QUESTIONS AND ANSWERS

Questions Specific to Shareholders of Carnival Corporation

Shareholder of Record

If your shares are registered directly in your name with Carnival Corporation’s transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the shareholder of record, and the Notice of Internet Availability of Proxy Materials or set of printed proxy materials, as applicable, is being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to the persons named in the proxy or to vote in person at the Annual Meeting of Carnival Corporation Shareholders. If you request a paper copy of the proxy materials as indicated in the notice, Carnival Corporation will provide a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held under street name, and the Notice of Internet Availability of Proxy Materials or set of printed proxy materials, as applicable, is being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting of Carnival Corporation Shareholders. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you request a paper copy of the proxy materials as indicated in the notice, your broker or nominee will provide a voting instruction card for you to use.

Q:	How can I vote my Carnival Corporation shares in person at the meeting?

A:

Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting of Carnival Corporation Shareholders in the U.S. If you choose to do so, please bring your proxy card and proof of identification.

Even if you plan to attend the Annual Meeting of Carnival Corporation Shareholders, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held under street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. Please refer to the voting instructions provided by your broker or nominee.

Please also refer to the sections entitled “Meeting Admission Requirements” and “Safety and Security Measures” included in the Notice of Annual Meeting for additional information.

Q:	How can I vote my Carnival Corporation shares without attending the Annual Meeting of Carnival Corporation Shareholders?

A:

Whether you hold shares directly as the shareholder of record or beneficially under street name, you may direct your vote without attending the Annual Meeting of Carnival Corporation Shareholders. You may vote by granting a proxy or, for shares held under street name, by submitting voting instructions to your broker or nominee. For shareholders of record, you may do this by voting on the Internet or by telephone by following the instructions in the notice you received in the mail. Where your shares are held under street name, in most instances you will be able to do this over the Internet or by telephone by following the instructions in the notice you received in the mail, or if you received a full printed set of proxy materials in the mail, by mail. Please refer to the voting instruction card included by your broker or nominee.

If you received a full printed set of proxy materials in the mail, you can also vote by signing your proxy card and mailing it in the enclosed envelope. If you provided specific voting instructions, your shares will be voted as you instruct.

102	Carnival Corporation & plc 2021 Proxy Statement

QUESTIONS AND ANSWERS

Questions Specific to Shareholders of Carnival Corporation

If you are a record holder and submit a proxy but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

Q:	Can I change my vote?

A:

Yes. You may change your proxy instruction at any time prior to the vote at the Annual Meeting of Carnival Corporation Shareholders. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting of Carnival Corporation Shareholders and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares owned beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or set of printed proxy materials, as applicable?

A:	It means your shares are registered differently or are in more than one account. Please follow the instructions in each notice to ensure all of your shares are voted.

Q:

Only one Notice of Internet Availability of Proxy Materials or set of printed proxy materials was delivered to my address, but there are two or more shareholders at this address. How do I request additional copies of the proxy materials?

A:

Broadridge Financial Solutions, Inc., the entity we retained to mail the Notice of Internet Availability of Proxy Materials or printed proxy materials to Carnival Corporation’s registered owners and the entity retained by the brokerage community to mail the Notice of Internet Availability of Proxy Materials or printed proxy materials to Carnival Corporation’s beneficial owners, has been instructed to deliver only one notice or set of printed proxy materials to multiple security holders sharing an address unless we have received contrary instructions from you or one of the other shareholders. We will promptly deliver a separate copy of the notice or set of printed proxy materials for this year’s Annual Meeting of Carnival Corporation Shareholders or for any future meetings to any shareholder upon written or oral request. To make such request, please contact Broadridge Financial Solutions at 1-866-540-7095, or write to Broadridge Financial Solutions, Attention: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Similarly, you may contact us through any of these methods if you receive multiple notices or sets of printed proxy materials and would prefer to receive a single copy in the future.

Q:	Who can attend the Annual Meeting of Carnival Corporation Shareholders?

A:

All Carnival Corporation shareholders of record as of February 19, 2021, or their duly appointed proxies, may attend and vote at the Annual Meeting of Carnival Corporation Shareholders. Please note that each shareholder or their duly appointed proxies will be required to comply with the “Meeting Admission Requirements” and “Safety and Security Measures” included in the Carnival Corporation Notice of Annual Meeting.

In addition, if you hold your shares through a stockbroker or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of February 19, 2021, together with proof of identification. Cameras, audio and video recording devices and other electronic devices will not be permitted at the meeting.

Carnival Corporation & plc 2021 Proxy Statement	103

QUESTIONS AND ANSWERS

Questions Specific to Shareholders of Carnival plc

Q:	What class of shares are entitled to be voted at the Annual Meeting of Carnival Corporation Shareholders?

A:

Carnival Corporation has only one class of common stock outstanding. Each share of Carnival Corporation common stock outstanding as of the close of business on February 19, 2021, the record date, is entitled to one vote at the Annual Meeting of Shareholders. As of February 19, 2021, the record date, Carnival Corporation had 933,043,862 shares of common stock issued and outstanding. The trust shares of beneficial interest in the P&O Princess Special Voting Trust that are paired with your shares of common stock do not give you separate voting rights.

Q:	How are votes counted?

A:

You may vote “FOR,” “AGAINST” or “ABSTAIN” for each of the proposals. If you “ABSTAIN,” it has no effect on the outcome of the votes, although abstentions will be counted for the purposes of determining if a quorum is present for joint electorate actions. If you submit a proxy with no further instructions, your shares will be voted in accordance with the recommendations of the Boards of Directors.

Q:	What happens if additional proposals are presented at the Annual Meeting of Carnival Corporation Shareholders?

A:

Other than the proposals described in this Proxy Statement, Carnival Corporation does not expect any matters to be presented for a vote at the 2021 Annual Meeting of Carnival Corporation Shareholders. If you grant a proxy, the persons named as proxy holders, Arnold W. Donald, Carnival Corporation’s President and Chief Executive Officer and a Director, and Arnaldo Perez, Carnival Corporation’s Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is unable to accept nomination or election (which is not anticipated), the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Boards of Directors.

Q:	Who will count the vote?

A:	Broadridge Financial Solutions will tabulate the votes and act as the inspector of elections.

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL PLC

Q:	Who is entitled to attend and vote at the Carnival plc Annual General Meeting?

A:

If you are a Carnival plc shareholder registered in the register of members of Carnival plc at 6:30 p.m. (BST) on April 16, 2021, you will be entitled to attend in person and vote at the Annual General Meeting. in respect of the number of Carnival plc ordinary shares registered in your name at that time.

You may also appoint a proxy to attend, speak and vote instead of you. If you are a corporation you may appoint a corporate representative to represent you and vote your shareholding in Carnival plc at the Annual General Meeting. For further details regarding appointing a proxy or corporate representative, please see below.

Please note that each shareholder or their duly appointed proxies and corporate representatives will be required to comply with the “Meeting Admission Requirements” and “Safety and Security Measures” included in the Carnival plc Notice of Annual General Meeting.

104	Carnival Corporation & plc 2021 Proxy Statement

QUESTIONS AND ANSWERS

Questions Specific to Shareholders of Carnival plc

Q:	Will I be asked to vote at the Annual Meeting of Carnival Corporation Shareholders?

A:

No. Your vote at the Annual General Meeting of Carnival plc Shareholders, for the purposes of determining the outcome of combined voting, will automatically be reflected as appropriate at the parallel Annual Meeting of Carnival Corporation Shareholders through the mechanism of a special voting share issued by Carnival Corporation.

Q:	How do I vote my Carnival plc shares without attending the Annual General Meeting of Carnival plc Shareholders?

A:

You may vote your Carnival plc shares at the Annual General Meeting of Carnival plc Shareholders by completing and signing the enclosed form of proxy in accordance with the instructions set out on the form and returning it as soon as possible, but in any event so as to be received by Carnival plc’s registrars, Equiniti Limited, Aspect House, Spencer Road, Lancing BN99 6DA, by not later than 1:30 p.m. (BST) on April 16, 2021. Alternatively, a proxy vote may be submitted via the internet in accordance with the instructions set out in the proxy form. It is also possible to appoint a proxy via the CREST system (please see the Carnival plc Notice of Annual General Meeting for further details). Voting by proxy does not preclude you from attending the Annual General Meeting and voting in person should you wish to do so.

If you are a corporation, you can vote your Carnival plc shares at the Annual General Meeting by appointing one or more corporate representatives. You are strongly encouraged to pre-register your corporate representative to make registration on the day of the Annual General Meeting more efficient. In order to pre-register you would need to email your Letter of Representation to Carnival plc’s registrars, Equiniti Limited, at proxyvotes@equiniti.com.

Corporate representatives themselves are urged to arrive at least two hours before commencement of the Annual General Meeting to assist Carnival plc’s registrars with the appropriate registration formalities. Whether or not you intend to appoint a corporate representative, you are strongly encouraged to return the enclosed form of proxy to Carnival plc’s registrars.

Q:	Can I change my vote given by proxy or by my corporate representative?

A:	Yes. You may change your proxy vote by either:

•	completing, signing and dating a new form of proxy in accordance with its instructions and returning it to Carnival plc’s registrars by no later than 1:30 p.m. (BST) on April 16, 2021; or
•	attending and voting in person at the Annual General Meeting.

If you do not attend and vote in person at the Annual General Meeting and wish to revoke the appointment of your proxy or corporate representative, you must do so by delivering a notice of such revocation to Carnival plc’s registrars at least three hours before the start of the Annual General Meeting.

Q:	What class of shares are entitled to be voted at the Carnival plc Annual General Meeting?

A:

Carnival plc has only one class of ordinary shares in issue. Each Carnival plc ordinary share in issue as of the close of business on April 16, 2021, is entitled to one vote at the Annual General Meeting. As of February 19, 2021, Carnival plc had 183,998,861 ordinary shares in issue. However, the 25,666,636 Carnival plc ordinary shares directly or indirectly held by Carnival Corporation have no voting rights (in accordance with the Articles of Association of Carnival plc). As a result, as of February 19, 2021, the total voting rights in Carnival plc were 158,332,225 ordinary shares.

Carnival Corporation & plc 2021 Proxy Statement	105

QUESTIONS AND ANSWERS

Questions Specific to Shareholders of Carnival plc

Q:	How are votes counted?

A:

You may vote “FOR,” “AGAINST” or “ABSTAIN” your vote for each of the resolutions. If you “ABSTAIN,” it has no effect on the outcome of the votes, although abstentions will be counted for the purposes of determining if a quorum is present for joint electorate actions.

106	Carnival Corporation & plc 2021 Proxy Statement

ANNEX A

CARNIVAL PLC DIRECTORS’ REPORT

Directors’ Report

Carnival plc and Carnival Corporation are separate legal entities (together referred to as “Carnival Corporation & plc”) and each company has its own Board of Directors and Committees of the Board. However, as is required by the agreements governing the dual listed company (“DLC”) arrangement, there is a single senior management team and the Boards of Directors and members of the Committees of the Boards are identical. This Directors’ Report has been prepared and presented in accordance with and in reliance upon UK company law and, accordingly, the liabilities of the Directors in connection with this Directors’ Report shall be subject to the limitations and restrictions provided by such law.

In accordance with the UK Financial Conduct Authority’s Listing Rules, the information to be included in the Annual Report and Accounts, where applicable, under Listing Rule 9.8.4, is set out in this Directors’ Report, with the exception of the details regarding interest capitalized, which are set out in the Carnival plc consolidated IFRS financial statements, and the details of long-term incentive schemes, which are set out in the Carnival plc Directors’ Remuneration Report. Details of arrangements under which the Directors have waived or agreed to waive compensation are described in the Carnival plc Directors’ Remuneration Report.

Future developments of the business and business model of Carnival Corporation & plc can be found in the Strategic Report that accompanies the Carnival plc consolidated IFRS financial statements under the following sections, respectively: 1.A.III Visions, Goals and Related Strategies and 1.C. Our Global Cruise Business. The financial risk management objectives and policies and exposure to foreign currency risk, fair value risk, cash flow interest rate risk, credit risk and liquidity risk can be found in Note 24.

Dividends

During the year ended November 30, 2020, Carnival plc paid two regular quarterly dividends totaling $1.00 per ordinary share (2019—$2.00). On March 30, 2020, the Boards suspended future dividends. Accordingly, no dividends have been paid or are proposed in respect of fiscal 2020.

Although dividends are declared in U.S. dollars, they are paid in sterling to the holders of ordinary shares in Carnival plc unless they elect to receive their dividends in U.S. dollars. Dividends payable in sterling are converted from U.S. dollars into sterling at the U.S. dollar to sterling exchange rate quoted by Bloomberg in London at 12:00 p.m. on the next combined U.S. and UK business day that follows the quarter end.

Holders of the Carnival plc’s American Depositary Shares are paid their dividend in U.S. dollars.

Since January 2004, Ocorian Trustees (Jersey) Limited, as trustee of the P&O Princess Cruises Employee Benefit Trust, (the “Trust”) held shares to satisfy grants made under Carnival plc 2014 Employee Share Plan. The trustee has waived its right to all dividends payable by Carnival plc. Dividends paid during fiscal 2020 over which rights were waived amounted to $18,428 (2019—$146,671). In July 2020, the Trust was terminated.

Share Capital and Control

Changes in the share capital of Carnival plc during fiscal 2020 are given in Note 17 to the Carnival plc consolidated IFRS financial statements.

Carnival plc Directors’ Report	A-1

ANNEX A

The share capital of Carnival plc at January 14, 2021 includes two allotted and issued subscriber shares of £1 each, 50,000 allotted but unissued redeemable preference shares of £1 each, one allotted and issued special voting share of £1 and 183,830,161 allotted and issued ordinary shares of $1.66 each. The subscriber shares carry no voting rights and no right to receive any dividend or any amount paid on a return of capital. The redeemable preference shares carry no voting rights, but are entitled to payment of a cumulative preferential fixed dividend of eight percent per annum on the amount paid up on each such share that is in issue. On a return of capital on a winding up or otherwise, the redeemable preference shares rank behind the ordinary shares but ahead of any other class of shares, and are entitled to receive payment of the amount paid up or credited as paid up on each such share. Redeemable preference shares which are fully paid may be redeemed at any time at the election of the holder or of the company, in which case the amount payable on redemption is the amount credited as paid up on each share which is redeemed, together with all arrears and accruals of the preferential dividend.

Details of restricted stock units granted to employees are given in Note 20 to the Carnival plc consolidated IFRS financial statements.

The Articles of Association of Carnival plc contain provisions which, in certain circumstances, would have the effect of preventing a shareholder (or a group of shareholders acting in concert) from holding or exercising the voting rights attributable to shares in Carnival plc which are acquired by them. These provisions would have effect if a shareholder (or a group of shareholders acting in concert) were to acquire ordinary shares in Carnival plc with the result that the total voting rights exercisable by that shareholder or group of shareholders on matters put to a vote as joint electorate actions under the DLC arrangement would exceed 30 percent of the total voting rights exercisable in respect of any joint electorate action. They would also have effect if a shareholder (or group of shareholders acting in concert) already holding between 30 percent and 50 percent of the total voting rights exercisable in respect of any joint electorate action were to acquire shares in Carnival plc and thereby increase the percentage of voting rights so held. In each such case, the percentage of voting rights held is determined after taking into account voting rights attributable to shares of Carnival Corporation common stock held by such shareholder (or group of shareholders) and also taking into account the effect of the equalization ratio which gives effect to common voting by the shareholders of Carnival plc and Carnival Corporation on joint electorate actions under the DLC arrangement.

Under the relevant provisions of the Articles of Association of Carnival plc (articles 277 to 287) shares which are acquired by a person and which trigger the thresholds referred to in the foregoing paragraph may be sold at the direction of the Board, and the proceeds remitted to the acquiring shareholder, net of any costs incurred by Carnival plc. Pending such sale any dividends paid in respect of such shares would be paid to a charitable trust, and the trustee of such trust would be entitled to exercise the voting rights attaching to the shares.

The restrictions summarized in the preceding paragraphs would not apply in the case of an acquisition of shares that is made in conjunction with a takeover offer for Carnival plc, which is announced in accordance with the City Code on Takeovers and Mergers, for so long as that offer has not lapsed or been withdrawn. However, if such a takeover offer is not made, or lapses or is withdrawn, the restrictions will apply in respect of any acquired shares.

The foregoing is a summary only of the relevant provisions of the Articles of Association of Carnival plc, and for a complete understanding of their effect, shareholders are recommended to refer to the Articles of Association themselves. A copy of the Articles of Association of Carnival plc is available at Carnival plc’s website at www.carnivalplc.com or upon request from the Company Secretary, 3655 N.W. 87th Avenue, Miami, Florida 33178, United States.

A-2	Carnival plc Directors’ Report

ANNEX A

There are three significant agreements to which Carnival plc is a party, which may be altered or terminated in the event of a change of control as follows:

•

Under the Amendment and Restatement Agreement dated August 6, 2019 in respect of the Facilities Agreement dated May 18, 2011, as further amended and extended from time to time, by and among Carnival Corporation, Carnival plc, Bank of America Merrill Lynch International Designated Activity Company (as facilities agent), and a syndicate of financial institutions, which provides for approximately $1.7 billion, €1.0 billion and £150 million revolving credit facilities, may, under certain circumstances, be cancelled upon a change of control of Carnival plc (other than a change which results in control of Carnival plc being vested in Carnival Corporation or in certain members of the Arison family or trusts related to them).

•

Under the Term Loan Agreement dated as of June 30, 2017 among Carnival Corporation, as lead borrower, Carnival Finance, LLC, as co-borrower, Carnival plc, as a guarantor, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions party thereto from time to time (the “Term Loan Agreement”), Carnival Corporation and Carnival Finance incurred two tranches of term loans in the initial aggregate principal amounts of $1.86 billion and €0.8 billion, respectively. Under certain circumstances, a change of control of Carnival plc (other than a change which results in control of Carnival plc being vested in Carnival Corporation or in certain members of the Arison family or trusts related to them) could constitute an event of default under the Term Loan Agreement, which would permit the lenders thereunder to accelerate the term loans.

•

Carnival Corporation has issued and outstanding $536.9 million aggregate principal amount of its 5.75% Convertible Senior Notes due 2023 pursuant to an Indenture, dated as of April 6, 2020 (the “Indenture”), among Carnival Corporation, Carnival plc, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee. If Carnival Corporation undergoes certain corporate events (each, a “fundamental change”), subject to certain conditions, holders may (a) convert their convertible notes into, at the election of Carnival Corporation, common stock of Carnival Corporation or cash or both, at a conversion rate specified in the indenture or (b) require Carnival Corporation to repurchase for cash all or any portion of their convertible notes at par. Subject to certain exceptions, a fundamental change would occur upon, among others, (1) a merger transaction pursuant to which Carnival Corporation’s common stock is converted into other securities or assets, (2) the sale of all or substantially all of the assets of Carnival Corporation to a third party and (3) a person or group (other than certain members of the Arison family or trusts related to them) becoming the beneficial owners of more than 50% of the rights to vote to elect the members of the Boards of Directors of Carnival Corporation and Carnival plc.

Articles of Association

The Articles of Association of Carnival plc may be amended by the passing of a special resolution of the shareholders. In common with many other corporate actions that might be undertaken by Carnival plc, such a resolution would be proposed as a joint electorate action on which the shareholders of Carnival plc and of Carnival Corporation effectively vote as a single unified body, as contemplated by the DLC arrangement.

Purchase of Own Shares

The Boards of Directors had previously authorized the repurchase of up to an aggregate of $1.0 billion of Carnival Corporation common stock and Carnival plc ordinary shares subject to certain restrictions (the “Repurchase Program”). In March 2020, the Boards terminated the Repurchase Program.

Carnival plc Directors’ Report	A-3

ANNEX A

As in the Proxy Statement, we may re-introduce programs that allow us to obtain an economic benefit when either Carnival Corporation common stock is trading at a premium to the price of Carnival plc ordinary shares or Carnival plc ordinary shares are trading at a premium to Carnival Corporation common stock (the “Stock Swap Programs”).

Shareholder approval is not required to buy back shares of Carnival Corporation, but is required under the UK Companies Act 2006 to buy back shares of Carnival plc. At the Annual General Meetings held on April 6, 2020, the authority for Carnival plc to buy back its own shares was approved. This authority enabled Carnival plc to buy back up to 18,249,411 ordinary shares of Carnival plc (being approximately 10 percent of Carnival plc’s ordinary shares in issue). Under that authority, no Carnival plc ordinary shares have been purchased through January 14, 2021. That approval expires on the earlier of:

•	the conclusion of Carnival plc’s 2021 Annual General Meeting; or
•	July 15, 2021.

Carnival Corporation & plc treats any such repurchases made by Carnival Corporation or Carnival Investments Limited under the Repurchase Program and any Stock Swap Programs as if they were made by Carnival plc under the Carnival plc buy back authority.

Directors

The names of all persons who served as Directors of Carnival Corporation and Carnival plc during fiscal 2020 and biographical notes about each of the Directors are contained in the Proxy Statement.

Details of the Directors’ membership on Board Committees are set out in the Carnival plc Corporate Governance Report attached as Annex C to the Proxy Statement.

As of the date of this Directors’ Report, 25% of the members of the Boards are women (being three of 12 members).

Upon becoming a member of the Board of Directors of Carnival plc, each new Director participates in an induction process, which includes a meeting with all of the current Directors, provision of an induction pack, site visits and meetings with senior and operational management teams. The Directors update their skills, knowledge and familiarity with Carnival plc by attending appropriate external seminars and training courses, meeting with senior management and visiting regional and divisional operating offices.

The appointment and replacement of Directors of Carnival plc is governed by the provisions of the Articles of Association of Carnival plc and also by the provisions of the Equalization and Governance Agreement entered into on April 17, 2003 on the establishment of the DLC arrangement. The Articles of Association and the Equalization and Governance Agreement require that the Boards of Directors of Carnival plc and Carnival Corporation be comprised of exactly the same individuals.

The business of Carnival plc is managed by the Board of Directors, which may exercise all the powers of Carnival plc, including, without limitation, the power to dispose of all or any part of the company’s assets, to borrow money, to mortgage or pledge any of its assets and to issue debentures and other securities.

Details of the Directors’ remuneration and their interests in the shares of Carnival Corporation and Carnival plc are set out in Part II of the Carnival plc Directors’ Remuneration Report attached as Annex B to the Proxy Statement.

A-4	Carnival plc Directors’ Report

ANNEX A

Substantial Shareholdings

As of November 30, 2020, Carnival plc has been notified of material interests of three percent or more in Carnival plc’s total voting rights as follows:

Shareholder	Number of shares		Percentage of voting rights

Barclays plc	6,454,915	(1)	4.1

BlackRock Inc.	6,786,058	(2)	4.3

Nortrust Noms Ltd.	4,708,367		3.0

Norges Bank (The Central Bank of Norway)	7,995,215		5.1
(1)	Affiliates of Barclays plc have an interest in these shares.
(2)	Affiliates of BlackRock Inc. have an interest in these shares.

Carnival plc has not been notified of any changes between December 1, 2020 and January 14, 2021.

Carnival Corporation and Carnival Investments Limited are the holders of an aggregate of 25,666,636 Carnival plc ordinary shares as of January 14, 2021. These shares carry no voting rights or rights on liquidation unless Carnival Corporation owns over 90 percent of all the Carnival plc ordinary shares. Accordingly, the details of voting rights given in the preceding table take account of the absence of voting rights carried by these shares.

Except for the above, no person has disclosed relevant information to Carnival plc pursuant to rule 5 of the Disclosure Guidance and Transparency Rules.

Corporate Governance and Directors’ Remuneration

A report on corporate governance and compliance with the UK Corporate Governance Code is contained in the Carnival plc Corporate Governance Report attached as Annex C to the Proxy Statement. Part I of the Carnival plc Directors’ Remuneration Report is included in the Proxy Statement and Part II of the Carnival plc Directors’ Remuneration Report is attached as Annex B to the Proxy Statement.

Corporate and Social Responsibility

Health, environmental, safety and security

At Carnival Corporation & plc, our highest responsibilities and our top priorities are to operate safely, to protect the environment and to be in compliance everywhere we operate in the world. To that end, the Boards of Directors of Carnival Corporation & plc established Board-level Health, Environmental, Safety & Security (“HESS”) Committees comprised of six independent Directors. The principal function of the HESS Committees is to assist the Boards in fulfilling their responsibility to:

•	supervise and monitor Carnival Corporation & plc’s health, environmental, safety, security and sustainability-related policies, programs, initiatives at sea and ashore; and
•	comply with related legal and regulatory requirements relating to health, environmental, safety, security and sustainability.

The HESS Committees and our management team review all significant risks or exposures and associated mitigating actions. Each of the Group Chief Executive Officers, each brands’ President, the Chief Maritime Officer and senior maritime representatives attend the meetings of the HESS Committees.

Carnival plc Directors’ Report	A-5

ANNEX A

In addition, Carnival Corporation & plc’s HESS Policy describes our commitments to:

•

protecting the health, safety and security of our passengers, guests, employees and all others working on our behalf, thereby promoting an organization that strives to be free of injuries, illness and loss;

•

protecting the environment, including the marine environment in which our vessels sail and the communities in which we operate, striving to prevent adverse environmental consequences and using resources efficiently and sustainably;

•	complying with or exceeding all legal and statutory requirements related to health, environment, safety, security and sustainability throughout our business activities; and
•	assigning health, environment, safety, security and sustainability matters the same priority as other critical business matters.

The HESS Policy is published on the Carnival Corporation & plc website at www.carnivalcorp.com or www.carnivalplc.com.

The Boards recognize that Carnival Corporation & plc needs to ensure that there is a consistent standard of operation throughout their fleet in keeping with their leading position in the cruise industry. In this regard, the Carnival Corporation & plc Maritime Operations Department is headed by a Chief Maritime Officer, with a full-time professional and administrative staff, and is responsible for providing a common, integrated approach to management of HESS matters and for reporting to the HESS Committees on such matters. The Chief Maritime Officer reports to the Chief Operations Officer and to the Chair of the HESS Committees.

The Boards of Directors of Carnival Corporation & plc have also established Board-level Compliance Committees comprised of six independent Directors. The principal function of the Compliance Committees is to assist with the Boards’ oversight of our ethics and compliance program.

Carnival Corporation & plc recognizes our responsibility to provide industry leadership and to conduct our business as a responsible global citizen. Our corporate leadership is manifested in our Code of Business Conduct and Ethics, which requires that every employee and member of the Boards use sound judgment, maintain high ethical standards and demonstrate honesty in all business dealings. As a responsible global citizen, Carnival Corporation & plc is committed to achieving and maintaining the highest standards of professional and ethical conduct.

Risk Advisory & Assurance Services (“RAAS”) is Carnival Corporation & plc’s internal audit department and is headed by the Chief Audit Officer, who reports directly to the Chairs of the Audit and HESS Committees. The Chief Audit Officer also has a “dotted” reporting line to the Chief Operations Officer. RAAS conducts annual HESS audits of each brand’s head office and of each ship in our fleet. These audits are in addition to the audits performed by third-party certification and regulatory auditors.

Each RAAS HESS audit is organized and planned to:

•	verify compliance with applicable rules, corporate standards, brand policies and procedures, regulations, codes and guidance directly involved in the safe conduct of ship operations;
•	verify the effectiveness and efficiency of the shipboard and shore-side HESS management systems; and
•	identify opportunities for continuous improvement.

Carnival Corporation & plc has long been committed to operating responsibly. We believe that sustainability is about preserving our environment, respecting our employees and the communities where we do business and returning value to our shareholders. We voluntarily publish Sustainability Reports that address governance, stakeholder engagement, environmental, labor, human rights, society, product responsibility, economic and other sustainability-related issues and performance

A-6	Carnival plc Directors’ Report

ANNEX A

indicators. These reports, which can be viewed at www.carnivalsustainability.com, are developed in accordance with the Global Reporting Initiative Standards, the global standard for sustainability reporting.

As part of our sustainability strategy, we have voluntarily reported our carbon footprint via the CDP (formerly, the Carbon Disclosure Project) each year since 2006. The CDP rates companies on the depth and scope of their disclosures and the quality of their reporting. We have developed a greenhouse gas inventory management plan in 2010 in accordance with the requirements of International Organization for Standardization (“ISO”) 14064-1:2006 standard and The Greenhouse Gas Protocol. Our submission includes details of our most recently compiled emissions data and reduction efforts, along with the results of an independent, third-party verification of our greenhouse gas emissions inventory. We also disclose our water stewardship through the CDP water program.

Carnival Corporation & plc’s environmental management system is certified in accordance with the ISO 14001:2015 Environmental Management System standard.

Our entire management team, including our Boards of Directors, is committed to addressing climate change and defining our path to decarbonization. Our approach involves multimillion-dollar investments and a multi-faceted strategy. Key components of this strategy include the implementation of low carbon fuels, expansion of carbon efficient technologies and investing in new technologies. Regarding low carbon fuels, we continue to pioneer the use of Liquefied Natural Gas (“LNG”) and are expanding our LNG investments. In 2018, we made history with the launch of AIDAnova, the first cruise ship in the world powered 100% by LNG both at sea and in port. In 2019, we launched Costa Smeralda, the second cruise ship in the world powered 100% by LNG and in 2020 we took delivery of Iona and Carnival Mardi Gras, our third and fourth LNG ships. Leading the cruise industry’s use of LNG, we have an additional seven LNG cruise ships due for delivery between 2021 and 2025. We are also making significant investment in fuel cell technology and electrical energy storage capabilities using battery systems.

Throughout the years, we have also invested in various systems to significantly increase our energy efficiency, which has resulted in fuel reduction as well as direct energy emission reduction. Below is a list of some of the efficiency initiatives:

•	designing ships for greater efficiency;
•	increasing efficiency through ship operations and maintenance;
•	minimizing fuel use and engine emissions;
•	implementing other energy-saving initiatives; and
•	minimizing engine emissions.

Due to the pause in guest cruise operation as a result of COVID-19, consolidated energy efficiencies are not meaningful for fiscal 2020.

We achieved the remaining three environmental targets within our 2020 sustainability goals in 2019, and achieved our carbon reduction goal in 2017. As such, we have accomplished all our numerical sustainability 2020 targets ahead of schedule in 2019 and have committed to new goals that will carry us beyond 2020:

•

reduce the intensity of CO2e (carbon dioxide equivalent) emissions from our operations by 40% by 2030 relative to our 2008 baseline, measured in grams of CO2e per available lower berth kilometer (“ALB-Km”);

•	continue to pioneer the use of LNG in the cruise industry by introducing seven new LNG ships on order between 2021 through 2025;
•

continue the installation and retrofitting of our fleet with Advanced Air Quality Systems (“AAQS”), which reduce sulfur and particulate matter from our engine exhaust with over 80% of our fleet already equipped;

Carnival plc Directors’ Report	A-7

ANNEX A

•	reduce all non-essential single-use items, including plastics, on board our ships by 50% by the end of 2021;
•	reduce food waste reduction goal across our entire fleet by 10% by the end of 2021; and
•	continue to implement programs that support our diverse and inclusive workforce.

These new goals are part of our initial 2030 sustainability goals, which are in alignment with the United Nations (“UN”) Agenda 2030. The agenda follows recognized frameworks such as the UN Guiding Principles on Business and Human Rights, the UN Sustainable Development Goals and the Paris Agreement on climate change. As members of the maritime industry, our new goals are also in alignment with the requirements of the International Maritime Organization.

Our greenhouse gas emissions are as follows:

Greenhouse Gas Emissions	Units	Global Emissions Fiscal 2019	Global Emissions Fiscal 2020	UK Emissions Fiscal 2020

Total Emissions (Scope 1 + Scope 2)	Metric Tonnes of CO2e	10,769,826	6,267,828	647,254

Energy Consumption	Kwh (in millions)	38,365	55,529	2,342

Scope 1	Metric Tonnes of CO2e	10,722,894	6,239,620	646,328

Scope 2 (location based)	Metric Tonnes of CO2e	46,932	28,208	926

Intensity Ratio	Grams of CO2e/ALB-Km	246	287	408

Greenhouse gas emissions data collection and calculations were performed in accordance with our greenhouse gas inventory management plan, the Greenhouse Gas Protocol, emission factors from the International Energy Agency, International Maritime Organization and ISO 14064-3:2006 standard. Ship fuel emissions represent over 97% of our total global emissions. UK ship fuel emissions represent 99% of their total emissions. Total emissions include both scope 1 and scope 2 combined.

Scope 1 emissions include direct emissions from the combustion of ship fuel, inadvertent release of ship refrigerants, and other direct emissions generated by sources owned or controlled by Carnival Corporation & plc (global number as per above table) as well as ships operated and facilities owned and leased by our UK-based and marketed brands – P&O Cruises (UK number as per above table) and Cunard (UK number as per above table).

Scope 2 emissions include emissions from the consumption of electricity for facilities and ships as well as heat or steam purchased by sources owned or controlled by Carnival Corporation & plc (global number as per above table) as well as ships operated and facilities owned and leased by our UK-based and marketed brands – P&O Cruises (UK) and Cunard (UK number as per above table). Where fiscal 2020 data was not available, the fiscal 2020 value was assumed to be 85% of the corresponding fiscal 2019 value.

We measure and report the ship fuel greenhouse gas emission rate in terms of grams of CO2e per ALB-Km. This indicator enables us to make meaningful greenhouse gas emission reduction comparisons that take into account changes in fleet size, itineraries and passenger capacity during normal operations. Due to the pause in guest cruise operations as a result of COVID-19, the fiscal 2020 rate is not meaningful as there was a considerable reduction in the number of kilometers traveled.

Further details of matters related to health, environmental, safety, security and sustainability reporting and community relations at Carnival Corporation & plc are available in the “Sustainability” section of the Carnival Corporation & plc website at www.carnivalcorp.com or www.carnivalplc.com and our sustainability website at www.carnivalsustainability.com.

Employees

Carnival Corporation & plc own and operate a portfolio of brands in North America, Europe, Australia and Asia comprised of nine cruise lines: Carnival Cruise Line, Holland America Line, Princess Cruises,

A-8	Carnival plc Directors’ Report

ANNEX A

Seabourn, AIDA Cruises, Costa Cruises, Cunard, P&O Cruises (Australia) and P&O Cruises (UK). Our corporate office and individual brands employ a variety of methods, such as intranet sites, management briefings, newsletters and reward programs to encourage employee involvement and to keep employees informed of the performance, development and progress of Carnival Corporation & plc.

We believe that diversity and inclusion issues, such as the attraction, retention, development and promotion of women and people of color, are not only important topics in corporations and boardrooms world-wide, they are issues critically important to sustaining the success of our business. For years, we have partnered with organizations focused on improving the diversity and inclusiveness of workplaces and by extension, society in general. We strive to achieve greater performance through capturing the power of employee diversity across all elements such as race, ethnicity, age, gender and sexual orientation and identification. Accordingly, our President and Chief Executive Officer has committed to Catalyst’s “Catalyst CEO Champions for Change” initiative to support the advancement of women’s leadership and diversity in the workplace and the Executive Leadership Council’s “CEO Action for Diversity and Inclusion” initiative to support and encourage diversity in the workplace.

Senior employees within Carnival Corporation & plc are eligible to participate in either the Carnival plc 2014 Employee Share Plan or the Carnival Corporation 2020 Stock Plan, further details of which are provided in Carnival plc’s Directors’ Remuneration Report attached as Annex B to the Proxy Statement. These plans reinforce the philosophy of encouraging senior employees to contribute directly to the achievement of Carnival Corporation & plc’s goals and of rewarding individual and collective success.

It is the policy of Carnival Corporation & plc that disabled persons should receive full and fair consideration for all job vacancies for which they are suitable applicants. Training and career development are encouraged for all employees. It is the policy of Carnival Corporation & plc to seek to retain employees who become disabled while in their service whenever possible and to provide specialist training, where appropriate.

Information regarding gender mix can be found in the Strategic Report that accompanies the Carnival plc consolidated IFRS financial statements.

Other stakeholders

Information regarding our business relationships with clients, end customers, suppliers and regulators can be found in the following subsections of Section 1. Business of the Strategic Report that accompanies the Carnival plc consolidated IFRS financial statements: II, Recent Developments, III. Vision, Goals and Related Strategies, X. Sales Relationships, XIV. Supply Chain and XVI. Governmental Regulations.

Political Contributions

Carnival plc did not make any political contributions to any political organization during the year ended November 30, 2020 (2019—nil). Carnival plc’s subsidiaries made political contributions to organizations outside the European Union of $0.2 million (2019—$0.01m).

Directors’ Statement as to Disclosure of Information to Auditors

Each Director is satisfied that, as far as he or she is aware, the auditors are aware of all information relevant to the audit of Carnival plc’s consolidated IFRS financial statements for the year ended November 30, 2020 and that he or she has taken all steps that ought to have been taken by him or her as a Director in order to make the auditors aware of any relevant audit information and to establish that Carnival plc’s auditors are aware of that information.

Carnival plc Directors’ Report	A-9

ANNEX A

Corporate Governance Statement

The corporate governance statement, prepared in accordance with rule 7.2 of the FCA’s Disclosure Guidance and Transparency Rules sourcebook, can be found in the Carnival plc Corporate Governance Report attached as Annex C to the Proxy Statement. The Carnival plc Corporate Governance Report forms part of this Carnival plc Directors’ Report and is incorporated into it by this reference.

Independent Auditors

The independent auditors, PricewaterhouseCoopers LLP, have indicated their willingness to continue in office and a resolution that they be re-appointed will be proposed at the 2021 Annual General Meeting.

Statement of Directors’ Responsibilities

The Directors are responsible for preparing the Annual Report, the Carnival plc Directors’ Remuneration Report and the financial statements in accordance with applicable law and regulations.

Company law requires the Directors to prepare financial statements for each financial year. Under that law, the Directors have prepared the group and company financial statements in accordance with international financial accounting standards in conformity with the requirements of the UK Companies Act 2006 and international financial reporting standards adopted pursuant to Regulation (EC) No. 1606/2002 as it applies in the European Union (“IFRS”). Under company law, the Directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of Carnival plc and the Carnival plc group and of the net income of the Carnival plc group for that period.

In preparing the financial statements the Directors are required to:

•	select suitable accounting policies and then apply them consistently;
•	make judgments and estimates that are reasonable and prudent;
•	state whether applicable IFRSs have been followed for the group and company financial statements, subject to any material departures disclosed and explained in the financial statements; and
•	prepare the group and parent company financial statements on the going concern basis unless it is inappropriate to presume that the group and company will continue in business.

The Directors are responsible for keeping adequate accounting records that are sufficient to show and explain Carnival plc’s transactions and disclose with reasonable accuracy at any time the financial position of Carnival plc and the Carnival plc group and to enable them to ensure that the financial statements and the Carnival plc Directors’ Remuneration Report comply with the UK Companies Act 2006.

The Directors are also responsible for safeguarding the assets of Carnival plc and the Carnival plc group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Carnival Corporation & plc is responsible for the maintenance and integrity of the corporate and financial information included on its website. Legislation in the UK governing the preparation and dissemination of financial statements may differ from legislation in other jurisdictions.

A-10	Carnival plc Directors’ Report

ANNEX A

Each of the Directors, whose names and functions are listed in the Proxy Statement, confirms that, to the best of his or her knowledge:

•

the Carnival plc group and company financial statements, which have been prepared in accordance with IFRSs give a true and fair view of the assets, liabilities, financial position and loss of the Carnival plc group and company; and

•

the Carnival plc Directors’ Report attached as Annex A to the Proxy Statement and the Carnival plc Strategic Report that accompanies the Carnival plc consolidated IFRS financial statements includes a fair view of the development and performance of the business and the position of the Carnival plc group and company, together with a description of the principal risks and uncertainties that it faces.

The Directors consider that the Annual Report and Accounts taken as a whole, are fair, balanced and understandable and provide the information necessary for the shareholders of Carnival plc to assess the position and performance, business model and strategy of the Carnival plc group and company.

This Directors’ Report was approved by the Board of Directors and is signed by order of the Board of Directors by

Arnaldo Perez

Company Secretary

January 26, 2021

Carnival plc

Incorporated and registered in England and Wales under number 4039524

Carnival plc Directors’ Report	A-11

ANNEX B

CARNIVAL PLC DIRECTORS’ REMUNERATION REPORT - PART II

Certain information required to be included in the Carnival plc Directors’ Remuneration Report is set forth in Part I (which is also known as the Compensation Discussion and Analysis) and in the “Director Compensation” and “Compensation Tables” sections of the Notice of Annual Meetings and Proxy Statement to which this Report is annexed (the “Proxy Statement”). The Compensation Discussion and Analysis and the relevant parts of the Proxy Statement should be read in conjunction with this Part II.

As explained in Part I, Parts I and II of the Carnival plc Directors’ Remuneration Report form part of the Carnival plc Annual Report for the year ended November 30, 2020. Carnival plc and Carnival Corporation are separate legal entities (together referred to as “Carnival Corporation & plc”) and each company has its own Board of Directors and Compensation Committee. However, as required by the agreements governing the dual listed company (“DLC”) arrangement, there is a single management team and the Boards of Directors and members of the Committees of the Boards are identical. Accordingly, consistent with prior years, we have included remuneration paid by Carnival Corporation and Carnival plc in the Carnival plc Directors’ Remuneration Report. The Directors are primarily paid by Carnival Corporation as part of the DLC arrangement.

Both Parts I and II of the Carnival plc Directors’ Remuneration Report are in compliance with Schedule 8 of the LMCG Regulations and the UK Corporate Governance Code, the UK Companies Act 2006 and the Listing Rules of the FCA.

The Carnival plc Directors’ Remuneration Report is subject to an advisory (non-binding) vote at the 2021 Annual General Meeting. Section A of this Part II is the Implementation Section, which contains the disclosures in respect of the actual pay outcomes for fiscal 2020.

1.	Statement by Randall J. Weisenburger, Chair of the Compensation Committees

The major decisions on Directors’ remuneration and the changes on Directors’ remuneration during the year (and the context for these decisions and changes) are summarized in the “Executive Summary” section in Part I of the Carnival plc Directors’ Remuneration Report.

Our pay practices are consistent with best and established market practice provisions in the U.S. where, for example it is not common to defer the release of long-term incentive grants following their vesting or to require executives to maintain a shareholding following their departure from the group. The Compensation Committees have considered the potential implications of adopting such developments in UK practice since the last policy review and concluded that it would both unnecessarily place Carnival Corporation & plc at a competitive disadvantage to other large U.S. headquartered companies and that the corresponding increase in the overall quantum of pay required to offset the diminution in the packages arising from such provisions would not be in the interests of shareholders. The Compensation Committees will keep such matters and, in particular, whether they become more prevalent in the U.S. under review.

Carnival plc Directors’ Remuneration Report – Part II	B-1

ANNEX B

2.	Implementation Section

2.1	Implementation of Approved Policy

The Directors’ Remuneration Policy (the “2020 Policy”) was approved by the Carnival Corporation and Carnival plc shareholders at the Annual General Meeting held on April 6, 2020. The 2020 Policy will be operated by Carnival Corporation & plc until a new Directors’ Remuneration Policy, which is expected to be proposed no later than the 2023 Annual General Meeting. The 2020 Policy is included within Annex B of the 2020 Notice of Annual Meetings of Shareholders and Proxy Statement, which is available on our website at www.carnivalcorp.com or www.carnivalplc.com.

The Compensation Committees have regard to the UK Corporate Governance Code and are satisfied that the 2020 Policy supports the long-term success of Carnival Corporation & plc and include due regard to corporate and social responsibility issues and to managing risk within the group.

During the year, the following actions were taken for 2020 or anticipated for fiscal 2021 when implementing the 2020 Policy:

Executive Directors

Base salary

Annual salaries (not audited)

Annual salary levels as at December 1, 2020 were:

•  Mr. Donald – $1,500,000, however, as described in Part I, in order to preserve cash, Mr. Donald received RSUs in lieu of salary for the three month period from April 1, 2020 to June 20, 2020, and his salary was reduced by 50% for the six month period from July 1, 2020 to November 30, 2020. As a result, Mr. Donald received $857,413 in salary during fiscal 2020.

•  Mr. Arison – $1,000,000, however, effective April 1, 2020, at Mr. Arison’s request, in order to preserve cash, the Compensation Committees authorized the suspension of his salary through November 30, 2020. As a result, Mr. Arison received $309,393 in salary during fiscal 2020.

No increase was made to Mr. Donald’s salary for fiscal 2021. At Mr. Arison’s request, in order to preserve cash, the Compensation Committees authorized the suspension of Mr. Arison’s salary for fiscal 2021.

Details of the companies considered as comparators for the market competitive reviews described above are set out in the “Process for Making Compensation Determinations” section in Part I.

B-2	Carnival plc Directors’ Remuneration Report – Part II

ANNEX B

Annual Bonus

Fiscal 2020 Annual Bonus (audited)

The annual bonus program is referred to as the Management Incentive Plan. Details of the performance measures and targets for Mr. Donald’s annual bonus in respect of fiscal 2020 are included in the “Annual Bonuses” section in Part I. As in previous years, the selected performance measure was Corporation Operating Income and application of this measure in accordance with the 2020 Policy focuses Mr. Donald on achieving appropriate performance results as reflected by income from the operations of Carnival Corporation & plc as well as other relevant measures.

Mr. Arison does not participate in our performance-based annual bonus program.

Annual bonus for Executive Directors who served throughout fiscal 2020 were as follows:

•  Mr. Donald – Nil

•  Mr. Arison – Nil

This outcome did not involve the exercise of any discretionary adjustments (up or down) to Mr. Donald’s individual annual bonus amount.

Fiscal 2021 Annual Bonus – Performance measures and targets (not audited)

The timing of business recovery makes it impractical to develop financial operating performance goals. For fiscal 2021, the key performance measure will be areas of focus including ESG imperatives and key business resumption and recovery factors that will be evaluated qualitatively at year end by the Compensation Committees. The expectation is to revert to a substantially quantitative performance-based incentive program in 2022, with pre-defined metrics and goal levels consistent with the process set out in the “Annual Bonuses” section in Part I.

For fiscal 2021, Mr. Donald’s target bonus remained unchanged at $3,000,000 (with the maximum possible bonus being 200% of this level).

Mr. Arison does not participate in our performance-based annual bonus program.

As reported in the “Annual Bonuses” section in Part I, the annual bonus program includes clawback features that will require participants to reimburse us for all or a portion of payments received under the program in the case of a participant’s wrongdoing that results in a material restatement of our financial statements.

Carnival plc Directors’ Remuneration Report – Part II	B-3

ANNEX B

Long-Term Incentive Compensation

Long-Term Incentive Compensation in Fiscal 2020 (audited)

Descriptions of the share grants made to Mr. Donald during fiscal 2020 and their vesting conditions are set out in the “Equity-Based Compensation” section in Part I. The share grants made to Mr. Donald during fiscal 2020 are disclosed in “Share Plan Grants Made to Directors in Fiscal 2020” table below, which is audited. No share grants were made to Mr. Arison in fiscal 2020.

For fiscal 2020, long-term incentive grants issued to Mr. Donald were as follows:

•  Shareholder Equity Alignment (“SEA”) grant made in January 2020;

•  Performance-Based Share (“PBS”) grant made in February 2020;

•  Shares in Lieu of Salary (“SFS”) grant made in April 2020;

•  Retention (“RET”) grant made in August 2020; and

•  Special Performance-Based Share (“SPBS”) grant made in August 2020.

The Compensation Committees approved an MTE target grant value for Mr. Donald in January 2020. The actual 2020 Management Incentive Plan payout percentage is applied to the MTE target grant value to determine the recommended MTE grant value, which may be from zero to 200% of target. For fiscal 2020, the performance metrics of the MTE grants are the same as the performance metrics for the Management Incentive Plan, which are described in the “Annual Bonuses” section of Part I. In January 2021, the Compensation Committees confirmed that the MTE grant goals were not achieved, and no MTE grants were made.

In January 2020, the Compensation Committees also approved an SEA grant to Mr. Donald in the form of 50,000 target shares. The SEA grant is entirely performance-based and the ultimate value is contingent upon Carnival Corporation & plc’s absolute TSR as modified by our TSR rank relative to the Peer Group over the period of December 1, 2019 through November 30, 2022, which may be from zero to 450% of target.

Mr. Donald received a target PBS grant of 71,959 shares in February 2020. The PBS grant made to Mr. Donald in fiscal 2020 is capable of vesting between zero to 200% of target based upon the extent to which Corporation Operating Income, as adjusted for certain fuel-price changes and currency exchange rate impacts, for each of the three fiscal years in the 2020-2022 performance cycle, the average of the fiscal 2021 and 2022 ROIC performance results and ESG metrics result exceeds the specified performance goals. Under the terms of the grant, the Corporation Operating Income result is weighted 50%, ROIC result is weighted 25% and the ESG result is weighted 25%. The maximum payout is 200% of target. The Corporation Operating Income target, ROIC target and ESG targets will be disclosed at the end of the performance period (as these targets are deemed strategic and commercially sensitive).

B-4	Carnival plc Directors’ Remuneration Report – Part II

ANNEX B

Long-Term Incentive Compensation (continued)

In April 2020, in order to preserve liquidity, the leadership team, which included Mr. Donald, requested that the Compensation Committees consider making SFS grants in lieu of their second quarter base salaries for the dual purpose of preserving cash and demonstrating their belief in the organization. The Compensation Committees approved the SFS grants. The SFS grants vested on June 30, 2020 but remain subject to restriction until February 12, 2021.

In August 2020, Mr. Donald received an RET grant of 150,000 shares and an SPBS grant of 150,000 shares. The RET grant will vest over time on a 25% pro-rata basis in January and July of 2021 and 2022. The first tranche was vested on January 14, 2021. The SPBS grants measure performance over fiscal 2020-2022 and will vest in February 2023 from zero to 150%, depending upon the achievement of ESG performance targets, which are based upon the same ESG metrics and targets applicable to the 2020 PBS grants. These targets will be disclosed at the end of the performance period (as they are deemed strategic and commercially sensitive).

The Compensation Committees approved the long-term equity grants to Mr. Donald after an evaluation of current market practice, the aggregate market positioning of total direct compensation, and the Compensation Committees’ focus on the alignment between Mr. Donald’s pay outcomes and Carnival Corporation & plc’s long-term performance.

The 2018 PBS grant made to Mr. Donald in February 2018 reached the end of the performance period at the end of fiscal 2020 and will vest on February 12, 2021. Details of the 2018 PBS performance targets and results are set out in the “Disclosure of Prior Years’ Equity Grant Results” section in Part I.

Long-Term Incentive Compensation in Fiscal 2021 (not audited)

In consideration of the ongoing impact of the COVID-19 pandemic and our pause in guest operations, the Compensation Committees approved time-based share (“TBS”) RSU grants for fiscal 2021. The Compensation Committees acknowledged the inability to set meaningful or realistic long-term financial goals in the current business environment. The Compensation Committees granted Mr. Donald 356,959 Carnival Corporation shares in the form of TBS grants with a value of $7,449,750 based on the $20.87 closing price of a share on January 19, 2021, the date of grant, which vest pro-rata over three years on the anniversary date of the grant.

The Compensation Committees intend to return to performance-based long-term incentives for fiscal 2022.

No long-term incentive compensation will be made to Mr. Arison in fiscal 2021.

Carnival plc Directors’ Remuneration Report – Part II	B-5

ANNEX B

Benefits

Benefits in Fiscal 2020 (audited)

The detailed benefits provided to Mr. Arison are described in the footnotes to the “Single Figure Table” below. The detail of benefits provided to Mr. Donald is set out in the “All Other Compensation” table in the “Executive Compensation” section of the Proxy Statement.

Benefits in Fiscal 2021 (not audited)

Benefits provided in fiscal 2021 are expected to be similar to those provided in fiscal 2020.

Pensions

Pensions in Fiscal 2020 (audited)

Details of the pension entitlements that Mr. Arison participated in fiscal 2020 are set out in “Total Pension Entitlements” section. Mr. Donald does not have any pension entitlements.

Pensions in Fiscal 2021 (not audited)

No material changes to the arrangements are anticipated for 2021.

Stock Ownership Policy

Stock Ownership Policy (audited)

A description of the stock ownership policy applicable to Executive Directors is set out in the “Stock Ownership Requirements” section in Part I. Both Messrs. Arison and Donald comply with the applicable levels.

Non-Executive Directors
Fees

Fees in Fiscal 2020 (not audited)

As described in last year’s Carnival plc Directors’ Remuneration Report, during fiscal 2020, Non-Executive Directors were entitled to an $110,000 annual retainer. For fiscal 2020, the Senior Independent Director was entitled to an additional retainer of $25,000 per annum. In addition, Non-Executive Directors were entitled to an additional $30,000 compensation for serving as Chair of a Board Committee. However, as described in Part I, given the effort to reduce cash expenditures, all Non-Executive Directors agreed to receive shares of Carnival Corporation common stock in lieu of their retainers, including the additional retainer for the Presiding Director and Chairs of the Board Committees, for the second quarter. In addition, for the third and fourth quarters, all Non-Executive Directors agreed to accept a 25% reduction to their retainers.

Restricted Share Grants in Fiscal 2020 (audited)

Each Non-Executive Director elected or re-elected in April 2020 received share grants worth approximately $175,000, as well as the restricted share grants in lieu of their second quarter retainers on April 9, 2020. Each of these grants was based on the closing price of a share on that date of $12.42.

B-6	Carnival plc Directors’ Remuneration Report – Part II

ANNEX B

Fees (continued)

Mr. Gearhart, who was appointed to the Boards on April 20, 2020, received a pro-rated share grant on June 22, 2020.

The restricted shares vest on April 9, 2023 and are not forfeited if a Director ceases to be a Director after having served as a Director for at least one year.

Fees in Fiscal 2021 (not audited)

No material changes to the arrangements are anticipated for 2021.

Stock Ownership Policy

Stock Ownership Policy (audited)

A description of the stock ownership policy applicable to Non-Executive Directors is set out in the “Director Compensation” section of the Proxy Statement. New Directors must achieve this requirement no later than five years from the date of their initial election to the Boards by the shareholders. Other than Ms. Deeble (initially elected in 2017), Mr. Cahilly (initially elected in 2018), Ms. Lahey (initially elected in 2019) and Mr. Gearhart (proposed for election in 2021), each of the Non-Executive Directors serving in 2020 has already achieved this Board-mandated requirement.

2.2	Service Contracts (not audited)

Because Directors, other than Mr. Donald, do not have formal agreements, it is not feasible to include a table with the unexpired terms. Mr. Donald’s terms are summarized in the Proxy Statement. As explained more fully in the Proxy Statement, Mr. Donald would generally receive an amount equal to one times his base salary and target bonus upon termination.

Non-Executive Directors are appointed under terms set out in a letter of appointment. They do not have service contracts and their appointments can be terminated (by the Boards) without any compensation on termination. However, they may retain their share grants (if they have already served for at least one year) and may receive a departing gift of up to $25,000 in value.

2.3	Compensation Committees (not audited)

The membership of the Compensation Committees during the year consisted of four members who are deemed independent by the Boards of Directors: Randall J. Weisenburger (Chair), Helen Deeble (appointed on February 1, 2020) Richard J. Glasier and Laura Weil. The members of the Compensation Committees are appointed by the Boards based on the recommendations of the Nominating & Governance Committees. Further details regarding the Compensation Committees (including the number of meetings of the Compensation Committees held in fiscal 2020 and the attendance of the members at such meetings) can be found in the Carnival plc Corporate Governance Report attached as Annex C to the Proxy Statement.

Details of the Compensation Committees’ process for making compensation determinations, including the advice provided by internal colleagues and external advisors are set out in the “Process for Making Compensation Determinations” section in Part I. As stated in Part I, Frederic W. Cook & Co., Inc. (together with its UK affiliated firm, FIT Remuneration Consultants LLP, which is a member of the Remuneration Consultants Group, the UK professional body, and complies with its code of conduct)

Carnival plc Directors’ Remuneration Report – Part II	B-7

ANNEX B

were appointed by the Compensation Committees as their external advisors. The advisors were appointed following a tender process and are subject to an ongoing periodic review by the Compensation Committees of their independence and quality. They provide no other services to Carnival Corporation & plc and, accordingly, are considered independent by the Compensation Committees and to provide objective advice. During fiscal 2020, the Compensation Committees also engaged Willis Towers Watson to assist the Compensation Committees with the U.S. and UK CEO Pay Ratio calculations and disclosures.

Frederic W. Cook & Co., Inc., FIT Remuneration Consultants LLP and Willis Towers Watson have each provided their written consent to the form and content of their references in the Carnival plc Directors’ Remuneration Report and the Proxy Statement.

Fees paid to the Compensation Committees’ external advisors in fiscal 2020 were $423,274 to Frederick W. Cook & Co., Inc., $12,038 to FIT Remuneration Consultants LLP and $34,010 to Willis Towers Watson, such fees being charged on these firms’ standard terms of business for advice provided.

2.4	Shareholder Voting on Remuneration Matters (not audited)

The Annual Meetings of Shareholders of Carnival Corporation and Carnival plc were held on April 6, 2020. The results of the shareholder vote on remuneration matters were as follows:

	For			Against			Withheld	Broker Non-Votes
Proposal	No. of Votes	%		No. of Votes	%		No. of Votes	No. of Votes

To approve the fiscal 2019 compensation of the Named Executive Officers of Carnival Corporation & plc	426,591,673	81.1	%	99,522,739	18.9	%	904,897	36,573,968

To approve the Directors’ Remuneration Report (as set out in the annual report for the year ended November 30, 2019	444,329,798	84.5	%	81,729,558	15.5	%	959,952	36,573,968

To approve the Carnival plc Directors’ Remuneration Policy set out in Section B of Part II of the Directors’ Remuneration Report as set out in the annual report for the year ended November 30, 2019	448,739,964	85.3	%	77,347,793	14.7	%	931,552	36,573,968

Carnival Corporation & plc has a long-standing shareholder outreach program and routinely interacts with shareholders on a number of matters, including executive compensation. The Compensation Committees consider all constructive feedback received about executive compensation.

In April 2020, shareholders approved our remuneration proposals. Following their review of the 2020 and prior voting results, the Compensation Committees decided that all compensation of Mr. Donald, other than base salary and benefits, will generally continue to be 100% at-risk and performance-based, however, as described in Part I, given the COVID-19 pandemic, the Compensation Committees made Mr. Donald an RET grant during fiscal 2020, which is not performance-based.

We continued to seek and incorporate shareholder feedback in our compensation deliberations. The Compensation Committees have and will continue to consider results from the annual shareholder advisory votes, including the next vote in April 2021, as well as other shareholder input, when reviewing executive compensation programs and policies.

B-8	Carnival plc Directors’ Remuneration Report – Part II

ANNEX B

2.5	Performance Graph and Table (not audited)

Graphs representing TSR performance for both Carnival Corporation and Carnival plc have been included in the Carnival Corporation & plc 2020 Annual Report in the “Stock Performance Graphs” section. The LMCG Regulations require similar tables but comparing to only one recognized index. The tables below show a comparison to the S&P 500 index of which Carnival Corporation is a constituent (as a broad index) for a period from December 1, 2010 to November 30, 2020 and have been calculated on a U.S. dollar basis.

Carnival plc Directors’ Remuneration Report – Part II	B-9

ANNEX B

The following table sets out, for the President and Chief Executive Officer, the total remuneration as seen in the Single Figure Table, the bonus paid as a percentage of the maximum opportunity and the number of shares that have vested against the maximum number of shares that could have been received over a 10-year period.

Year	Name	Single Figure of Total Remuneration ($000)		Annual Bonus as a % of Maximum	PBS Vesting as a % of Maximum(1)	SEA Vesting as a % of Maximum(1)

2020	Mr. Donald	4,460		0	16	0

2019	Mr. Donald	8,713	(2)	38	56	0

2018	Mr. Donald	12,704		78	72	N/A

2017	Mr. Donald	11,711		73	81	N/A

2016	Mr. Donald	32,132		76	94	N/A

2015	Mr. Donald	10,621		87	80	N/A

2014	Mr. Donald	7,241		74	N/A	N/A

2013	Mr. Donald(3)	1,919		N/A(4)	N/A	N/A

2013	Mr. Arison(3)	2,213		0	0	N/A

2012	Mr. Arison	6,196		29	N/A	N/A

2011	Mr. Arison	5,716		35	N/A	N/A

(1)	The reference to long-term incentive vestings only includes PBS and SEA grants because MTE grants do not have a variable vesting level.
(2)	The 2019 single figure has been updated to reflect the actual share price on the vesting date of the 2017 PBS grant.
(3)	The fiscal 2013 figures have been pro-rated for each individual to reflect the period in office as a Chief Executive Officer.
(4)	The annual performance bonus for Mr. Donald is not applicable because for fiscal 2013, he received a fixed bonus amount as provided for in his employment agreement.

2.6	Percentage Change in Pay of Each Director Fiscal 2019 to Fiscal 2020 (not audited)

The prescribed pay elements are: salaries, retainers, taxable benefits and annual bonus outcomes. UK staff were selected and retained for the purposes of this comparison as it is a requirement of the LMCG Regulations so the Compensation Committees considered it logical to provide comparison for that jurisdiction. The percentages for UK staff have been calculated using a full-time equivalent weighted-average number of UK staff for each year.

Director	Change in Salary/Retainer (%)	Change in Benefits (%)	Change in Annual Bonus (%)	Change in Total (%)

Micky Arison	(69.1)	(7.8)	N/A	(63.4)

Sir Jonathon Band	(37.1)	(100.0)	N/A	(37.6)

Jason Glen Cahilly	(37.3)	(100.0)	N/A	(43.0)

Helen Deeble	(37.3)	0	N/A	(37.3)

Arnold W. Donald	(42.9)	(23.6)	(100.0)	(73.3)

Jeffrey J. Gearhart(1)	N/A	N/A	N/A	N/A

Richard J. Glasier	(37.1)	(100.0)	N/A	(39.3)

Debra Kelly-Ennis(2)	(83.6)	(100.0)	N/A	(84.9)

Katie Lahey	(37.3)	(100.0)	N/A	(43.9)

Sir John Parker	(37.3)	0	N/A	(37.3)

Stuart Subotnick	(33.8)	(100.0)	N/A	(35.3)

Laura Weil	(37.3)	0	N/A	(37.3)

Randall J. Weisenburger	(29.5)	0	N/A	(29.5)

UK Staff	(2.0)	54.3	(11.1)	(0.6)

(1)	Mr. Gearhart was appointed to the Boards on April 20, 2020.
(2)	Ms. Kelly-Ennis resigned from the Boards effective January 27, 2020.

B-10	Carnival plc Directors’ Remuneration Report – Part II

ANNEX B

2.7	UK CEO Pay Ratio (not audited)

In line with new UK reporting requirements to which Carnival plc became subject in fiscal 2020, set out below are ratios which compare the total remuneration of our Chief Executive Officer (as included in the Single Figure Table in Section 2.9) to the remuneration of the 25th, 50th and 75th percentile of our UK employees. The disclosure will build up over time to cover a rolling 10-year period.

Pay Ratio
Year	Method	25th Percentile	50th Percentile (median)	75th Percentile

Fiscal 2020	Option A	184:1	106:1	58:1

The pay ratios have been calculated using Option A as we consider this the most straight-forward approach from the options available in the LMCG Regulations and is consistent with the information and methodology used in determining the U.S. CEO Pay Ratio disclosed in the Proxy Statement. Option A requires the calculation and ranking, from lowest to highest, of the pay and benefits of UK employees for the relevant fiscal year, in order to identify those at the 25th, 50th and 75th percentiles.

The base salary and total remuneration received during the fiscal 2020 year by the indicative employees on an actual basis used in the above analysis are set out below:

	25th Percentile ($)	50th Percentile (median) ($)	75th Percentile ($)

Base Salary	23,127	40,942	73,150

Total Remuneration	24,283	42,190	76,808

We expect the pay ratio to vary from year to year, driven in large part by the variable pay outcome for the Chief Executive Officer, which will significantly outweigh any other changes in pay. The Compensation Committees believes that our senior executives should have a significant proportion of their pay directly linked to performance.

Factors influencing this year’s result include the COVID-19-related reductions in active ship-board personnel, work reductions resulting in payroll cost savings and a base wage reduction for the Chief Executive Officer from July 1 through November 30, 2020.

The UK CEO Pay Ratio is likely to vary, potentially significantly, over time since it will be driven largely by variable pay outcomes and changes in our ship-based personnel population as we resume cruise operations over time. As a result, and depending on our performance and employee population, the UK CEO Pay Ratio could increase or decrease significantly in future fiscal years.

Carnival plc Directors’ Remuneration Report – Part II	B-11

ANNEX B

2.8	Relative Importance of Spend on Pay (not audited)

(1)

Profit distributed by way of dividend taken as dividends declared set out in the Consolidated Statements of Shareholders’ Equity in the Carnival Corporation & plc 2020 joint Annual Report on Form 10-K.

(2)	Profit distributed by way of share buyback returned to shareholders as purchases of treasury stock in the Consolidated Statements of Shareholders’ Equity.
(3)

Overall expenditure on pay has been calculated on a broadly consistent approach to the standard UK approach to calculating this amount and includes all global staff using normal accounting conventions for benefits and includes expected value assumptions in respect of share grants and so is not consistent with methodologies used elsewhere in this Part II.

2.9	Single Figure Table (audited)

Executive Directors

The compensation of the Executive Directors of Carnival Corporation and Carnival plc for fiscal 2020 is as follows:

	Salary			Benefits(1)		Annual Bonus (2)		Annual Equity Grants(3)		Pension		Total
$000	2020		2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019

Arnold W. Donald	857		1,500	220	288	0	2,250	3,383	4,675	-	-	4,460	8,713

Micky Arison	309	(4)	1,000	94	102	-	-	-	-	36	57	439	1,159

(1)

Details of the matters for Mr. Donald provided within Benefits are disclosed in (and taken from) the “All Other Compensation” table in the “Compensation Tables” section of the Proxy Statement. Benefits provided to Mr. Arison include ($000): private medical health insurance costs ($60), driver and security ($18), automobile lease ($9) and the following other benefits: accidental death or dismemberment insurance premiums, disability and life insurance premiums, and automobile repairs and expenses ($7). Consistent with past practice, benefits reflect the position under U.S. rules as no UK tax is payable.

(2)

Details of the performance measures and targets applicable to the annual bonus for fiscal 2020 are set out in “Implementation of Approved Policy” section above and in the “Annual Bonuses” section in Part I of the Carnival plc Directors’ Remuneration Report. No element of the annual bonus is subject to deferral.

(3)

Annual equity grants are comprised of MTE, PBS and SEA grants. One-time equity grants comprised of SFS, RET and SPBS were also made in 2020. The 2020 amount includes the $215,507 estimated value of the 2018 PBS grant for which the performance period ended on November 30, 2020. Additional shares will be provided when the 2018 PBS grant vests in February 2021 to take into

B-12	Carnival plc Directors’ Remuneration Report – Part II

ANNEX B

account dividend reinvestment during the period. All grant values were calculated using the average share price over the last three months of the fiscal year. Annual equity grants for 2019 have been updated to include the release date values and dividend reinvestment in respect of the 2017 PBS grant.

(4)	Effective April 1, 2020, at Mr. Arison’s request in order to preserve cash, Carnival Corporation suspended his salary through November 30, 2020.

During fiscal 2020, Mr. Donald served as a Non-Executive Director of companies outside the Carnival Corporation & plc group, for which he earned cash fees totaling $100,019, which he retained.

Non-Executive Directors

The compensation of the Non-Executive Directors of Carnival Corporation and Carnival plc for fiscal 2020 is as follows. The format is different from the preceding table for Executive Directors as certain aspects (such as bonus and pension) do not apply to Non-Executive Directors.

	Fees		Benefits(1)		Restricted Stock/ RSUs(2)		Total
$000	2020	2019	2020	2019	2020	2019	2020	2019

Sir Jonathon Band	88	140	-	1	277	147	365	288

Jason Glen Cahilly	69	110	-	11	267	147	336	268

Helen Deeble	69	110	-	-	267	147	336	257

Jeffrey J. Gearhart(3)	41	N/A	-	N/A	238	N/A	279	N/A

Richard J. Glasier	88	140	-	5	277	147	365	292

Debra Kelly-Ennis(4)	18	110	-	9	0	170	18	261

Katie Lahey	69	110	-	13	267	147	336	270

Sir John Parker	69	110	-	-	267	147	336	257

Stuart Subotnick	88	133	-	3	277	147	365	283

Laura Weil	69	110	-	-	267	147	336	257

Randall J. Weisenburger	122	173	-	-	295	147	417	320

(1)

Details of the matters provided within Benefits are disclosed in and taken from the “Director Compensation” section of the Proxy Statement. Consistent with past practice, benefits reflect the position under U.S. tax rules.

(2)

Restricted stock grants are structured as restricted stock (with dividends paid as they arise) at the election of the Director. The reported figures are the value of the grants made during the year using the average share price over the last three months of the fiscal year and include dividends actually received in respect of those grants in the year.

(3)	Mr. Gearhart was appointed to the Boards on April 20, 2020.
(4)	Ms. Kelly-Ennis resigned from the Boards effective January 27, 2020.

The aggregate emoluments (being salary, bonuses, fees and benefits, and excluding long-term incentives and pensions) of all Directors during fiscal 2020 was approximately $2.3 million.

Carnival plc Directors’ Remuneration Report – Part II	B-13

ANNEX B

2.10	Share Plan Grants Made to Directors in Fiscal 2020 (audited)

The LMCG Regulations require disclosure of grants made in the year plus a table of aggregate outstanding awards, separately detailing grants that vest in the year. The latter information is included in “Directors’ Shareholding and Share Interests” section

Director	Grant Date	Plan(1)	No. of Shares	Face Value(2) ($)	Threshold Vesting Level (%)	Vesting Level at Maximum Performance(3) (%)	Anticipated Vesting Date

Micky Arison	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Arnold W. Donald	1/17/2020	MTE	21,676	1,124,984	N/A	N/A	1/17/2022

	1/17/2020	SEA	50,000	2,595,000	50	200	2/6/2023

	2/21/2020	PBS	71,959	2,999,971	50	600	2/6/2023

	4/9/2020	SFS	27,815	345,462	N/A	N/A	2/12/2021

	8/28/2020	RET	150,000	2,581,500	N/A	N/A	Various(4)

	8/28/2020	SPBS	150,000	2,581,500	50	150	2/6/2023

Sir Jonathon Band	4/9/2020	Restricted Stock	14,090	174,998	N/A	100	4/9/2023

	4/9/2020	Restricted Stock	2,818	35,000	N/A		2/12/2021

Jason Glen Cahilly	4/9/2020	Restricted Stock	14,090	174,998	N/A	100	4/9/2023

	4/9/2020	Restricted Stock	2,214	27,498	N/A	100	2/12/2021

Helen Deeble	4/9/2020	Restricted Stock	14,090	174,998	N/A	100	4/9/2023

	4/9/2020	Restricted Stock	2,214	27,498	N/A	100	2/12/2021

Jeffrey J. Gearhart	6/22/2020	Restricted Stock	12,763	219,906	N/A	100	4/9/2023

	6/22/2020	Restricted Stock	1,746	30,084	N/A	100	2/12/2021

Richard J. Glasier	4/9/2020	Restricted Stock	14,090	174,998	N/A	100	4/9/2023

	4/9/2020	Restricted Stock	2,818	35,000	N/A	100	2/12/2021

Katie Lahey	4/9/2020	Restricted Stock	14,090	174,998	N/A	100	4/9/2023

	4/9/2020	Restricted Stock	2,214	27,498	N/A	100	2/12/2021

Sir John Parker	4/9/2020	Restricted Stock	14,090	174,998	N/A	100	4/9/2023

	4/9/2020	Restricted Stock	2,214	27,498	N/A	100	2/12/2021

Stuart Subotnick	4/9/2020	Restricted Stock	14,090	174,998	N/A	100	4/9/2023

	4/9/2020	Restricted Stock	2,818	35,000	N/A	100	2/12/2021

Laura Weil	4/9/2020	Restricted Stock	14,090	174,998	N/A	100	4/9/2023

	4/9/2020	Restricted Stock	2,214	27,498	N/A	100	2/12/2021

Randall J. Weisenburger	4/9/2020	Restricted Stock	14,090	174,998	N/A	100	4/9/2023

	4/9/2020	Restricted Stock	3,925	48,749	N/A	100	2/12/2021

(1)

The terms of MTE, SEA, PBS, SFS, TBS and SPBS grants to one Executive Director and the terms of restricted stock grants to Non-Executive Directors and the basis on which these grants are made are summarized in the table above are described in the “Director Compensation” and “Compensation Tables” sections of the Proxy Statement.

(2)

Face values for all grants are calculated using the closing share prices at the relevant grant dates being: $51.90 at January 17, 2020, $41.69 at February 21, 2020, $12.42 at April 9, 2020, $17.23 at June 22, 2020 and $17.21 at August 28, 2020.

(3)

MTE grants have only pre-grant performance measures. SEA, PBS and SPBS grants have post-grant performance measures. These are described in “Equity-Based Compensation” section in Part I of the Carnival plc Directors’ Remuneration Report. Consistent with U.S. practice, these have been included at their target values. To comply with the LMCG Regulations, a column for the maximum percentage (before dividend accrual) has been included and the UK face values should be taken as the reported figure multiplied by those percentages. Similarly, the threshold percentages are expressed as a percentage of target rather than maximum. The performance period for the SEA grants is December 1, 2019 to November 30, 2022, the performance period for the PBS and SPBS grants is fiscal 2020, 2021 and 2022.

(4)	The RET grant vests on a 25% pro-rata basis in January and July of each of 2021 and 2022. The first tranche vested on January 14, 2021.

B-14	Carnival plc Directors’ Remuneration Report – Part II

ANNEX B

2.11	Directors’ Shareholding and Share Interests (audited)

Details of Carnival Corporation & plc’s stock ownership requirements for Executive Directors are set out in the “Stock Ownership Requirements” section in Part I. Messrs. Arison and Donald comply with the policy, which require each of them to own Carnival Corporation or Carnival plc shares with a value equivalent to six times his salary.

The stock ownership policy for Non-Executive Directors provides that all Non-Executive Directors are required to own shares (inclusive of unvested restricted stock, RSUs and shares in a trust beneficially owned by the Director) of either Carnival Corporation common stock or Carnival plc ordinary shares with a value equal to five times the cash retainer. New Directors must achieve this requirement no later than five years from the date of their initial election to the Boards by the shareholders. Other than Ms. Deeble (initially elected in 2017), Mr. Cahilly (initially elected in 2018), Ms. Lahey (initially elected in 2019) and Mr. Gearhart (proposed to be elected in 2021), each of the Non-Executive Directors has already achieved this Board-mandated requirement.

The following table shows the total outstanding shares under any incentive plans.

	Shares (including Restricted Shares and RSUs)
Executive Director	Grants Without Performance Conditions That Have Not Vested	Grants With Performance Conditions That Have Not Vested		No. of Shares Acquired on Vesting

Micky Arison	-	-		-

Arnold W. Donald	211,110	438,905	(1)	138,708

Non-Executive Director

Sir Jonathon Band	22,850	N/A		2,709

Jason Glen Cahilly	22,246	N/A		-

Helen Deeble	22,246	N/A		2,709

Jeffrey J. Gearhart	14,509	N/A		-

Richard J. Glasier	22,850	N/A		2,709

Katie Lahey	19,497	N/A		-

Sir John Parker	22,246	N/A		2,709

Stuart Subotnick	22,850	N/A		2,709

Laura Weil	22,246	N/A		2,709

Randall J. Weisenburger	23,957	N/A		2,709

(1)	Additional shares will be provided for the 2018 PBS grant to take into account dividend reinvestment during the period.

The aggregate gain on the 2017 PBS grant, which vested during fiscal 2020, was $2,673,789, based on the closing price of Carnival Corporation common stock on the vesting date of the shares. All Directors receive Carnival Corporation common stock, which are denominated in U.S. dollars.

Carnival plc Directors’ Remuneration Report – Part II	B-15

ANNEX B

Details of the Directors’ interests are as follows*:

	Carnival plc				Carnival Corporation
Director	Dec. 1, 2019		Nov. 30, 2020		Dec. 1, 2019 **	Nov. 30, 2020 **

Micky Arison(1)	-		-		126,136,034	121,636,034

Sir Jonathon Band	-		-		18,736	36,147

Jason Glen Cahilly	-		-		5,942	22,246

Helen Deeble	-		-		8,651	24,955

Arnold W. Donald	-		-		497,235	584,417	(2)

Jeffrey J. Gearhart(3)	-		-		N/A	14,509

Richard J. Glasier	-		-		26,409	53,635	(4)

Katie Lahey	-		-		3,193	19,497

Sir John Parker	10,052	(5)	10,052	(5)	29,648	46,323

Stuart Subotnick	-		-		50,158	67,066

Laura Weil	-		-		48,425	66,263

Randall J. Weisenburger	-		-		123,366	1,393,367

*	For consistency with the “Share Ownership of Certain Beneficial Owners and Management” section of the Proxy Statement, the above table includes restricted stock (but not RSUs) held.
**

As part of the establishment of the DLC arrangement, Carnival plc issued a special voting share to Carnival Corporation, which transferred such share to the trustee of the P&O Princess Special Voting Trust (the “Trust”), a trust established under the laws of the Cayman Islands. Shares of beneficial interest in the Trust were transferred to Carnival Corporation. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following the transfer, Carnival Corporation distributed such trust shares by way of a dividend to holders of shares of common stock of Carnival Corporation. Under a pairing agreement, the trust shares are paired with, and evidenced by, certificates representing shares of Carnival Corporation common stock on a one-for-one basis. In addition, under the pairing agreement, when a share of Carnival Corporation common stock is issued to a person after the implementation of the DLC arrangement, a paired trust share will be issued at the same time to such person. Each share of Carnival Corporation common stock and the paired trust share may not be transferred separately. Each share of Carnival Corporation common stock and the paired plc special voting share are listed and trade together on the New York Stock Exchange under the ticker symbol “CCL.” Accordingly, each holder of Carnival Corporation common stock is also deemed to be the beneficial owner of an equivalent number of trust shares.

(1)

As of November 30, 2020, includes (i) 3,251,154 shares of common stock held by the Nickel 2003 Revocable Trust, (ii) 80,736,445 shares of common stock held by MA 1994 B Shares, L.P., (iii) 35,465,423 shares of common stock held by the Artsfare 2005 Trust No. 2 by virtue of the authority granted to Mr. Arison under the last will of Ted Arison, (iv) 841,506 shares of common stock held by the NA 2017-08 Trust and (v) 841,506 shares held by the KA 2017-08 Trust.

(2)	Includes 565,199 shares held by The Arnold W. Donald Revocable Trust UAD 5/26/98.
(3)	Mr. Gearhart was appointed in April 2020.
(4)	Includes 23,792 shares held by The Richard J. Glasier Revocable Living Trust
(5)

Includes 7,048 shares owned by Barclays Wealth on behalf of Julius Baer International Ltd., the trustee of Sir John Parker’s Fixed Unapproved Restricted Retirement Scheme of which Sir John Parker is a discretionary beneficiary.

There were no changes in the above share interests between December 1, 2020 and January 14, 2021.

2.12	Total Pension Entitlements (audited)

Mr. Arison continues to have a benefit under the Carnival Corporation Nonqualified Retirement Plan for Highly Compensated Employees (the “Retirement Plan”). Mr. Arison’s benefits under the Retirement Plan were calculated based on age, length of service with Carnival Corporation and the average of his five highest consecutive years of compensation out of the last 10 years of service. The benefit formula provides an annual benefit accrual equal to 1% of his earnings for the year up to “covered compensation” plus 1.6% of earnings for the year in excess of covered compensation then multiplied by his years of service up to a maximum of 30 years of credited service. The elements of compensation to determine his benefits were his base salary and annual bonus up to the U.S. statutory limitations under Section 401(a)(17) of the U.S. Internal Revenue Code. Mr. Arison is vested in his respective benefit in accordance with the terms of the Retirement Plan. Mr. Donald is not eligible to participate in the Retirement Plan.

B-16	Carnival plc Directors’ Remuneration Report – Part II

ANNEX B

Details of the retirement benefits of current Directors arising from their participation in defined benefit pension arrangements are as follows:

Executive Director	Accrued Benefit(1) at Nov. 30, 2020 $000	Increase in Accrued Benefits Including Inflation $000	Value of Increase in Accrued Benefits Net of Inflation and Directors’ Contributions $000

Micky Arison	0	0	(1)

Arnold W. Donald	-	-	-

(1)

The accrued benefit is that pension which would be paid annually on retirement at the normal retirement age of 65 under the Retirement Plan based on service to November 30, 2020. Current Directors are not entitled to any early retirement benefits.

2.12	Payments for Loss of Office (audited)

No payments for loss of office (as that term is defined in the LMCG Regulations) were made during the year.

2.13	Payments to Past Directors (audited)

Upon completion of the DLC transaction, Lord Sterling was appointed as Life President of P&O Cruises and Special Adviser to Micky Arison, Chair of Carnival Corporation & plc. As Special Adviser, Lord Sterling receives fees for his services at the rate of £25,000 per year payable in quarterly installments in arrears.

On Behalf of the Board

Randall J. Weisenburger

Chair of the Compensation Committees

January 26, 2021

Carnival plc Directors’ Remuneration Report – Part II	B-17

ANNEX C

CARNIVAL PLC CORPORATE GOVERNANCE REPORT

Corporate Governance

Carnival Corporation and Carnival plc (together referred to as “Carnival Corporation & plc”) operate under a dual listed company (“DLC”) arrangement with primary listings in the U.S. and the UK. Accordingly, Carnival Corporation & plc has implemented a single corporate governance framework consistent, to the extent possible, with the governance practices and requirements of both countries. Where there are customs or practices that differ between the two countries, Carnival Corporation & plc has nonetheless sought to be compliant with UK best practices whenever possible. Carnival Corporation & plc believes that their resulting corporate governance framework effectively addresses the corporate governance requirements of both the U.S. and the UK.

Corporate Governance Guidelines

Carnival Corporation & plc has adopted corporate governance guidelines (the “Guidelines”) that set forth the general governance principles approved by the Boards of Directors. The Guidelines are available on Carnival Corporation & plc’s website and are summarized as follows:

•

A majority of the members of each of the Boards must be independent in accordance with the corporate governance rules applicable to companies listed on the New York Stock Exchange and the London Stock Exchange.

•

The Boards will each have at all times an Audit Committee, a Compensation Committee, a Compliance Committee, a Health, Environmental, Safety & Security (“HESS”) Committee and a Nominating & Governance Committee (collectively, the “Committees”). All the members of the Committees will be independent Directors under the criteria applicable to companies listed on the New York Stock Exchange, the London Stock Exchange and any other applicable regulatory requirements. Each Committee has its own written charter, which principally sets forth the purposes, goals and responsibilities of the Committees.

•

The Nominating & Governance Committees will review with the Boards, on an annual basis, the requisite skills and characteristics of new Board members, as well as the composition of the Boards as a whole. The Nominating & Governance Committees will assess and recommend Board candidates for appointment as Directors.

•

The responsibilities of the Directors are laid out in the Guidelines and cover matters such as the Directors’ duties to Carnival Corporation & plc and its shareholders, attendance at meetings and the annual review of Carnival Corporation & plc’s long-term strategic plans and the principal issues that Carnival Corporation & plc may face in the future.

•

The Non-Executive Directors shall appoint a Senior Independent Director to preside at meetings of the Non-Executive Directors and at Board meetings in the absence of the Chair, and to serve as the principal liaison for Non-Executive Directors.

•

Directors have free and full access to officers and employees of Carnival Corporation & plc, to the advice and services of the Company Secretary to the Boards and to independent professional advice at the expense of Carnival Corporation & plc.

•

The Compensation Committees will recommend the form and amount of Director and senior executive compensation in accordance with the policies and principles set forth in their charter and conduct an annual review thereof. In particular, the Compensation Committees will annually review the compensation of the Chief Executive Officer and his performance to enable the Chief Executive Officer to provide strong leadership for Carnival Corporation & plc in the short and long-term.

Carnival plc Corporate Governance Report	C-1

ANNEX C

•	The Boards and the Nominating & Governance Committees are responsible for Chief Executive Officer and board succession planning.
•	The Nominating & Governance Committees will maintain orientation programs for new Directors and continuing education programs for all Directors.
•	The Boards will conduct an annual performance evaluation to determine whether they, their Committees and individual Directors are functioning effectively.
•	The Non-Executive Directors will meet at least annually under the direction of the Senior Independent Director to conduct an appraisal of the Chair’s performance.
•

All shareholders may communicate with the Boards by addressing all communications to the Company Secretary, who must forward any item requiring immediate attention to the Senior Independent Director, who must in turn notify the Boards of any matters for discussion or action as appropriate.

Carnival Corporation & plc monitors governance developments in the U.S. and the UK to support a vigorous and effective corporate governance framework.

Set out below is a statement of how Carnival Corporation & plc has applied the main principles of the UK Corporate Governance Code during the year ended November 30, 2020. A copy of the UK Corporate Governance Code is available on the website of the UK Financial Reporting Council at www.frc.org.uk. Fiscal 2020 is the first to which the UK Corporate Governance Code published in July 2018 will apply to us.

Board Composition

Each of the Boards of Directors is currently comprised of 12 members, of which two are Executive Directors and 10 are Non-Executive Directors. Except for Jeffrey J. Gearhart, who was appointed to the Boards in April 2020, each nominee for re-election to the Boards has served for the full year. All Directors are required to submit themselves for annual re-election. The biographical details of the members of the Boards standing for re-election and their qualifications to serve as Board and Committee members are contained in the Proxy Statement. All Directors elected in 2020 have been subject to a formal performance evaluation during the year, as described below.

As of the date of this Carnival plc Corporate Governance Report, 25% of the members of the Boards are women (being three of 12 members).

Board Balance and Independence

As part of the Boards’ annual independence assessment, each Director was required to complete an independence questionnaire. All questionnaires were reviewed and assessed by the full Board. Following this review, all of the ten nominees for election or re-election as Non-Executive Directors are considered by the Boards to be independent in accordance with the corporate governance rules of the New York Stock Exchange and the London Stock Exchange. Sir Jonathon Band, Richard J. Glasier, Sir John Parker, Stuart Subotnick, Laura Weil and Randall J. Weisenburger have been Non-Executive Directors for more than nine years from the date of their first election to the Boards. However, notwithstanding this fact, the Boards have determined that each of those Directors is independent for the reasons set forth below.

Consistent with U.S. practice, the Boards believe that length of tenure should be only one of the factors considered with respect to the independence of Directors and, accordingly, that tenure alone should not result in the loss of independence. The Boards believe that automatic loss of independence status for Directors due to tenure would effectively operate as a term limit for independent Directors and result in the loss of the valuable contributions of Directors who have been able to develop, over time, increasing insight into Carnival Corporation & plc and its operations. The Boards prefer to rely on

C-2	Carnival plc Corporate Governance Report

ANNEX C

rigorous annual evaluations of individual Directors to review their objectivity and independence, as well as their overall effectiveness as Directors. All Directors are also subject to annual re-election by shareholders following individual evaluations and recommendations by the Nominating & Governance Committees.

Mr. Arison has been Chair of the Board of Directors of Carnival plc since 2003 and previously served as Chief Executive Officer of Carnival plc from 2003 to 2013. His unique experience and in-depth knowledge of our business, our history and the cruise industry continue to be invaluable. Mr. Arison has made and continues to make substantial contributions to our success and the Boards have concluded that his continued service as our Chair is in our best interests and that of our shareholders.

Directors’ Indemnities

As at the date of this Carnival plc Corporate Governance Report, indemnities are in force under which Carnival Corporation & plc has agreed to indemnify the Directors of Carnival Corporation & plc, to the extent permitted by law and the Third Amended and Restated Articles of Incorporation of Carnival Corporation and the Articles of Association of Carnival plc, in respect of all losses arising out of, or in connection with, the execution of their powers, duties and responsibilities, as Directors of Carnival plc. Carnival Corporation & plc maintains insurance to indemnify the Directors when it is unable to do so due to insolvency or as a result of a derivative suit.

Board Procedures and Responsibilities

Meetings of the Boards are held on a regular basis to enable the Boards to properly discharge their responsibilities. During the year ended November 30, 2020, the Board of Directors of Carnival plc held a total of 36 meetings. All Board meetings during the year were attended by the full Board except for Sir Jonathon Band and Sir John Parker who attended 35 of 36 meetings and Richard J. Glasier who attended 34 of 36 meetings. In addition, the Non-Executive Directors meet periodically during the year with the Chair of the Boards with no other Executive Directors present. The agenda for each Board meeting and meeting schedules are prepared by the Chair and reviewed and approved by the Senior Independent Director, to enable the flow of relevant information to the Boards. Each Board member is entitled to suggest the inclusion of items on the agenda and to raise at any Board meetings subjects that are not on the agenda for that meeting.

The Boards have a program to provide Directors with direct knowledge and contact with our operating groups and their respective management teams. Each year, the Senior Independent Director assigns Directors to one of the four teams (“Director Teams”) designated for our operating groups. Each Director Team meets with senior management of their assigned operating group at its headquarters for intensive operational and strategy meetings and to tour local facilities. The Directors are rotated among the Director Teams annually to ensure exposure to all of the operating units.

Non-Executive Directors are required to allocate sufficient time to meet the expectations of their role. The consent of the Chair and the Senior Independent Director must be sought before accepting additional directorships that might affect the time a Non-Executive Director of Carnival Corporation & plc is able to devote to that role.

The Boards have resolved that Executive Directors may not serve as a Non-Executive Board member on more than one FTSE 100 or Fortune 100 company nor as the Chair of such a company.

Board Structures and Delegation to Management

The basic responsibility of the Directors is to exercise their business judgment in the way they consider, in good faith, would be most likely to promote the success of Carnival Corporation & plc and

Carnival plc Corporate Governance Report	C-3

ANNEX C

for the benefit of the shareholders as a whole. Further details of the responsibilities of the Directors are set out in the Guidelines. The Boards have a formal schedule of matters specifically reserved to them for decision, which includes the approval of:

•	annual, interim and quarterly results and financial statements;
•	dividends;
•	significant changes in accounting policy;
•	material acquisitions and disposals;
•	material agreements;
•	major capital expenditures;
•	annual operating plans;
•	strategic plans;
•	treasury policy;
•	risk management policy;
•	material changes to employee incentive plans as well as approval of share awards or other share-related benefits; and
•	health, environmental, safety, security and sustainability policies.

Details of the Committees of the Boards are set out in the section below. In addition, any matters reserved for the Boards that arise between formal Board meetings that need to be resolved are delegated to an Executive Committee, comprising two Executive Directors and a Non-Executive Director.

The strategic management and direction of, and significant commercial decisions in relation to, global operations of Carnival Corporation & plc, except to the extent reserved to the full Boards under their schedule of reserved matters, is delegated by the Boards to the Boards of subsidiary companies within the group and to management committees of the Boards, which in turn delegate to local management as appropriate.

Committees of the Boards

The following Committees have operated throughout the year. Each Committee has a written charter, copies of which can be found on Carnival Corporation & plc’s website at www.carnivalcorp.com or www.carnivalplc.com. The Board Committees regularly report on their activities and actions to the full Boards.

Audit Committees

From December 1, 2019 until January 31, 2020, the Audit Committees were comprised of the following five independent Non-Executive Directors: Richard J. Glasier (Chair), Katie Lahey, Stuart Subotnick, Laura Weil and Randall J. Weisenburger. On February 1, 2020, Ms. Lahey stepped down from the Audit Committees to join the HESS Committees, on November 16, 2020, Mr. Weisenburger stepped down from the Audit Committees to join the HESS Committees and on December 1, 2020, Mr. Cahilly stepped down from the HESS Committees to join the Audit Committees. As a result, from December 1, 2020, the Audit Committees were comprised of four independent Non-Executive Directors. The Board of Carnival plc has determined that each member of the Audit Committees has “recent and relevant financial experience” for the purposes of the UK Corporate Governance Code and that the Audit Committees as a whole have competence relevant to the sector in which Carnival Corporation & plc operate. The qualifications of each member of the Audit Committees are contained in the Proxy Statement.

During the year, 13 meetings of the Carnival plc Audit Committee were held, which were attended by all incumbent members, except for Richard J. Glasier, who attended 12 of 13 meetings, having missed

C-4	Carnival plc Corporate Governance Report

ANNEX C

one meeting, Stuart Subotnick, who attended 12 of 13 meetings, having missed one meeting, and Randal J. Weisenburger, who attended 11 of 13 meetings, having missed two meetings. The Chief Financial Officer and Chief Accounting Officer, the General Counsel, the Chief Operations Officer and the Chief Audit Officer, who is responsible for the internal audit function and enterprise risk management facilitation within Carnival Corporation & plc, and representatives from the external auditors normally attend meetings at the invitation of the Audit Committees.

The main role and responsibilities of the Audit Committees are to review:

•	the principal risks or exposures of Carnival Corporation & plc (other than health, environmental, safety, security and sustainability matters);
•	the adequacy of internal controls;
•	the quarterly, interim and annual consolidated financial statements;
•	the viability and going concern statements;
•	any formal announcements relating to the Carnival Corporation & plc’s financial performance; and
•	the appointment, replacement, reassignment or dismissal of the Chief Audit Officer.

In addition, our Audit Committees:

•	liaise with, appoint and assess the effectiveness and independence of, the external auditors;
•

assist the Boards, if so requested, in ensuring that the annual report and accounts of Carnival plc, taken as a whole, is fair and balanced and understandable and provides the information necessary for shareholders of Carnival plc to assess Carnival plc’s position and performance, business model and strategy;

•	review compliance with the Carnival Corporation & plc Code of Business Conduct and Ethics; and
•	establish and monitor the procedures for receipt of employee complaints regarding any alleged fraud or violations of law.

In fulfilling their responsibilities during the year, the Audit Committees have, among other things:

•	reviewed the quarterly and annual financial results of Carnival Corporation & plc, including accounting matters and key factors affecting financial results and future forecasts;
•	reviewed financial statements and related disclosures, and other proposed filings with the U.S. Securities and Exchange Commission and draft earnings press releases of Carnival Corporation & plc;
•

reviewed the form and content of the annual reports and accounts, including the Strategic Report (including the going concern confirmation, the viability statement, the assessment of internal controls and principal risks, and the annual risk management and/or mitigation of principal risks), financial statements and Directors’ Report, to be presented to shareholders of Carnival plc at the year-end;

•	reviewed the form and content of the half year reports (including the going concern confirmation);
•	approved, together with the Boards of Directors, the viability and going concern statements;
•	reviewed management’s impairment analyses over tangible and intangible assets;
•	confirmed receipt of certification letters, disclosure controls and procedure checklists and loss contingency memos from all reporting units;
•	received briefings on Carnival Corporation & plc’s Sarbanes-Oxley 404 compliance program;
•

reviewed reporting from the independent auditors concerning the audit work performed, identified internal control deficiencies and accounting issues, and all relationships between the independent auditors and Carnival Corporation & plc;

•	reviewed and approved fees for audit and non-audit related services provided by Carnival Corporation & plc’s independent auditors;
•	received and reviewed various reports from the independent auditors regarding the planning, status, execution and conclusions of their work;

Carnival plc Corporate Governance Report	C-5

ANNEX C

•

received reporting, as well as quarterly briefings, from the Carnival Corporation & plc internal audit department called Risk Advisory & Assurance Services (“RAAS”) concerning results from their internal audit work, including significant findings, any identified internal control deficiencies and management plans for remedial action;

•

reviewed reports of RAAS regarding the results of its independent internal investigations of alleged or actual impropriety as assigned by the General Counsel and in coordination with the Chief Ethics and Compliance Officer on the status and results of those investigations;

•	reviewed RAAS’s company-wide audit risk assessment, historical audit coverage and audit plan for the upcoming year;
•

reviewed reports of RAAS concerning progress against their audit plan, department staffing and professional qualifications, and the status of management action plans for previously identified action steps;

•	reviewed reports regarding information technology security, including cybersecurity and privacy and responses to and investigations of breaches; and
•	reviewed the status of complaints received through Carnival Corporation & plc’s third-party administered hotline and other channels.

Compensation Committees

From December 1, 2019 until January 31, 2020, the Compensation Committees of the Boards were comprised of the following three independent Non-Executive Directors: Randall J. Weisenburger (Chair), Richard J. Glasier and Laura Weil. Effective February 1, 2020, Helen Deeble joined the Compensation Committees. As a result, from February 1, 2020, the Compensation Committees were comprised of four independent Non-Executive Directors.

During the year, eight meetings of the Carnival plc Compensation Committees were held, which were attended by all incumbent members. Executive Directors are invited to attend for appropriate items, but are excluded when their own performance and remuneration are being discussed and determined.

The Compensation Committees are responsible for the:

•	evaluation and approval of the Director and officer compensation plans, policies and programs;
•	annual review and approval of the corporate goals and objectives relevant to the Chief Executive Officer’s compensation;
•	determination and approval of the compensation of the Chief Executive Officer, the other Executive Directors and other senior officers; and
•	recommendations to the Boards with respect to the compensation of the Non-Executive Directors.

The Compensation Committees are empowered to retain compensation consultants of their choice to be used to assist in the evaluation of compensation issues.

Compliance Committees

From December 1, 2019 until April 19, 2020, the Compliance Committees of the Boards were comprised of the following five independent Non-Executive Directors: Randall J. Weisenburger (Chair), Sir Jonathon Band, Richard J. Glasier, Stuart Subotnick and Laura Weil. On April 20, 2020, Jeffrey J. Gearhart joined the Compliance Committees. As a result, from April 20, 2020, the Compliance Committees were comprised of six independent Non-Executive Directors.

During the year, six meetings of the Carnival plc Compliance Committees were held, which were attended by all incumbent members, except for Richard J. Glasier, who attended five of six meetings, having missed one meeting.

C-6	Carnival plc Corporate Governance Report

ANNEX C

The principal function of the Compliance Committees is to assist with the Boards’ oversight of our ethics and compliance program, including by:

•

receiving regular reports from, and providing direction to the Chief Ethics and Compliance Officer with respect to the implementation of the Ethics and Compliance Strategic Plan, including the adequacy of staffing and resources;

•	monitoring, in coordination with the HESS Committees, implementation of our Environmental Compliance Plan;
•

taking steps, in coordination with the Boards’ Audit and HESS Committees, reasonably designed to ensure that all significant allegations of misconduct by management, employees, or agents receive appropriate attention and remediation;

•	promoting accountability of senior management with respect to compliance matters; and
•	making recommendations to the Boards for the framework, structure, and design of the Boards’ oversight of our ethics and compliance program.

HESS Committees

From December 1, 2019 to January 27, 2020, the HESS Committees of the Boards were comprised of the following four independent Non-Executive Directors: Sir Jonathon Band (Chair), Jason Glen Cahilly, Helen Deeble, and Sir John Parker. Ms. Kelly-Ennis resigned on January 27, 2020. On February 1, 2020, Katie Lahey joined the HESS Committees, on April 20, 2020, Jeffrey J. Gearhart joined the HESS Committees and on November 16, 2020, Randall J. Weisenburger joined the HESS Committees. On December 1, 2020, Jason Glenn Cahilly stepped down from the HESS Committees and joined the Audit Committees. As a result, from December 1, 2020, the HESS Committees were comprised of six independent Non-Executive Directors.

During the year, ten meetings of the Carnival plc HESS Committee were held, which were attended by all incumbent members, except for Katie Lahey who attended eight of nine meetings held since her appointment, having missed one meeting. The Chief Executive Officer and the Chief Executive Officers of our cruise brands also attend meetings of the HESS Committees.

The principal function of the HESS Committees is to assist the Boards in fulfilling their responsibility to:

•	supervise and monitor Carnival Corporation & plc’s health, environmental, safety, security and sustainability policies, programs, initiatives at sea and ashore; and
•	comply with legal and regulatory requirements relating to health, environmental, safety, security and sustainability.

The HESS Committees receive quarterly reporting regarding:

•	the status of our Environmental Compliance Plan, from our Global Ethics & Compliance Department; and
•

the HESS auditing program, which includes all our vessels, as well as any instances of non-compliance, the status of management’s corrective and/or preventative action plans, focused, continuous-improvement HESS reviews and significant HESS incident investigations from our Global Ethics & Compliance Department.

Nominating & Governance Committees

The Nominating & Governance Committees of the Boards are comprised of the following five independent Non-Executive Directors: Stuart Subotnick (Chair), Sir Jonathon Band, Richard J. Glasier, Sir John Parker and Randall J. Weisenburger. The qualifications of each member of the Nominating & Governance Committees are contained in the Proxy Statement.

Carnival plc Corporate Governance Report	C-7

ANNEX C

During the year, four meetings of the Carnival plc Nominating & Governance Committee were held, which were attended by all members, except for Richard J. Glasier who attended three of four meetings, having missed one meeting.

The principal function of the Nominating & Governance Committees is to:

•	assess and recommend to the Boards candidates for appointment as Directors and members of the Committees;
•	assist the Boards with Chief Executive Officer and Board succession planning;
•	establish procedures to exercise oversight of the evaluation of the Boards and management;
•	maintain orientation programs for new Directors and continuing education programs for all Directors; and
•	annually review and reassess the adequacy of the Guidelines and recommend proposed changes to the Boards for approval.

Further details on the succession planning process and the Nominating & Governance Committees’ approach to diversity are contained in the “Nominations of Directors” of the Proxy Statement and diversity generally are contained in the “Employees” section of the Carnival plc Directors’ Report, which is attached as Annex A, are incorporated by reference into this Carnival plc Corporate Governance Report.

Carnival plc Supplement to the Report of the Audit Committees

Certain information required to be included in the Carnival plc Report of the Audit Committee is set forth in the Report of the Audit Committees included in the Proxy Statement, and which is incorporated by reference into this Carnival plc Corporate Governance Report. The principal purpose of this Carnival plc Supplement to the Report of the Audit Committees is to comply with the UK Corporate Governance Code requirements, which are only applicable to Carnival plc.

Significant Accounting Judgments

The significant areas of accounting judgments considered by the Carnival plc Audit Committee and discussed with the Carnival plc external auditors, PricewaterhouseCoopers LLP (“PwC”), for fiscal 2020 were as follows:

•

Going Concern and COVID-19. The Audit Committee considered the effects of COVID-19 on our operations and liquidity. Significant events affecting travel, including COVID-19 and our pause in guest cruise operations, have had an impact on booking patterns. The full extent of the impact will be determined by our gradual return to service and the length of time COVID-19 influences travel decisions. The Audit Committee believes that the ongoing effects of COVID-19 on operations and global bookings have had and will continue to have, a material negative impact on financial results and liquidity. Management cannot make assurances that the assumptions used to estimate its liquidity requirements may not change because they have never previously experienced a complete cessation of guest cruise operations, and as a consequence, their ability to be predictive is uncertain. In addition, the magnitude, duration and speed of the global pandemic are uncertain. Management has made reasonable estimates and judgments of the impact of COVID-19 within the financial statements and there may be changes to those estimates in future periods. Management has taken and will continue to take actions to improve liquidity, including capital expenditure and operating expense reductions, amending credit agreements, accelerating the removal of certain ships from the fleet, suspending dividend payments on, and the repurchase of, common stock of Carnival Corporation and ordinary shares of Carnival plc and pursuing various capital transactions. Based on these actions and assumptions regarding the impact of COVID-19, the Audit Committee has concluded that we will be able to generate sufficient liquidity to satisfy

C-8	Carnival plc Corporate Governance Report

ANNEX C

obligations for at least the next twelve months from the date of approval of the Carnival plc consolidated IFRS financial statements and that appropriate disclosures have been made. Management highlights that a material uncertainly exists in relation to compliance with a maintenance covenant in its credit facilities should no remedy be obtained through actions taken by management, including through the request of additional financial covenant amendments before the next applicable testing date of February 28, 2022 (see Note 1).

•

Impairment Reviews of AIDA Cruises, Costa Cruises and Cunard Goodwill. The Audit Committee considered whether the carrying value of these brands’ goodwill held by Carnival plc should be impaired. As a result of the effect of COVID-19 on its expected future operating cash flows, management performed interim discounted cash flow analyses for all of the reporting units prior to its annual test date of July 31, 2020. In addition, as a result of the extended pause in operations, management performed an additional goodwill impairment review as of November 30, 2020. The estimates in relation to the impairment assessments largely relate to the assumptions underlying the calculation of the fair value less the cost of disposal. The Audit Committee evaluated the key assumptions which consisted of the timing of our return to service, changes in market conditions, port or other restrictions, forecasted revenues for our cruise segments net of our most significant variable costs and other costs directly associated with onboard and other revenues, the allocation of new ships and the timing of the transfer or sale of ships amongst brands as well as the estimated proceeds from ship sales and weighted-average cost of capital. The Audit Committee performed this evaluation using information received from management outlining the basis for assumptions used, including cash flow projections and sensitivity analysis. The Audit Committee performed this evaluation through inquiries with management. The Audit Committee determined that these key assumptions were reasonable and that one of these brand’s goodwill was impaired and two of these brands’ goodwill were not impaired and that appropriate disclosures have been made in the Carnival plc consolidated IFRS financial statements (see Note 12).

•

Impairment Reviews of Certain Ships. The Audit Committee considered whether the carrying value of certain ships may be impaired. As a result of the effect of COVID-19 on its expected future operating cash flows and its decision to dispose of certain ships, management determined, based on their judgment, that certain impairment triggers had occurred. Management performed discounted cash flow analyses on certain ships in the fleet, selected utilizing a risk-based approach taking into consideration the remaining life of each ship relative to its carrying value, to determine an estimated value in use. Management recognized an impairment if the net carrying value of the ship exceeded its estimated value in use or its expected realizable selling value less cost of disposal. The Audit Committee evaluated the key assumptions related to the timing of the respective ship’s return to service, changes in market conditions, port or other restrictions, forecasted ship revenues net of our most significant variable costs and other costs directly associated with onboard and other revenues, timing of the sale of ships and estimated proceeds. The Audit Committee addressed these matters using information received from management outlining the basis for assumptions used, including cash flow projections and sensitivity analysis. The cash flow projections for certain ships used in the calculation were reviewed by the Audit Committee. The Audit Committee determined these key assumptions were reasonable, these ships were impaired and that appropriate disclosures have been made in the Carnival plc consolidated IFRS financial statements (see Note 10).

•

Contingencies. The Audit Committee considered potential liabilities related to any lawsuits or claims brought against Carnival plc, as well as for other known unasserted claims, including environmental, legal, regulatory and guest and crew matters. Additionally, the Audit Committee considered litigation claims, enforcement actions, regulatory actions and investigations, including, but not limited to, those arising from personal injury and loss of life, that have been and may, in the future, be asserted against Carnival plc as a result of the impact of COVID-19. While it is typically very difficult to determine the timing and ultimate outcome of these matters, management uses its

Carnival plc Corporate Governance Report	C-9

ANNEX C

best judgment to determine the appropriate amounts to record in the Carnival plc consolidated IFRS financial statements. Management accrues a liability and establishes a reserve when it is believed a loss is probable and the amount of the loss can be reasonably estimated. In assessing probable losses, management makes estimates of the amount of probable insurance recoveries, if any, which are recorded as assets where appropriate. Such accruals and reserves are typically based on developments to date, management’s estimates of the outcomes of these matters, experience in contesting, litigating and settling other similar matters, historical claims experience, actuarially determined estimates of liabilities and any related insurance coverage. Given the inherent uncertainty related to the eventual outcome of these matters and potential insurance recoveries, it is possible that all or some of these matters may be resolved for amounts materially different from any provisions or disclosures that have been made previously. In addition, as new information becomes available, management may need to reassess the amount of asset or liability that needs to be accrued related to contingencies. All such changes in these estimates could materially impact Carnival plc’s results of operations and financial position. The Audit Committee determined these key assumptions were reasonable and that appropriate disclosures have been made in the Carnival plc consolidated IFRS financial statements (see Note 23).

In addition, prior to the pause in guest cruise operations, the following was an area of focus for the Carnival plc Audit Committee and discussed with PwC in 2020:

•	Risks of Fraud in Relation to Revenue Recognition. The Audit Committee considered the presumed risks of fraud as defined by auditing standards and was satisfied that there were no significant issues.

External Auditors and Audit Tendering

The Audit Committees have the responsibility for making a recommendation on the appointment, reappointment and removal of the external auditors. PwC was recommended by the Audit Committees for reappointment as auditors of Carnival plc at the Annual General Meeting held in April 2020, and reappointment was approved by the shareholders. The Audit Committees also reappointed PwC as Carnival Corporation’s independent registered public accounting firm, as ratified by the shareholders at the April 2020 Annual General Meeting. In addition, the policy of the Audit Committees is to undertake a formal assessment of the auditor’s objectivity and independence each year, which includes:

•	a review of non-audit services provided and related fees;
•

discussion with the auditors pertaining to a written report detailing all relationships with Carnival Corporation & plc and any other party that could affect the independence or the objectivity of the auditors; and

•	evaluation with the Boards and management of the effectiveness of the external audit process.

PwC has served as Carnival Corporation’s independent auditor from at least 1986 to 2002. In 2003, following formation of the DLC arrangement between Carnival Corporation and Carnival plc, the independent audits for the consolidated entity, Carnival Corporation & plc, and Carnival plc were tendered. Upon completion of this tender process, the Audit Committees decided to recommend to the shareholders that PwC be appointed as the Carnival Corporation and Carnival plc independent auditors for fiscal 2003. The Audit Committees annually evaluate PwC’s performance and have each year recommended that the shareholders vote for the reappointment of PwC as Carnival plc’s independent auditors.

Carnival plc is also subject to European Union (“EU”) regulations regarding this matter. The relevant EU regulation and UK implementing legislation (the Statutory Auditors and Third Country Auditors Regulations 2016) require statutory auditors to rotate after a period of 20 years and include a mandatory competitive tender of audit firms at the 10-year midpoint. The EU regulation, Statutory

C-10	Carnival plc Corporate Governance Report

ANNEX C

Auditors and Third Country Auditors Regulations 2016 and the Competition and Market Authority’s (“CMA”) Statutory Audit Services for Large Companies Market Investigation (Mandatory Use of Competitive Tender Processes and Audit Committee Responsibilities) Order 2014 (the “CMA Order”) also set out transitional rules that determine the latest date for the initial rotation or tender process. PwC has been Carnival plc’s auditor since fiscal 2003, so the transitional rules state that they may not be reappointed more than nine years after June 2014, effectively meaning that the audit firm must be changed for the fiscal 2024 audit at the latest.

As a result, the Audit Committees currently intend to tender the independent audits for the consolidated entity, Carnival Corporation & plc, and Carnival plc in 2022 for the 2024 audits. The plans to tender earlier than 2022 were deferred due to the ongoing effects of COVID-19 on our operations and our need to focus on our highest responsibility and top priorities.

Our reasons for recommending that PwC be appointed Carnival plc’s auditor for 2021 are as follows:

•

PwC is one of the largest independent audit firms in the world. In addition, PwC is uniquely qualified because they are the auditors of the three largest public cruise companies in the world. As such, it has an exceptional level of understanding of the cruise industry, the significant accounting principles used by it and the economic environment in which it operates.

•

Carnival Corporation & plc has periodically undertaken internal surveys to confirm PwC’s qualifications and performance, the quality and candor of their communication with the Audit Committees and management and their independence, objectivity and professional skepticism. The results of these surveys have supported the Audit Committees’ and management’s recommendations to appoint PwC as the independent auditors of Carnival Corporation & plc and Carnival plc.

•

PwC’s lead audit engagement partner for Carnival Corporation & plc and the engagement partner for Carnival plc are rotated from the engagement at least every five years. The PwC engagement partners working on subsidiaries are rotated from these engagements at least every seven years or in the case of significant EU subsidiaries, for the periods beginning on or after June 17, 2016, the engagement partners will be rotated at least every five years. The Audit Committees actively participate in the selection of the lead audit engagement partners. The Audit Committees and management believe the partner rotations support an independent auditor view of our operations and provide fresh insights into the audit processes.

•

The Audit Committees meet regularly with PwC in executive sessions, where management is not present. These executive sessions, which are not required under UK or U.S. regulations, further support PwC’s independence from management.

•

The Audit Committees’ Key Policies and Procedures establish a framework to monitor and maintain PwC’s independence. These Key Policies and Procedures require, among other things, pre-approval from the Audit Committees for audit and permissible non-audit services prior to the performance of any such services in accordance with UK and U.S. regulations. The Audit Committees only approve services to be provided by PwC that are consistent with these regulations, which helps to support auditor independence.

•	The communication between the Audit Committees and PwC has been timely and informative, which has assisted the Audit Committees in the performance of their oversight responsibilities.
•

The Audit Committees and management believe that PwC has performed the audits of Carnival Corporation & plc and Carnival plc with proper professional skepticism and demonstrated the necessary knowledge, experience and skills to meet their audit requirements.

•	Based on the review and analysis of audit fees of comparable public companies, the Audit Committees and management believe the PwC audit fees are competitive.

Carnival plc Corporate Governance Report	C-11

ANNEX C

The Audit Committees continue to be confident that the effectiveness and independence of the external auditors is not impaired in any way. There are no contractual restrictions on the choice of external auditor and, therefore, a resolution proposing the reappointment of PwC as external auditors will be put to the Carnival plc shareholders at the 2021 Annual General Meeting.

The fees payable to PwC in respect of the audit and non-audit services provided to Carnival plc during fiscal 2020 were $1.5 million and nil, respectively. The policy on Audit Committee pre-approval and permissible non-audit work of the independent auditors, are set out in the “Independent Registered Public Accounting Firm,” section of the Proxy Statement, which is incorporated by reference into this Carnival plc Corporate Governance Report.

The CMA Order applies to FTSE 350 companies. Carnival plc confirms that it complied with the provisions of the CMA Order in fiscal 2020.

On behalf of the Audit Committee

Richard J. Glasier

Chair of the Audit Committee

January 26, 2021

Information and Professional Development

The Company Secretary is required to provide members of the Boards with appropriate information in advance of each meeting and Directors are required to devote adequate preparation time reviewing this information in advance of each meeting. The Company Secretary is also responsible for advising the Boards through the Chair on all corporate governance matters.

All Directors have access to the advice and services of the Company Secretary and are permitted to obtain independent professional advice, at Carnival Corporation & plc’s expense, as he or she may deem necessary to discharge his or her responsibilities as a Director. A Director is required to inform the Senior Independent Director of his or her intention to do so.

All Directors are offered the opportunity to attend training programs of their choice. The subject matter and content of such programs are reviewed periodically during the year. In addition, the Directors participated in multiple compliance and culture training sessions from experts in the field.

Board Performance Evaluations

During fiscal 2020, the Nominating & Governance Committees conducted performance evaluations of the Boards, the Boards’ Committees and the members of our Boards of Directors. The performance review of Micky Arison, in his role as Chair, was conducted separately by the Non-Executive Directors, led by the Senior Independent Director, Randall J. Weisenburger, taking into account the view of the other Executive Director.

As part of the Boards’ evaluation exercise, each Director was required to complete a questionnaire about the performance of the Boards and their Committees. All questionnaires were reviewed and assessed by the Nominating & Governance Committees.

C-12	Carnival plc Corporate Governance Report

ANNEX C

In addition, the Nominating & Governance Committees reviewed the individual performance of each Director focusing on his or her contribution to Carnival Corporation & plc, and specifically focusing on areas of potential improvement. In making their assessment, the Nominating & Governance Committees reviewed considerations of age, diversity, experience and skills in the context of the needs of the Boards, and with the aim of achieving an appropriate balance on the Boards.

The Nominating & Governance Committees also discussed and reviewed with Non-Executive Directors any significant time commitments they have with other companies or organizations. In addition, the number of directorships held by Non-Executive Directors was taken into account, in line with Carnival Corporation & plc’s policy on limiting multiple appointments.

In July 2020, the Nominating & Governance Committees reported the results of the reviews to the Boards, concluding that each Director was an effective member of the Boards and had sufficient time to carry out properly their respective commitments to the Boards, their Committees and all other such duties as were required of them. It is the view of the Nominating & Governance Committees that the Boards continued to operate effectively during fiscal 2020.

During fiscal 2020, the Nominating & Governance Committees also reviewed their own performance against their respective charters by completing questionnaires that were provided to the Chair of the Nominating & Governance Committees. The results of such reviews were discussed among the members and reported to the Boards. The Boards concluded that the Nominating & Governance Committees continued to function effectively and continued to meet the requirements of their respective charters.

The UK Corporate Governance Code requires that an externally facilitated evaluation on the Boards’ effectiveness be undertaken at least once every third year. During fiscal 2019, the Nominating & Governance Committees engaged The Governance Solutions Group, an independent third-party governance expert which has no other connection with Carnival Corporation & plc, to perform an assessment of the effectiveness of the Boards. The third-party governance expert interviewed each Director elected in 2019 and members of senior management who interact substantially with the Board, reviewed the results of the assessment with the incumbent Senior Independent Director and then organized and summarized the assessment for discussion with the full Board.

Directors’ Remuneration

The Carnival plc Directors’ Remuneration Report is presented in two parts, with Part I forming part of the Proxy Statement and Part II being attached as Annex B to the Proxy Statement. A resolution to approve the Carnival plc Directors’ Remuneration Report will be proposed at the 2021 Annual General Meeting.

Relations with Shareholders

The formal channels of communication by which the Boards communicate to shareholders the overall performance of Carnival Corporation & plc are the Annual Reports, Carnival plc half yearly financial report, joint Annual Report on Form 10-K, joint Quarterly Reports on Form 10-Q, joint Current Reports on Form 8-K, Proxy Statement and press releases.

Senior management and Non-Executive Directors of Carnival Corporation & plc meet periodically with representatives of institutional shareholders to discuss their views and to enable the strategies and objectives of Carnival Corporation & plc to be well understood. Issues discussed with institutional shareholders include executive compensation, performance, business strategies and corporate governance.

Carnival plc Corporate Governance Report	C-13

ANNEX C

Presentations are made to representatives of the investment community periodically in the U.S., the UK and elsewhere. Results of each fiscal quarter are reviewed with the investment community and others following each quarter on conference calls that are broadcast live over the Internet.

The Boards receive periodic briefings from management regarding feedback and information obtained from Carnival Corporation & plc’s shareholders and brokers. During fiscal 2020, Carnival Corporation & plc’s management made presentations to the Boards regarding shareholder matters. The Boards’ members were also provided with copies of reports prepared by key market analysts.

Shareholders will have the opportunity at the 2021 Annual General Meeting, notice of which is contained in the Proxy Statement, to ask questions of a representative of the Board and senior management.

The Boards have implemented procedures to facilitate communications between shareholders or interested parties and the Boards. Shareholders or interested parties who wish to communicate with the boards or the Senior Independent Director should address their communications to the attention of the Company Secretary of Carnival Corporation & plc at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428, United States. The Company Secretary promptly forwards to the Senior Independent Director those communications which the Company Secretary believes require immediate attention. The Senior Independent Director notifies the Boards or the Chair of the relevant Committees of the Boards of those matters that he believes are appropriate for further action or discussion.

Annual Meetings of Shareholders

This year the Annual Meetings of Shareholders will be held at Carnival Place, 3655 NW 87th Avenue, Miami, Florida, United States on Tuesday, April 20, 2021. The meetings will commence at 8:30 a.m. (EDT), and although technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa.

Workforce Engagement

In line with the UK Corporate Governance Code, Randall J. Weisenburger was appointed as the designated Non-Executive Director for workforce engagement.

The main responsibilities of this role are the governance and oversight of the following matters:

•	to consider with the Boards, the efforts required from time to time in relation to workforce engagement to enable the Boards to be appropriately appraised on workforce engagement;
•	to coordinate such direct engagement between the Non-Executive Directors and the workforce, as appropriate;
•	to ensure the efforts on workforce engagement are put in place and are effective; and
•	to report on the results of those efforts to the Boards periodically, and make any recommendations arising from those reports to the Boards.

In this role, Mr. Weisenburger is also supported by senior management who are responsible for the day-to-day implementation of the efforts on Workforce Engagement. Given the global nature of our business with various operating companies, most employee engagement activity is conducted at the subsidiary level under the leadership of the respective operating company management.

Fiscal 2020 was the first year we were required to report on workforce engagement. Given the COVID-19 pandemic and the social distancing measures that have been implemented, there was been limited opportunity for in-person contact and discussions between senior management and our workforce. Our workforce engagement program envisaged a number of initiatives, such as live townhall meetings to take place at local shore-based offices and onboard our ships. Such initiatives were

C-14	Carnival plc Corporate Governance Report

ANNEX C

prevented because of travel and health-related restrictions around the globe associated with the COVID-19 pandemic. The pandemic resulted in the need to have a more fluid program that could be responsive to the needs of our organization and our workforce as the year progressed.

In response to the significant operational and financial impact of COVID-19 on our organization, the Boards held weekly or bi-weekly meetings from March 2020 through November 2020 and received regular reports from management regarding our liquidity, repatriation of guests and crew, the development of health protocols, compliance status, plans to restart operations and other critical matters. The Boards worked closely with management to sustain the business while balancing the needs of the business with that of its workforce, shareholders and other stakeholders.

Over this unprecedented year, with the full support of the Boards, we have undertaken a number of initiatives to engage and care for our workforce as we all navigated the difficult waters of existing in a world so heavily impacted by the COVID-19 pandemic. Key areas of focus include Outreach & Wellness, Culture, Staffing and Motivation. The Boards and their Committees received periodic reports from senior management on key issues and developments. Mr. Weisenburger reported to the full Boards on workforce engagement.

Outreach and Wellness. Management increased focus on shore and ship employee outreach and wellness with focus on the unique needs of shore and shipboard employees in our current business environment.

As the COVID-19 pandemic developed, communication with and from employees was prioritized. The operating companies instituted e-mail and video updates from, and quarterly virtual town halls led by brand leadership. Questions and comments from the workforce were requested in advance of the town hall meetings, and in some cases could be submitted electronically during those meetings. Town halls, in addition to other existing communication channels, such as the hotline referred to in the Whistleblowing section below, our allow our workforce to provide comments and ask questions.

Examples of shoreside efforts include:

•	more frequent updates from management to improve transparency on business developments;
•	newsletters, emails and video updates for both active and furloughed employees to share news, recommendations, helpful resources and tips for wellness;
•	manager check-ins with furloughed employees periodically to keep lines of communication open;
•	encouraged leaders to conduct engagement check-ins with their teams as a group and individually;
•	updating end of year conversations process over a longer period to facilitate conversations that allow for reflection; and
•	social media leveraged to engage with shore and shipboard workforce:
¡	special channels set up; and
¡	content submissions for different trends and challenges to boost morale and show appreciation.

Examples of shipboard efforts, in addition to social media channels, include:

•	video updates from Brand leads;
•	daily announcements over public announcement system and Crew TV, including recognition shout-outs;
•	morning show with guest speakers;
•	newsletters, and update or appreciation letters; and
•	COVID-19 awareness, health and wellbeing related training materials, made available.

Carnival plc Corporate Governance Report	C-15

ANNEX C

In addition, management recognized that shipboard workforce may need resources and support to ensure physical and mental wellbeing in the face of being ship-bound for extended time periods. Brands instituted robust shipboard mental health and wellness plans for use during periods of quarantine and for times when personnel may move around the ship more freely. These wellness plans included the following:

•	access to medical professionals, Care Team and peer support;
•	seminars on dealing with stress, mindfulness and cognitive restructuring;
•	additional wi-fi, internet and telephone services;
•	non-denominational spiritual services; and
•	training officers to recognize signs of mental health issues.

Benefits for shoreside employees were also revised to address lockdown periods and remote working.

The feedback obtained from the channels above touched on themes such as communications, transparency, remote work solutions and engagement needs. With the support of the Boards, management actioned the feedback received, through an assortment of communication, health and wellness and enrichment and recognition efforts.

In addition to other initiatives referred to in this section, we worked around the clock with various local governmental authorities to repatriate our shipboard team members as quickly as possible and focused on the physical and mental health of our shipboard team members. Further details of our efforts in this regard can be found the Recent Developments section of the Strategic Report.

More broadly, as the understanding of COVID-19 continues to evolve, we have been working with a number of world-leading public health, epidemiological and policy experts to support our ongoing efforts with enhanced protocols and procedures for the return of cruise vacations. These advisors will continue to provide guidance based on the latest scientific evidence and best practices for protection and mitigation, as well as regulatory requirements for the safety of our guests and employees.

We also implemented significant changes in the way we work, pivoting our shoreside operations to allow for remote working, where possible, in order to facilitate physical distancing protocols. We believe these measures are critical to helping keep our workforce, their families and the communities in which we work, safe and healthy.

Culture. During 2020, we developed and announced our Culture Essentials, which are the key actions and behaviors we will seek to encourage and reinforce to further strengthen our culture. The announcement was made via video and email messages from our Chief Executive Officer, brand leads and our Chief Ethics and Compliance Officer.

Our goal is to foster a positive and just culture supporting recruiting, developing and retaining the finest workforce. A highly motivated and engaged workforce is key to delivering vacation experiences that exceed our guests’ expectations. We believe in building trust-based relationships and listening to and acting upon our workforces’ perspectives and ideas and use feedback tools to monitor and improve our progress in this area.

To continue strengthening the corporate culture, we developed a Culture Action Plan, which consists of various activities undertaken throughout fiscal 2020, which is expected to continue in fiscal 2021, including efforts to highlight and incentivize key actions and behaviors, new trainings for managers and leaders, more frequent communications, revised performance evaluations and culture surveys to measure progress.

Staffing. As a result of the pause in operations we recognized the need to reduce operating expenses which after due consideration of our employees included implementing a combination of layoffs, furloughs, reduced work weeks and salary and benefit reductions across the company, including senior

C-16	Carnival plc Corporate Governance Report

ANNEX C

management, instituting a hiring freeze across the organization and significantly reducing consultant and contractor roles which the Boards considered to be necessary to safeguard our long-term sustainability. Although regretting that this was necessary, the situation was handled sensitively, in compliance with local legal requirements and with an eye to providing as much support to the employees as possible.

In some countries outside of the U.S., governmental programs provided some relief allowing us to retain employees for a longer period of time.

The following decisions were taken by the Compensation Committees for laid off or furloughed employees:

•

Severance packages were provided for those being laid off. For equity eligible employees, severance was delivered in the form of fully vested shares that employees could sell or hold. In addition, the Compensation Committees approved the retention of past annual time-based share grants that would ordinarily have been forfeited on separation from employment.

•	Employees placed on full or partial furlough status continued to receive their benefits, such as health care coverage.

For the active employees, the Compensation Committees approved the following:

•

Grant of equity in lieu of second quarter base pay for the leadership team and the second quarter Boards and Committees retainers for the Non-Executive Directors. This action was approved following the request of the leadership team and Non-Executive Directors to for the dual purpose of preserving cash and demonstrating their belief in the organization.

•

Salary reductions effective July 1, 2020 through November 30, 2020 for U.S. based employees and the non-executive directors. Our Chief Executive Officer’s base salary was reduced by 50%, the leadership team’s base salaries and Non-Executive Directors’ retainers were reduced by 25% and other U.S.-based employees were reduced by 20%.

•	Salary reductions were affected in other countries through reduced work weeks.

Our Chief Executive Officer, who is also a member of the Boards of Directors, provided email and video messages to the workforce to engage with them and explain these actions, which included how executive compensation was being impacted.

Motivation. The Compensation Committees approved a substantial special equity incentive program for a broad range of shoreside and shipboard employees. These grants are in recognition of the ongoing hard work being of these employees and to promote retention. They provide meaningful value while preserving cash. Employees have the opportunity to either participate in our recovery by continuing to hold shares or facilitate personal cash flow through sale of shares.

In addition to the matters described above, how the interests of employees have been considered by the Boards in their discussions and decision-making is described in the following subsections of Section 1. Business of the Strategic Report: II. Recent Developments, III. Vision, Goals and Related Strategies, XI. Ethics and Compliance and XIII. Human Capital Management and Employees.

Whistleblowing

We have policies and procedures in place for employees and other stakeholders to report any actual or suspected violations of our Code of Business Conduct and Ethics, another of our policies or the laws. We also provide an independent, third-party-hosted hotline where reports can be made in a secure, confidential and, where desired and permitted by applicable laws, anonymous manner.

Carnival plc Corporate Governance Report	C-17

ANNEX C

Internal control and risk management

A description of the Carnival Corporation & plc internal controls and risk management systems in relation to the financial reporting process can be found in the Strategic Report that accompanies the Carnival plc consolidated IFRS financial statements under section 3. Internal Control and Risk Assessment.

Directors’ Responsibility for Financial Statements

The Statement of Directors’ Responsibilities in relation to the Carnival plc financial statements is included in the Carnival plc Directors’ Report attached as Annex A to the Proxy Statement.

Statement of Compliance with the UK Corporate Governance Code

Carnival Corporation & plc has applied the main principles of the UK Corporate Governance Code and complied with its provisions throughout the year ended November 30, 2020, with the following exceptions:

•	annual bonuses of U.S. Executive Directors form part of their pensionable salary (which is explained in the Carnival plc Directors’ Remuneration Report attached as Annex B to the Proxy Statement);
•	we do not have a formal policy for a director’s post-employment shareholding; and
•

the Chair of the Board of Directors of Carnival plc has been in his post for longer than nine years (which is explained earlier in the Corporate Governance Report in the paragraph entitled “Board Balance and Independence”).

Section 172(1) Statement

This statement describes how the Directors have taken account of the matters set out in section 172(1) (a) to (f) of the UK Companies Act 2006 when performing their duty to act in the way they consider, in good faith, would most likely promote the success of the company for the benefit of its members as a whole. We have set out below some examples of how the Directors have had regard to the matters set out in s.172(1)(a) to (f) when discharging their section 172 duty and the effect of that regard on certain of the decisions taken by them:

Discussions between management and the Boards regarding the Carnival Corporation & plc strategic plan, consolidated business results, capital structure, and other business-related activities include a discussion of the risks associated with the particular item under consideration. In response to the significant operational and financial impact of COVID-19 on our organization, the Boards held weekly or bi-weekly meetings from March 2020 through November 2020 and received regular reports from management regarding our liquidity, repatriation of guest and crew, the development of health protocols, compliance status, plans to restart cruise operations and other critical matters.

Pausing Guest Cruise Operations. In the face of the global impact of COVID-19, we paused our guest cruise operations in mid-March 2020. In response to this unprecedented situation, we acted to protect the health and safety of guests and shipboard team members, optimize the pause in guest operations and increase our liquidity position. This marked the first complete cessation of our guest cruise operations in our nearly 50-year history. Early in the pause period, we returned over 260,000 guests to their homes, coordinating with a large number of countries around the globe. We chartered aircraft, utilized commercial flights and even used our ships to sail home guests who could not fly. We also worked around the clock with various local governmental authorities to repatriate our shipboard team members as quickly as possible, using our ships and chartering hundreds of planes. The Boards received regular reports from management and supported these decisions with regard to the health

C-18	Carnival plc Corporate Governance Report

ANNEX C

and safety of guests and shipboard team members. In doing so we had particular regard to the likely consequences of these decisions in the long-term. The Boards also considered the interests of our shipboard and shoreside team members, preserving our business relationships with our guests, our impact on the communities we touch and maintaining our reputation for high business conduct standards.

Increasing Liquidity and Optimizing Pause in Guest Operations. In addition to the above, the Boards have focused on the ongoing liquidity of Carnival Corporation & plc and optimizing the pause in guest cruise operations. As a result, the Boards have taken, and continue to take, significant actions to preserve cash and obtain additional capital to increase our liquidity. Since March 2020, we raised $19 billion through a series of transactions, which are discussed in more detail in the section titled “Liquidity, Financial Condition and Capital Resources” of the Strategic Report. In addition, since the pause in guest operations, we accelerated the removal of ships in fiscal 2020, which were previously expected to be sold over the ensuing years. We now expect to dispose of 19 ships, 15 of which have already left the fleet as of January 14, 2021. In total, the 19 ships represent approximately 13 percent of pre-pause capacity and only three percent of operating income in 2019. The sale of less efficient ships is expected to result in future operating expense efficiencies of approximately two percent per ALBD and a reduction in fuel consumption of approximately one percent per ALBD. While the Boards’ highest responsibility and top priorities remain focused on maintaining compliance everywhere we operate, protecting the environment and the health, safety and well-being of our guests, the people in the communities we touch and serve, and our shipboard and shoreside employees, the Boards had regard to the likely consequences of their decisions in the long-term. During fiscal 2020, we significantly reduced operating expenses by transitioning ships into pause status, reducing marketing and selling expenses, implementing a combination of layoffs, furloughs, reduced work weeks and salary and benefit reductions across the company, including senior management, instituting a hiring freeze across the organization and significantly reducing consultant and contractor roles.

Other Details of Board Decisions during Fiscal 2020. For details on how the Directors operate and the way in which we reach decisions, including the matters we discussed and debated during fiscal 2020, the key stakeholder considerations that were central to those discussions and the way in which we have had regard to the need to foster our business relationship with guests, suppliers and other stakeholders, please see the following sections of the Strategic Report, as listed by reference to the matters set out in section 172(1) (a) to (f):

(a)

the likely consequences of any decision in the long-term – See the following subsections of Section 1. Business of the Strategic Report: II. Recent Developments, III. Vision, Goals and Related Strategies, X. Sales Relationships, XVI. Governmental Regulations, and Section 3. Internal Control and Risk Assessment;

(b)

the interests of our employees – See the following subsections of Section 1. Business of the Strategic Report: II. Recent Developments, III. Vision, Goals and Related Strategies, XI. Ethics and Compliance and XIII. Human Capital Management and Employees, along with the Workforce Engagement section of this Corporate Governance Report;

(c)

the need to foster our business relationships with clients, end customers, suppliers and regulators – See the following subsections of Section 1. Business of the Strategic Report: II, Recent Developments, III. Vision, Goals and Related Strategies, X. Sales Relationships, XIV. Supply Chain and XVI. Governmental Regulations;

(d)

the impact of our operations on the community and the environment – See the following subsections of Section 1. Business of the Strategic Report: II. Recent Developments, III. Vision, Goals and Related Strategies, Recent Developments, XI. Ethics and Compliance, XII. Sustainability and XVI. Governmental Regulations;

Carnival plc Corporate Governance Report	C-19

ANNEX C

(e)

the desirability of maintaining a reputation for high standards of business conduct – See the following subsections of Section 1. Business of the Strategic Report: III. Vision, Goals and Related Strategies, XI. Ethics and Compliance and XII. Sustainability, and the following section of the Carnival plc Directors’ Report: Corporate and Social Responsibility; and

(f)

the need to act fairly between our members – See the following subsection of Section 1. Business of the Strategic Report: III. Vision, Goals and Related Strategies, and Section 3. Internal Control and Risk Assessment, and the Relations with Shareholders section of this Corporate Governance Report.

By order of the Board

Arnaldo Perez

Company Secretary

January 26, 2021

C-20	Carnival plc Corporate Governance Report

ANNEX D

AMENDMENT OF THE CARNIVAL CORPORATION 2020 STOCK PLAN

Section 5(b)(i) of the Carnival Corporation 2020 Stock Plan (the “Plan”) is hereby amended in its entirely to read as follows:

(i) subject to Section 12 of the Plan, no more than 25,000,000 Shares (the “Absolute Share Limit”) shall be available for Awards under the Plan;

This amendment has been approved by the Boards of Directors of Carnival Corporation and Carnival plc and will become effective only if approved by their shareholders.

Amendment of the Carnival Corporation 2020 Stock Plan	D-1

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ATTN: DOREEN FURNARI 3655 N.W. 87TH AVENUE ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS MIAMI, FL 33178-2428 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D30921-P49088 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CARNIVAL CORPORATION The Boards of Directors unanimously recommend that you cast your For Against Abstain vote “FOR” Proposals 1-21. 1. To re-elect Micky Arison as a Director of Carnival Corporation and as a Director of Carnival plc. 2. To re-elect Sir Jonathon Band as a Director of Carnival Corporation and For Against Abstain as a Director of Carnival plc. 14. To hold a (non-binding) advisory vote to approve the Carnival plc Directors’ 3. To re-elect Jason Glen Cahilly as a Director of Carnival Corporation and Remuneration Report (in accordance with legal requirements applicable to as a Director of Carnival plc. UK companies). 4. To re-elect Helen Deeble as a Director of Carnival Corporation and as a 15. To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent Director of Carnival plc. auditors of Carnival plc and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered public 5. To re-elect Arnold W. Donald as a Director of Carnival Corporation and accounting firm of Carnival Corporation. as a Director of Carnival plc. 16. To authorize the Audit Committee of Carnival plc to determine the 6. To elect Jeffery J. Gearhart as a Director of Carnival Corporation and as remuneration of the independent auditors of Carnival plc (in accordance a Director of Carnival plc. with legal requirements applicable to UK companies). 17. To receive the UK accounts and reports of the Directors and auditors of 7. To re-elect Richard J. Glasier as a Director of Carnival Corporation and Carnival plc for the year ended November 30, 2020 (in accordance with legal as a Director of Carnival plc. requirements applicable to UK companies). 8. To re-elect Katie Lahey as a Director of Carnival Corporation and as a 18. To approve the giving of authority for the allotment of new shares by Carnival Director of Carnival plc. plc (in accordance with customary practice for UK companies). 19. To approve the disapplication of pre-emption rights in relation to the 9. To re-elect Sir John Parker as a Director of Carnival Corporation and as allotment of new shares by Carnival plc (in accordance with customary a Director of Carnival plc. practice for UK companies). 20. To approve a general authority for Carnival plc to buy back Carnival plc ordinary 10. To re-elect Stuart Subotnick as a Director of Carnival Corporation and shares in the open market (in accordance with legal requirements applicable to as a Director of Carnival plc. UK companies desiring to implement share buy back programs). 11. To re-elect Laura Weil as a Director of Carnival Corporation and as a 21. To approve the Amendment of the Carnival Corporation 2020 Stock Plan. Director of Carnival plc. 12. To re-elect Randall J. Weisenburger as a Director of Carnival Corporation 22. To transact such other business as may properly come before the meeting. and as a Director of Carnival plc. 13. To hold a (non-binding) advisory vote to approve executive compensation (in accordance with legal requirements applicable to U.S. companies). Please indicate if you plan to attend this meeting. PERSONS WHO DO NOT INDICATE ATTENDANCE AT THE ANNUAL MEETING ON THIS PROXY CARD WILL BE REQUIRED TO PRESENT PROOF OF STOCK Yes No OWNERSHIP TO ATTEND. (Please sign exactly as name appears above.) Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D30922-P49088 CARNIVAL CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 20, 2021 The undersigned shareholders of Carnival Corporation hereby revoke all prior proxies and appoint Arnold W. Donald and Arnaldo Perez, and each of them, proxies and attorneys in fact, each with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of common stock of Carnival Corporation which the undersigned is entitled to vote at the Annual Meeting of shareholders to be held on April 20, 2021 or any postponement or adjournment of the Annual Meeting. The shares represented by this Proxy will be voted as specified herein. If not otherwise specified, such shares will be voted by the proxies FOR Proposals 1-21. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side

Admission Card Notes Annual General Meeting 1. A shareholder entitled to attend and vote at the meeting may appoint one or more proxies to attend, speak and vote instead of him. All of the proposed resolutions will be voted on a poll. A proxy need Tuesday, April 20, 2021 not be a shareholder of the Company. at 8:30 a.m. (local time) 2. A shareholder who appoints more than one proxy must appoint each proxy to exercise the votes attaching to specified shares held by that shareholder. To appoint more than one proxy, additional proxy cards may be obtained by contacting the Company’s registrars on 0371 384 2665* from within the Venue United Kingdom (or +44 121 415 7107 from elsewhere) or you may photocopy this proxy card. Please Carnival Place indicate in the box next to the proxy holder’s name the number of shares in relation to which they are authorized to act as your proxy. Please also indicate by ticking the box provided if the proxy instruction 3655 N.W. 87th Avenue is one of multiple instructions being given. All proxy cards must be signed and should be returned Miami, Florida 33178 together in the same envelope. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was executed last shall be United States treated as replacing and revoking the others in their entirety as regards that share. If the Company is unable to determine which was executed last, none of them shall be valid in respect of that share. 3. To be valid, your signed and dated proxy card must be completed, signed and deposited together with any power of attorney or authority under which it is signed or a certified copy of such power of attorney or authority (whether delivered personally or by post), at the offices of the Company’s registrars, Equiniti Limited, Aspect House, Spencer Road, Lancing, BN99 6DA as soon as possible and no later than 1:30 p.m. (BST) on April 16, 2021. In the case of a corporation, the proxy card should be executed under its common seal and/or the hand of a duly authorized officer or person. 4. The Abstain box is provided to enable you to abstain on any particular resolution. However, it should be noted that a vote ‘Abstain’ is not a vote in law and will not be counted in the calculation of the proportion of votes ‘For’ and ‘Against’ a resolution but will be counted to establish if a quorum is present. 5. If you would like to submit your proxy vote via the Internet, you can do so by accessing the www.sharevote.co.uk website. To do this you will need to use the Voting ID, Task ID and Shareholder Reference Number which are given opposite. Alternatively, CREST members can submit their proxy through the CREST Electronic Proxy Appointment Service (ID RA19). 6. Only those shareholders registered on the register of members of the Company at 6:30 p.m. (BST) on April 16, 2021 shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after 6:30 p.m. (BST) on April 16, 2021 shall be disregarded in determining the rights of any person to attend or vote at the meeting. 7. In the case of joint registered holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which the names stand on the register of members of the Company in respect of the relevant joint holding. 8. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer’s agent (ID RA19) by 1:30 p.m. (BST) on April 16, 2021. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which the issuer’s agent is able Notice of Availability – important, please read carefully. to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001. You can now access the 2020 Strategic Report and Financial Statements and Notice of Annual General 9. Return of this proxy card will not prevent a registered shareholder from attending the meeting and Meetings at www.carnivalplc.com. You can submit your proxy via the Internet at www.sharevote.co.uk. voting in person. 10. In respect of any resolution for which you have not given specific instructions on how your proxy should vote, your proxy will have discretion to vote on that resolution, in respect of your total holding, as they see If you come to the meeting, please bring this card with you. It is fit. Your proxy will also have discretion to vote as they see fit on any other business which may properly evidence of your right to attend and vote at the meeting and will help come before the meeting, including amendments to resolutions, and at any adjournment of the meeting. you gain admission as quickly as possible. Please also see overleaf. *Lines are open 9:00 a.m. to 5:00 p.m., Monday to Friday. Annual General Meeting + + 2715-142-S VOTING ID    TASK ID SHAREHOLDER REFERENCE NUMBER I/We, hereby appoint the Chairman of the meeting, or as my/our proxy to attend and vote on my/our behalf at the Annual General Meeting of Carnival plc (the Company) to be held on Tuesday, April 20, 2021 and at any adjournment of the meeting. I would like my proxy to vote on the resolutions proposed at the meeting as indicated on this proxy card. Please indicate your vote by marking the appropriate boxes in black ink like this X Proposal    For Against Abstain Proposal    For Against Abstain 1. To re-elect Micky Arison as a Director of 14. To hold a (non-binding) advisory vote to Carnival Corporation and Carnival plc approve the Carnival plc Directors’ Remuneration Report 2. To re-elect Sir Jonathon Band as a Director of Carnival Corporation and Carnival plc 15. To re-appoint the UK firm of PricewaterhouseCoopers LLP as 3. To re-elect Jason Glen Cahilly as a Director independent auditors of Carnival plc and of Carnival Corporation and Carnival plc to ratify the selection of the U.S. firm of 4. To re-elect Helen Deeble as a Director of PricewaterhouseCoopers LLP as the Carnival Corporation and Carnival plc independent registered public accounting firm of Carnival Corporation 5. To re-elect Arnold W. Donald as a Director of Carnival Corporation and Carnival plc 16. To authorize the Audit Committee of Carnival plc to determine the 6. To elect Jeffery J. Gearhart as a Director of remuneration of the independent auditors Carnival Corporation and Carnival plc of Carnival plc 7. To re-elect Richard J. Glasier as a Director 17. To receive the UK accounts and reports of of Carnival Corporation and Carnival plc the Directors and auditors of Carnival plc 8. To re-elect Katie Lahey as a Director of for the year ended November 30, 2020 Carnival Corporation and Carnival plc 18. To approve the giving of authority for the 9. To re-elect Sir John Parker as a Director of allotment of new shares by Carnival plc Carnival Corporation and Carnival plc 19. To approve the disapplication of 10. To re-elect Stuart Subotnick as a Director of pre-emption rights in relation to the Carnival Corporation and Carnival plc allotment of new shares by Carnival plc 11. To re-elect Laura Weil as a Director of 20. To approve a general authority for Carnival Corporation and Carnival plc Carnival plc to buy back Carnival plc ordinary shares in the open market 12. To re-elect Randall J. Weisenburger as a Director of Carnival Corporation and 21. To approve the Amendment of the Carnival plc Carnival Corporation 2020 Stock Plan 13. To hold a (non-binding) advisory vote to approve executive compensation *Please tick here if this proxy appointment is one of multiple appointments being made. Date Signature *For the appointment of more than one proxy, please refer to Note 2. This card should not be used for any comments, change of address, or other queries. Please send a separate instruction. + +

Business Reply Plus Licence Number RRHE-RYJB-ZUEL FDTTDTFDTDAATADATTAFFTFTDTDDFDFDFAAT Equiniti Aspect House Spencer Road LANCING BN99 6GL Poll Card Please bring this card with you to the meeting. Do NOT post this card to the Registrar. RESOLUTIONS For Against Abstain 1. To re-elect Micky Arison as a Director of Carnival Corporation and as a Director of Carnival plc 2. To re-elect Sir Jonathon Band as a Director of Carnival Corporation and as a Director of Carnival plc 3. To re-elect Jason Glen Cahilly as a Director of Carnival Corporation and as a Director of Carnival plc 4. To re-elect Helen Deeble as a Director of Carnival Corporation and as a Director of Carnival plc 5. To re-elect Arnold W. Donald as a Director of Carnival Corporation and as a Director of Carnival plc 6. To elect Jeffery J. Gearhart as a Director of Carnival Corporation and as a Director of Carnival plc 7. To re-elect Richard J. Glasier as a Director of Carnival Corporation and as a Director of Carnival plc 8. To re-elect Katie Lahey as a Director of Carnival Corporation and as a Director of Carnival plc 9. To re-elect Sir John Parker as a Director of Carnival Corporation and as a Director of Carnival plc 10. To re-elect Stuart Subotnick as a Director of Carnival Corporation and as a Director of Carnival plc 11. To re-elect Laura Weil as a Director of Carnival Corporation and as a Director of Carnival plc 12. To re-elect Randall J. Weisenburger as a Director of Carnival Corporation and as a Director of Carnival plc 13. To hold a (non-binding) advisory vote to approve executive compensation 14. To hold a (non-binding) advisory vote to approve the Carnival plc Directors’ Remuneration Report 15. To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors of Carnival plc and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Carnival Corporation 16. To authorize the Audit Committee of Carnival plc to determine the remuneration of the independent auditors of Carnival plc 17. To receive the UK accounts and reports of the Directors and auditors of Carnival plc for the year ended November 30, 2020 18. To approve the giving of authority for the allotment of new shares by Carnival plc 19. To approve the disapplication of pre-emption rights in relation to the allotment of new shares by Carnival plc 20. To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market 21. To approve the Amendment of the Carnival Corporation 2020 Stock Plan Name Signature